EXHIBIT 10.2 AMENDED AND RESTATED CREDIT AGREEMENT

Execution Version

AMENDED AND RESTATED

CREDIT AGREEMENT

dated as of

March 9, 2012

among

GETTY REALTY CORP.,

The Lenders Party Hereto

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

J.P. MORGAN SECURITIES INC.,

as Sole Bookrunner and Sole Lead Arranger

i

(continued)

(continued)

SCHEDULES:

Schedule 1.01 GPMI Properties
Schedule 2.01 — Commitments
Schedule 2.05(a) — Initial Borrowing Base Properties
Schedule 2.05(b) — Flood Certificate Properties
Schedule 2.05(c) Fasmart Portfolio Properties
Schedule 3.01 — Ownership Chart
Schedule 3.05(1) — Borrowing Base Leases
Schedule 3.05(2) — Ground Leases
Schedule 3.06 — Disclosed Matters
Schedule 6.02 — Existing Indebtedness
Schedule 6.03 — Existing Liens
Schedule 7.01 — Environmental Remediation and Compliance Matters

EXHIBITS:

Exhibit A — Form of Assignment and Assumption
Exhibit B — Form of Opinion of Borrower’s Counsel
Exhibit C — Form of Subsidiary Guarantee
Exhibit D-l — Form of Revolving Note
Exhibit D-2 — Form of Term Note
Exhibit E — Form of Borrowing Request/Interest Election Request
Exhibit F — Form of Mortgage/Deed of Trust
Exhibit G — Form of Assignment of Leases and Rents
Exhibit H — Form of Local Counsel Opinion
Exhibit I — [Reserved]
Exhibit J — Form of Joinder Agreement

(continued)

Page
Exhibit K — Form of Environmental Indemnity Agreement
Exhibit L [Reserved]
Exhibit M — Form of Equity Pledge
Exhibit N — Form of Deposit Account Control Agreement
Exhibit O — Form of General Assignment
Exhibit P — Form of Qualified Exchange Trust Agreement

AMENDED AND RESTATED CREDIT AGREEMENT dated as of March 9, 2012, among GETTY REALTY CORP., a Maryland corporation (the “Borrower”), the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

WHEREAS, the Borrower, the lenders named therein (the “Original Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, and Charter One Bank, N.A., as Syndication Agent, are parties to that certain Credit Agreement, dated as of March 26, 2007 (as amended, the “Prior Credit Agreement”) pursuant to which the Original Lenders agreed to make Loans (as therein defined) to the Borrower.

WHEREAS, the Borrower has requested that the Prior Credit Agreement be amended and restated as hereinafter provided; and

WHEREAS, the Administrative Agent and the Lenders are willing to agree to such amendment and restatement and to extend credit to the Borrower on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Borrower, the Administrative Agent and the Lenders hereby agree that the Prior Credit Agreement shall be, and hereby is, amended and restated in its entirety and the parties hereto agree as follows:

ARTICLE I.

Definitions

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“ABR Loans” means Loans at the rate of interest applicable to which is based upon the ABR.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Letters of Credit Outstandings” means, at a particular time, the sum of (a) the aggregate maximum stated amount at such time which is available or available in the future to be drawn under all outstanding Letters of Credit and (b) the aggregate amount of all payments made by the Lender under any Letter of Credit that has not been reimbursed by the Borrower at such time.

“Aggregate Outstandings” means, at a particular time, the sum of (a) the Aggregate Letters of Credit Outstandings at such time, and (b) the aggregate outstanding principal amount of all Loans at such time.

“Agreement” means this Amended and Restated Credit Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

“Applicable Rate” means, for any day, (a) with respect to any ABR Loan, 2.00% per annum or (b) with respect to any Eurodollar Loan, 3.00% per annum; provided, however, in the event that Gross Revenue for the financial quarter ending September 30, 2012 is equal to an amount less than $16,000,000.00, then the Applicable Rate with respect to any (x) ABR Loan shall increase to 2.75% per annum and (y) Eurodollar Loan shall increase to 3.75% per annum.

“Appraisal” means, with respect to any Property, a “Member of the Appraisal Institute” appraisal commissioned by and addressed to the Administrative Agent (reasonably acceptable to the Administrative Agent as to form, substance and appraisal date), prepared by a professional appraiser reasonably acceptable to the Administrative Agent, having at least the minimum qualifications required under applicable law governing the Administrative Agent and the Lenders, including without limitation, FIRREA.

“Appraised Value” means, with respect to any Property, the “as is” market value of such Property as reflected in the most recent Appraisal of such Property (which shall have been obtained no earlier than June 30, 2010) as the same may have been reasonably adjusted downward by the Administrative Agent based upon its internal review of such Appraisal which is based on criteria and factors then generally used and considered by the Administrative Agent in determining the value of similar real estate Properties, which review shall be conducted prior to acceptance of such Appraisal by the Administrative Agent, and further adjusted to account for (a) any Environmental Liability or Remediation costs or expenses reasonably expected to be associated with such Property based upon the Environmental Reports, (b) any anticipated Tank replacement costs and/or financing or Liens affecting any Tanks and (c) any other Liens created by Tenants or subtenants that are then affecting the Property.

“Approved Fund” has the meaning assigned to such term in Section 9.04.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent and, so long as no Default or Event of Default shall have occurred and is then continuing, the Borrower.

“Assignment of Leases and Rents” means, collectively, each of the assignments of leases and rents executed by Borrower or the Guarantors on the date hereof with respect to the Borrowing Base Properties, and any additional assignment of leases and rents executed by Borrower or any Guarantor hereafter in accordance with Section 2.05 hereof.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Getty Realty Corp., a Maryland corporation.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) the Term Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Base” means an amount equal to the sum of the Borrowing Base Values of the Borrowing Base Properties as determined and adjusted from time to time in accordance with Section 2.05.

“Borrowing Base Certificate” means a certificate certified by a Financial Officer of the Borrower, setting forth the calculations required to establish the Borrowing Base Value for each Borrowing Base Property and the Borrowing Base for all Borrowing Base Properties as of a specified date, all in form and detail reasonably satisfactory to the Administrative Agent.

“Borrowing Base Lease” means any Lease affecting any Borrowing Base Property or any part thereof now or hereafter executed and all amendments, modifications or supplements thereto.

“Borrowing Base Property” means a Qualified Real Estate Asset that the Administrative Agent has agreed to include in calculations of the Borrowing Base pursuant to Section 2.05. A Property shall be excluded from determinations of the Borrowing Base if (a) at any time such Property shall cease to be a Qualified Real Estate Asset, or (b) the Administrative Agent shall cease to hold a valid and perfected first priority Lien in such Property.

“Borrowing Base Value” means, with respect to a Borrowing Base Properly, the Appraised Value of such Borrowing Base Property.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

“Cash Collateralization” shall have the meaning set forth in Section 2.06(j). “Cash Collateralize” and “Cash Collateral” shall have meanings correlative to the foregoing and, in the case of Cash Collateral, shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means short-term investments in liquid accounts, such as money-market funds, bankers acceptances, certificates of deposit and commercial paper.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower or by a majority of any nominating committee appointed by such board of directors for the purpose of nominating directors for election to such board nor (ii) appointed by directors so nominated nor (iii) directors on March 26, 2010.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided however, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Term Loans.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall have the meaning set forth in Section 2.04.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and Term Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure and Term Loan Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders’ Commitments is $175,000,000.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to Section 2.20(d), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including with respect of its participation in Letters of Credit) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or the Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law applicable to such Lender, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a governmental authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be made by the Administrative Agent acting reasonably and in good faith, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.20(d)) upon delivery of written notice of such determination to the Borrower, the Issuing Bank and each Lender.

“Deposit Account” means the deposit account established pursuant to the Deposit Account Control Agreement.

“Deposit Account Control Agreement” means that certain Blocked Account Control Agreement, dated as of the date hereof, among Borrower, Administrative Agent and JPMorgan Chase Bank, N.A., as deposit bank, substantially in the form of Exhibit N attached hereto.

“EBITDA” means for any Person or Property, the consolidated net income of such Person and its Subsidiaries or Property, as the case may be, after deduction for environmental expenses (without duplication) and adjusted for straight-line rents, plus income taxes, interest, depreciation, amortization and calculated exclusive of (i) gains or losses on sales of operating real estate and marketable securities, (ii) other extraordinary items, (iii) one-time cash charges related to on-going litigation or related to expenses incurred with respect to the Loans, (iv) non-cash impairments taken in accordance with GAAP, all determined in accordance with GAAP and (v) any rent or other revenue that has been earned by Borrower or its Subsidiaries but not yet actually paid to the Borrower or its Subsidiaries, unless otherwise set off from net income.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Environmental Indemnity” means that certain Environmental Indemnity Agreement, dated as of the date hereof, made by Borrower and the Guarantors in favor of Administrative Agent, substantially in the form of Exhibit K attached hereto.

“Environmental Laws” has the meaning set forth in the Environmental Indemnity.

“Environmental Liability” has the meaning set forth in the Environmental Indemnity.

“Environmental Reports” has the meaning set forth in the Environmental Indemnity.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“Equity Pledge” means that certain Pledge and Security Agreement, dated as of the date hereof, made by Borrower and each of the Guarantors in favor of Administrative Agent, substantially in the form of Exhibit M attached hereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Eurodollar Loans” means Loans, the rate of interest applicable to which is based upon the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or by another jurisdiction as a result of a present or former connection between the Administrative Agent or any Lender and such other jurisdiction, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) in the case of a foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Indebtedness” has the meaning assigned to such term in Section 6.02.

“Fasmart Portfolio” means the portfolio of Properties listed on Schedule 2.05(c) hereof.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means the chief executive officer, president, chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Fixed Charge Coverage” means, as of the date of determination, the ratio of (a) EBITDA for the most recently ended fiscal quarter, to (b) the sum of all interest incurred (accrued, paid or capitalized) plus the current portion of all principal payments with respect to Indebtedness (excluding optional prepayments and balloon principal payments due on maturity in respect of any Indebtedness) paid, plus cash dividends on common stock, preferred stock or minority interest distributions for such fiscal quarter, all determined on a consolidated basis in accordance with GAAP, in each case, annualized.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“GAAP” means generally accepted accounting principles in the United States of America.

“General Assignment” means that certain General Assignment and Security Agreement, dated as of the date hereof, among Borrower, each of the Guarantors and Administrative Agent, substantially in the form of Exhibit O attached hereto.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“GPMI Properties” means the Properties listed on Schedule 1.01(b).

“Ground Leases” means those certain leases more particularly described on Schedule 3.05(2).

“Gross Revenue” means, with respect to any period of time, the gross rents and interest income from mortgages and notes receivable received by Borrower and its Subsidiaries.

“Guarantee Obligation” as to any Person (the “guaranteeing person”), means any obligation (determined without duplication) of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation), provided that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Guarantor” at any particular time, each Subsidiary that is a party to the Subsidiary Guarantee at such time.

“Hazardous Substances” has the meaning set forth in the Environmental Indemnity.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to unfunded deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (k) net obligations arising under Swap Agreements (to the extent required to be reflected on the balance sheet of such Person in accordance with GAAP), exclusive, however, of all accounts payable, accrued interest and expenses, prepaid rents, security deposits and dividends and distributions declared but not yet paid. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Indebtedness shall not include any lntracompany Indebtedness.

“Indemnified Taxes” means taxes other than Excluded Taxes.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months or two-weeks (unless any Lender has previously advised the Administrative Agent and the Borrower in writing that it is unable to enter into Eurodollar rate contracts with an interest period of two-weeks) thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) any Interest Period that would otherwise end after the Maturity Date, shall end on the Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective dale of the most recent conversion or continuation of such Borrowing.

“Intracompany Indebtedness” means any indebtedness whose obligor and obligee are Borrower and/or any Subsidiary of Borrower.

“Issuing Bank” means JPMorgan Chase Bank, N.A., in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Joinder” means a joinder agreement executed by a Subsidiary and accepted by the Administrative Agent, in the form of Exhibit J attached hereto.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lease” means any lease, sublease and/or occupancy agreements under which Borrower or any Subsidiary of Borrower is the landlord (or sub-landlord) or lessor (or sub-lessor) affecting any Property or any part thereof now or hereafter executed and all amendments, modifications or supplements thereto.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset other than Permitted Encumbrances, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means, collectively, this Agreement, the Notes, the Subsidiary Guarantee, the Mortgages, the Equity Pledge, the Assignments of Leases and Rents, the Environmental Indemnity, the General Assignment, the Deposit Account Control Agreement and each other agreement executed in connection with the transactions contemplated hereby or thereby, as each of the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

“Loan Parties” means, collectively, the Borrower and the Guarantors; “Loan Party” means the Borrower or any Guarantor.

“Loan-to-Value Ratio” means, as of any date of determination, the ratio expressed as a percentage of (a) aggregate Total Credit Exposure of all Lenders to (b) the Borrowing Base.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole or (b) the rights of or benefits available to the Lenders under this Agreement.

“Material Environmental Issue” means events or circumstances with respect to any Borrowing Base Properly which, based upon Environmental Reports or other information available to Administrative Agent and the Lenders, could reasonably be expected to result in Environmental Liability or Remediation costs in excess of the lesser of (x) $250,000 and (y) 50% of the then Appraised Value of such Borrowing Base Property.

“Maturity Date” means March 7, 2013.

“Mortgages” means, collectively, each of the mortgages and/or deeds of trust executed by Borrower or the Guarantors on the date hereof with respect to the Borrowing Base Properties, and any additional mortgage or deed of trust executed by Borrower or any Guarantor hereafter in accordance with Section 2.05 hereof.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person.

“Non-consolidated Affiliate” means an Affiliate of the Borrower, in which the Borrower, directly or indirectly through ownership of one or more intermediary entities, owns an Equity Interest but that is not required in accordance with GAAP to be consolidated with the Borrower for financial reporting purposes.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Material Guarantor” means any Guarantor which (i) does not own all or any portion of any Borrowing Base Property and (ii) has less than $1,000,000 in assets, as reflected on the most recent financial statements delivered pursuant to Section 5.01(a) or (b) hereof.

“Notes” means the Revolving Notes and the Term Notes.

“Original Lenders” has the meaning set forth in the recitals hereto.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

“Participant” has the meaning set forth in Section 9.04.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations or to secure liabilities to other insurance carrier;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, purchase contracts, construction contracts, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) other than with respect to Borrowing Base Properties, judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

(g) Liens for purchase money obligations for equipment (or Liens to secure Indebtedness incurred within 90 days after the purchase of any equipment to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment, or extensions, renewals, or replacements of any of the foregoing for the same or lesser amount); provided that (i) the Indebtedness secured by any such Lien does not exceed the purchase price of such equipment, (ii) any such Lien encumbers only the asset so purchased and the proceeds upon sale, disposition, loss or destruction thereof, (iii) such Lien after giving effect to Indebtedness secured thereby, does not give rise to an Event of Default and (iv) with respect to the Borrowing Base Properties, such Liens have been created by a Borrowing Base Tenant or sublessee of such Borrowing Base Tenant in accordance with the terms of the applicable Lease or sublease;

(h) (x) Liens and judgments which have been or will be bonded (and the Lien on any cash or securities serving as security for such bond) or released of record within thirty (30) days alter the date such Lien or judgment is entered or filed against Borrower or any Subsidiary, or (y) Liens which are being contested in good faith by appropriate proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings and as to which the subject asset is not at risk of forfeiture;

(i) Liens created pursuant to the Existing Indebtedness;

(j) Leases that are not capital leases; and

(k) Liens or other encumbrances of Tenants of Borrower provided same are in compliance with the terms of all Leases with respect thereto or, if not in compliance, Borrower is enforcing its rights thereunder and diligently pursuing the release of such Liens in a commercially reasonable manner.

“Permitted Investments” means:

(a) owning, leasing and operating gasoline station or convenience store properties, and related petroleum distribution terminals, and other retail real property and other related business activities, including the creation or acquisition of any interest in any Subsidiary (or entity that following such creation or acquisition would be a Subsidiary), for the purpose of owning, leasing and operating gasoline station or convenience store properties, and related petroleum distribution terminals, and other retail real property, and other related business activities; and

(b) providing purchase money mortgages or other financing to Persons in connection with the sale of a Property.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Prior Credit Agreement” has the meaning set forth in the recitals hereto.

“Property” means the real property owned by the Borrower and/or any of its Subsidiaries, or in which the Borrower or any of its Subsidiaries has a leasehold interest.

“Protective Advance” means all sums expended as determined by the Administrative Agent to be necessary or appropriate after the Borrower fails to do so when required: (a) to protect the validity, enforceability, perfection or priority of the Liens in any of the Borrowing Base Properties and the Mortgages and other Loan Documents; (b) during the continuance of an Event of Default, to prevent the value of any Borrowing Base Property from being materially diminished; or (c) during the continuance of a Default, to protect any of the Borrowing Base Properties from being materially damaged, impaired, mismanaged or taken, including, without limitation, any amounts expended in connection therewith in accordance with Section 8.02(e).

“Qualified Institution” means one or more banks, finance companies, insurance or other financial institutions which (A) has (or, in the case of a bank or other financial institution which is a subsidiary, such bank’s or financial institution’s parent has) a rating of its senior unsecured debt obligations of not less than Baal by Moody’s or a comparable rating by a rating agency acceptable to Administrative Agent or (B) has total assets in excess of One Billion Dollars ($1,000,000,000).

“Qualified Real Estate Assets” means any gasoline station, convenience store, or petroleum distribution terminal related thereto, or other retail real property that is (a) wholly-owned by Borrower or one of its Subsidiaries; (b) is not subject to any liens other than Permitted Encumbrances or to any agreement that prohibits the creation of any lien thereon as security for indebtedness of the Borrower and the Guarantors, (c) is not subject to any agreement, including the organizational documents of the owner of the asset, which limits, in any way, the ability of the Borrower or such Guarantor to create any lien thereon as security for indebtedness, (d) is free from material structural defects and material title defects and (e) except for as set forth on Schedule 7.01, is free from any material environmental condition that impairs, in any material respect, the operation and use of such premises for its intended purpose.

“Register” has the meaning set forth in Section 9.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Released Parties” shall have the meaning set forth in Section 9.15.

“Releasing Parties” shall have the meaning set forth in Section 9.15.

“Remediation” has the meaning set forth in the Environmental Indemnity.

“Required Lenders” means, at any time, Lenders having Credit Exposures and Unused Commitments representing at least 66 2/3% of the sum of the aggregate Total Credit Exposures and Unused Commitments of all Lenders at such time; provided that in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and the Lenders’ Applicable Percentages shall be redetermined, for voting purposes only, to exclude the Applicable Percentages of such Defaulting Lenders.

“Restricted Payment” has the meaning set forth in Section 6.05 hereof.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure at such time.

“Revolving Loan” means a Loan made pursuant to Section 2.03.

“Revolving Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Loan Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders’ Revolving Loan Commitments is $50,000,000.00.

“Revolving Notes” means the Revolving Notes to be executed and delivered by the Borrower in favor of the Lenders, substantially in the form of Exhibit D-1, as each of the same may be amended, restated, supplemented or otherwise modified, from time to time.

“SEC” means the Securities and Exchange Commission.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentage shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Subsidiary Guarantee” means the Guarantee to be executed and delivered by each Subsidiary in accordance with the terms of this Agreement, substantially in the form of Exhibit C.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Tanks” has the meaning set forth in the Environmental indemnity.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“TD Loan” means the loan in the amount of $22,615,000 evidenced by the TD Loan Documents.

“TD Loan Documents” means that certain Loan Agreement, dated September 15, 2009, among Borrower, certain of Subsidiaries and TD Bank, N.A., as amended by that certain Amendment to Loan Agreement, dated as of the date hereof, together with each other document and/or instrument executed and delivered in connection therewith.

“Tenant” means any tenant, lessee, licensee or occupant under a Lease.

“Term Loan” means a Loan made pursuant to Section 2.01.

“Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make Term Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Term Loan Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Term Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders’ Term Loan Commitments is $125,000,000.00.

“Term Loan Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Term Loans at such time.

“Term Notes” means the Term Notes to be executed and delivered by the Borrower in favor of the Lenders, substantially in the form of Exhibit D-2, as each of the same may be amended, restated, supplemented or otherwise modified, from time to time.

“Total Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and its LC Exposure at such time.

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans, the issuance of Letters of Credit hereunder and the guaranties by the Guarantors of the Indebtedness owing to the Administrative Agent and the Lenders hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“Unrestricted Cash and Cash Equivalents” means at any date of determination, the sum of: (a) the aggregate amount of unrestricted cash then held by the Borrower or any of its Subsidiaries, plus (b) the aggregate amount of unrestricted Cash Equivalents (valued at fair market value) then held by the Borrower or any of its Subsidiaries. As used in this definition, “Unrestricted” means, with respect to any asset, the circumstance that such asset is not subject to any Liens or claims of any kind in favor of any Person, and Unrestricted Cash and Cash Equivalents shall expressly exclude any cash or Cash Equivalents that are serving as cash collateral for Letters of Credit or any other obligations of Borrower or its Subsidiaries.

“Unused Commitment” means, with respect to any Lender at any time, an amount equal to the remainder of (a) such Lender’s Revolving Commitment at such time, less (b) the sum of the aggregate principal amount of all Revolving Credit Loans of such Lender then outstanding and such Lender’s Applicable Percent of the total LC Exposure at such time.

“Unused Fee Rate” means 0.4% per annum.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan” or a “Term Loan”) or by Type (e.g., a “Eurodollar Loan” or an “ABR Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing” or “Term Borrowing”) or by Type (e.g., a “Eurodollar Borrowing” or “ABR Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise

(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),

(b) any reference herein to any Person shall be construed to include such Person’s successors and assigns,

(c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof,

(d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and

(e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such changes shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE II.

The Credits

Section 2.01 Commitments.

(a) Term Loans. Subject to the terms and conditions set forth herein, each Lender agrees, severally and not jointly, to make Loans to the Borrower on the date hereof in an amount equal such Lender’s Term Loan Commitment. In no event shall Borrower be entitled to reborrow all or any portion of the Term Loans that have been repaid or prepaid.

(b) Revolving Loans. Subject to the terms and conditions set forth herein, including clause (c) below, each Lender agrees, severally and not jointly, to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in:

(i) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment after taking into account any LC Disbursement to be reimbursed with the proceeds of such Revolving Loan;

(ii) the aggregate Revolving Credit Exposure of all Lenders exceeding the aggregate Revolving Loan Commitments of all Lenders, after taking into account any LC Disbursement to be reimbursed with the proceeds of such Revolving Loan;

(iii) such Lender’s Total Credit Exposure exceeding such Lender’s total Commitment after taking into account any LC Disbursement to be reimbursed with the proceeds of any Revolving Loan;

(iv) the aggregate Total Credit Exposure of all Lenders exceeding the aggregate Commitments of all Lenders, after taking into account any LC Disbursement to be reimbursed with the proceeds of any Revolving Loan; or

(v) the Loan-to-Value Ratio exceeding 70%.

Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

(c) Notwithstanding any other provision hereof, in no event shall the Lenders be obligated to make Loans that would cause the aggregate Total Credit Exposure of all Lenders to exceed $151,700,000 unless and until the following conditions have been satisfied:

(i) all material pending and ongoing litigation as of the Effective Date with any Tenant shall have been resolved to the reasonable satisfaction of Administrative Agent;

(ii) no Tenant under any Lease, the termination of which could reasonably be expected to have a Material Adverse Effect (including, without limitation, any of the Leases affecting the Borrowing Base Properties), shall be the subject of (A) any proceeding pursuant to which it seeks liquidation, reorganization or other relief in respect of its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (B) the appointment of a receiver, trustee, custodian, sequestrate, conservator or similar official for all or a substantial part of its assets;

(iii) pro forma annualized Gross Revenue (based on interest income from mortgages and notes receivable and rent from Leases in effect as of the date of determination that are not subject to any material litigation) shall be in excess of $80,000,000; and

(iv) not less than $17,000,000 in the aggregate of Gross Revenue for the three (3) months immediately preceding the date of determination.

Section 2.02 Loans and Borrowings.

(a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $2,500,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of eight (8) Eurodollar Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.03 Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in the form attached hereto as Exhibit E and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 Collateral. The repayment of the Loans shall be secured by the following (collectively, the “Collateral”):

(a) a first priority Lien on all Borrowing Base Properties and any and all leases and rents related thereto, pursuant to the Mortgages and the Assignments of Leases and Rents;

(b) a first priority Lien on all Equity Interests owned by Borrower and/or each Guarantor in any Subsidiary thereof (other than Gty MD Leasing, Inc.), pursuant to the Equity Pledge;

(c) a first priority Lien on the Deposit Account pursuant to the Deposit Account Control Agreement;

(d) a first priority Lien in all personal property collateral described in the General Assignment; and

(e) a first priority Lien on the accounts referenced in Section 5.10 hereof.

Section 2.05 Borrowing Base.

(a) Eligibility of Properties.

(i) Initial Borrowing Base Properties. The Properties identified on Schedule 2.05(a) shall, on the Effective Date, be Borrowing Base Properties, and the Borrowing Base Value initially attributable to such Property shall be as reasonably approved by the Administrative Agent and set forth on Schedule 2.05(a). Notwithstanding the foregoing, Borrower and Administrative Agent hereby acknowledge and agree that the Properties listed on Schedule 2.05(b) (the “Flood Certificate Properties”) shall not be deemed Borrowing Base Properties unless and until Administrative Agent shall have received evidence of flood insurance with respect to such Properties, in form and coverage amount required by any applicable laws or banking regulations and otherwise reasonably satisfactory to Administrative Agent and each of the Lenders, and each of the requirements for the addition of a Borrowing Base Property set forth in clause (b) below shall have been satisfied. Borrower shall have 30 days to use commercially reasonably efforts to cause its Tenants to obtain the foregoing insurance. If, after such 30-day period, the applicable Tenants have not obtained such insurance, then Borrower shall have an additional 30 days to directly obtain such insurance with respect to the Properties. Failure by Borrower to obtain (or cause its Tenants to obtain) such insurance within 60 days from the Effective Date shall be an immediate Event of Default hereunder.

(ii) Additional Borrowing Base Properties. If after the Effective Date the Borrower desires that the Lenders include any additional Qualified Real Estate Asset in calculations of the Borrowing Base, the Borrower shall so notify the Administrative Agent in writing. No Qualified Real Estate Asset will be evaluated by the Administrative Agent unless and until the Borrower delivers to the Administrative Agent the following, in form and substance reasonably satisfactory to the Administrative Agent:

(A) An executive summary of the Property including, at a minimum, the following information relating to such Property: (1) a description of such Property, such description to include information regarding the Lease and Tenant and the age, location, site plan and physical condition of such Property; and (2) the purchase price paid or to be paid for such Property;

(B) To the extent available to the Borrower, an operating statement for such Property certified by a representative of the Borrower as being true and correct in all material respects and prepared in accordance with GAAP for the previous three fiscal years, provided that, with respect to any period such Property was owned by the Borrower or a Subsidiary for less than three years, such information shall only be required to be delivered to the extent reasonably available to the Borrower and such certification may be based upon the best of the Borrower’s knowledge and provided further, that if such Property has been operating for less than three years, the Borrower shall provide such projections and other information concerning the anticipated operation of such Property as the Administrative Agent may reasonably request;

(C) A copy of the Lease for such Property certified by a representative of the Borrower as being true and correct;

(D) A copy of a recent ALTA Owner’s Policy of Title Insurance covering such Property showing the identity of the fee titleholder thereto and all matters of record;

(E) A current or currently certified survey of such Property certified by a surveyor licensed in the applicable jurisdiction to have been prepared in accordance with the then effective Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys;

(F) If not adequately covered by the survey certification provided for above, a certificate from a licensed engineer or other professional satisfactory to the Administrative Agent that such Property is not located in a Special Flood Hazard Area as defined by the Federal Insurance Administration, or, if such Property is located in a Special Flood Hazard Area, Administrative Agent and the Lenders shall have received evidence reasonably satisfactory to Administrative Agent and the Lenders that flood insurance has been obtained by Borrower, its Subsidiaries or the Tenant in amounts and form required by any applicable laws or banking regulations and reasonably satisfactory to Administrative Agent and the Lenders;

(G) To the extent in the possession or control of the Borrower, (y) a “Phase I” environmental assessment of such Property not more than twelve (12) months old, which report (1) has been prepared by an environmental engineering firm reasonably acceptable to the Administrative Agent and (2) complies with the requirements contained in the Administrative Agent’s guidelines adopted from time to time by the Administrative Agent to be used in its lending practice generally and any other environmental assessments or other reports relating to such Property, including any “Phase II” environmental assessment prepared or recommended by such environmental engineering firm to be prepared for such Property or (z) such other evidence of such Property’s compliance with applicable Environmental Laws as the Administrative Agent may reasonably request;

(H) To the extent in the possession or control of the Borrower, copies of all material contracts relating to the use, occupancy, operation, maintenance, enjoyment or ownership of such Property, if any;

(I) To the extent in the possession or control of the Borrower, evidence that such Property complies with applicable zoning and land use laws;

(J) UCC, tax, judgment and lien search reports with respect to the Borrower (or Subsidiary if such Property is owned by a Subsidiary) and such Property in all necessary or appropriate jurisdictions indicating that there are no Liens of record on such Property other than Permitted Encumbrances;

(K) To the extent in the possession or control of the Borrower, final certificates of occupancy and any other Governmental Approvals relating to such Property;

(L) To the extent in the possession or control of the Borrower, copies of all policies of insurance required hereunder; and

(M) Such other information the Administrative Agent may reasonably request and in the possession or control of Borrower in order to evaluate the Property.

If, after receipt and review of the foregoing documents and information, the Administrative Agent is prepared to accept such Property as a Borrowing Base Property, the Administrative Agent will so notify the Borrower within ten (10) Business Days after receipt and review of all of such documents and information. If after receipt and review of the foregoing documents and information, the Administrative Agent is unwilling to accept such Properly as a Borrowing Base Property, the Administrative Agent shall promptly notify the Borrower (which notice shall state in reasonable detail the reason why the Administrative Agent is unwilling to accept such Properly as a Borrowing Base Property) and the consideration by the Administrative Agent of such Property shall cease.

(b) Appraisal. If Administrative Agent is prepared to accept any additional Qualified Real Estate Asset as a Borrowing Base Property in accordance with clause (a) above, the Administrative Agent shall commission, at the Borrower’s expense, an Appraisal of such Property, to be in form and substance reasonably satisfactory to the Administrative Agent. Within a reasonable time after receipt of such Appraisal, the Administrative Agent shall review such Appraisal and determine (with the consent of the Required Lenders) the Appraised Value of such Property and shall notify the Borrower of such determination. Such Property shall become a Borrowing Base Property after such determination of the Appraised Value by the Administrative Agent and upon execution and/or delivery to the Administrative Agent of the following:

(i) a Borrowing Base Certificate showing the Borrowing Base after inclusion of such Property as a Borrowing Base Property;

(ii) a Mortgage with respect to such Property, substantially in the form of Exhibit F attached hereto, duly executed and delivered by Borrower or the applicable Guarantor, and recorded in the necessary real estate records and/or recording office applicable thereto;

(iii) an Assignment of Leases and Rents with respect to such Property, substantially in the form of Exhibit G attached hereto, duly executed and delivered by Borrower or the applicable Guarantor, and recorded in the necessary real estate records and/or recording office applicable thereto;

(iv) an opinion from counsel, authorized to practice in the state in which the Property is located, substantially in the form of Exhibit H attached hereto and containing assumptions and qualification usual and customary in the state in which the Property is located;

(v) if such Property is owned by a newly formed Subsidiary, a Joinder in the form of Exhibit J attached hereto, executed and delivered by such Subsidiary;

(vi) the issuance to Administrative Agent of an ALTA Lender’s Policy of Title Insurance with respect to such Property in form and content reasonably satisfactory to Administrative Agent in all respects in the amount of the Appraised Value;

(vii) reimbursement to Administrative Agent of all reasonably out-of-pocket costs and expenses incurred by Administrative Agent in connection with the addition of such Property to the Borrowing Base (including, without limitation, reasonable attorneys’ fees), and the payment by Borrower of all recording and filing costs and all insurance premiums payable in connection with the lender’s title insurance policy; and

(viii) satisfaction of such other closing requirements as may be necessary or appropriate under the circumstances and reasonably requested by the Administrative Agent.

(c) Mandatory Additions to Borrowing Base.

(i) Administrative Agent has not received Appraisals and/or environmental assessments for all of the Properties identified on Schedule 2.05(a) as of the Effective Date. If, upon receipt of all such Appraisals and/or environmental assessments, the Administrative Agent determines (as approved by the affirmative vote of the Required Lenders) that the Loan-to-Value Ratio exceeds 70%, the Borrower shall, within 30 days of notice thereof, be obligated to add such additional Qualified Real Estate Assets to the Borrowing Base as may be necessary to bring the Loan-to-Value Ratio below 70%; provided, however, if Borrower or Administrative Agent is unable, despite good-faith diligent efforts, to obtain all materials required hereunder to add such Qualified Real Estate Asset to the Borrowing Base (including, without limitations, appraisals and environmental reports), then Borrower shall have (A) an additional 30 days to accomplish same, provided that Borrower is diligently pursuing any materials not yet received that are the responsibility of Borrower, and (B) as to the materials that are the responsibility of Administrative Agent to obtain, the additional time necessary for Administrative Agent to obtain such materials. The provisions of Sections 2.05(a)(ii) and 2.05(b) shall otherwise apply to the addition of such Qualified Real Estate Assets to the Borrowing Base.

(ii) In the event that Administrative Agent determines, in accordance with clause (i) above, that additions to the Borrowing Base are required, then Borrower agrees that prior to submitting any other Properties for consideration, if Administrative Agent so elects, Borrower shall first add the Fasmart Portfolio to the Borrowing Base in accordance with Sections 2.05(a) and (b) hereof.

(iii) Administrative Agent agrees to use commercially reasonable efforts to obtain all outstanding Appraisals and/or environmental assessments with respect to the initial Borrowing Base Properties in a timely manner and all materials (including, without limitation, Appraisals and environmental assessments) which are the responsibility of Administrative Agent to obtain with respect to any Qualified Real Estate Asset being added to the Borrowing Base. Borrower agrees to fully cooperate with Administrative Agent in connection with obtaining same.

(d) Frequency of Appraisals. The Appraised Value of a Borrowing Base Property shall be determined or redetermined, as applicable, under each of the following circumstances:

(i) In connection with the acceptance of a Property as a Borrowing Base Property the Administrative Agent will determine the Appraised Value thereof as provided in Section 2.05(b) above.; or

(ii) From time to time upon at least five (5) Business Days written notice to the Borrower and at the Borrower’s expense, the Administrative Agent may (and shall at the direction of the Required Lenders) redetermine the Appraised Value of a Borrowing Base Property (based on a new Appraisal obtained by the Administrative Agent) in any of the following circumstances:

(A) if a material adverse change occurs with respect to such Borrowing Base Property, including, without limitation, a material deterioration in the net operating income of such Property, a major casualty at such Property, a material condemnation of any part of such Property, a material adverse change in the market conditions affecting such Property, a material decrease in the leasing level of such Property, or an environmental incident and closure or suspension of operations resulting therefrom;

(B) if any Event of Default occurs; or

(C) if necessary in order to comply with FIRREA or other applicable law relating to the Administrative Agent or the Lenders.

(e) Release of Properties. From time to lime the Borrower may request, upon not less than sixty (60) days prior written notice to the Administrative Agent or such shorter period as may be acceptable to the Administrative Agent, that any Property (if then a Borrowing Base Property) be released from the Liens created by the Mortgage and Assignment of Leases and Rents applicable thereto, which release (the “Property Release”) shall be effected by the Administrative Agent if the Required Lenders determine all of the following conditions are satisfied as of the date of such Property Release:

(i) No Default or Event of Default exists or will exist immediately after giving effect to such Property Release and the reduction in the Borrowing Base by reason of the release of such Property;

(ii) Borrower shall have delivered to the Administrative Agent a Borrowing Base Certificate demonstrating that the Loan-to-Value Ratio will not exceed 70% after giving effect to such request and any prepayment to be made and/or the acceptance of any Qualified Real Estate Asset as an additional or replacement Borrowing Base Properly to be given concurrently with such request, and the Required Lenders shall have approved the determination of the Loan-to-Value Ratio;

(iii) Borrower shall have delivered to the Administrative Agent all documents and instruments reasonably requested by the Administrative Agent in connection with such Property Release; and

(iv) The Administrative Agent shall have determined that the market values of the remaining Borrowing Base Properties have not materially deteriorated since the respective dates of acceptance as Borrowing Base Properties (or the most recent determination of Appraised Value, if applicable).

Except as set forth in this Section 2.05, no Borrowing Base Property shall be released from the liens created by the Mortgage and Assignment of Leases and Rents applicable thereto.

Section 2.06 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account or the account of any Subsidiary, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $5,000,000, (ii) the aggregate Revolving Credit Exposure of all Lenders shall not exceed the aggregate Revolving Commitments of all Lenders and (iii) the aggregate Total Credit Exposure of all Lenders shall not exceed the aggregate Commitments of all Lenders.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) twelve (12) months after the Maturity Date; provided, however, any Letter of Credit expiring after the Maturity Date shall be Cash Collateralized in accordance with and at the time provided in clause (j) of this Section.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than (i) 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, (ii) if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower receives such notice; provided that, if such LC Disbursement is not less than $100,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder, in each case other than to the extent of the fraud, gross negligence or willful misconduct of the Issuing Bank. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the

Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof or that are caused by the Issuing Bank’s grossly negligent or willful failure to pay under any Letter of Credit after the presentation to it of a sight draft and certificates strictly in compliance with the terms and conditions of the Letter of Credit. The parties hereto expressly agree that, in the absence of fraud, gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If (i) a Letter of Credit is scheduled to expire after the Maturity Date, whether by its original terms or by an extension or renewal thereof, or (ii) any Event of Default shall occur and be continuing, then on (y) in the case of clause (i) hereof, the date that is thirty (30) days prior to the Maturity Date or (z) in the case of clause (ii) hereof, the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 66-2/3% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon (hereinafter referred to as a “Cash Collateralization”); provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 66-2/3% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be retuned to the Borrower within three Business Days after all Events of Default have been cured or waived.

Section 2.07 Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at

(i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or

(ii) in the case of the Borrower, the interest rate otherwise applicable to such Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Nothing contained in this Section 2.07 shall be deemed to reduce the Commitment of any Lender or in any way affect the rights of Borrower with respect to any Defaulting Lender or Administrative Agent. The failure of any Lender to make available to the Administrative Agent such Lender’s share of any Borrowing in accordance herewith shall not relieve any other Lender of its obligations to fund its Commitment, in accordance with the provisions hereof.

Section 2.08 Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in the form attached as Exhibit E and signed by the Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.09 Termination and Reduction of Commitments.

(a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $5,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, (i) the aggregate Revolving Credit Exposure of all Lenders would exceed the aggregate Revolving Commitments of all Lenders or (ii) the aggregate Total Credit Exposure of all Lenders would exceed the aggregate Commitments of all Lenders.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

Section 2.10 Repayment of Loans; Evidence of Debt.

(a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender, the then unpaid principal amount of each Loan on the Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record

(i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto,

(ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and

(iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more Notes in such form payable to the order of the payee named therein.

Section 2.11 Prepayment of Loans.

(a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

(b) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder;

(i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment, or

(ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of prepayment.

Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.Each partial prepayment of any Borrowing shall be in the minimum amount of $1,000,000, in the case of repayment of a Eurodollar Borrowing, and $500,000, in the case of repayment of an ABR Borrowing that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

(c) Following any casualty to or condemnation of any of the Borrowing Base Properties or any portion thereof, in the event there are any insurance proceeds or condemnation awards remaining after the application of such insurance proceeds or condemnation awards in accordance with the applicable Borrowing Base Lease that are not required to be paid to the Tenant under such Borrowing Base Lease, all such remaining insurance proceeds or condemnation awards that are not applied to the repair or restoration of such Properties in accordance with the Loan Documents shall be applied to the payment of the Loans in such order and manner as Borrower (or, during the continuance of an Event of Default, Administrative Agent), in its sole discretion, may select.

(d) In the event Borrower or any of its Subsidiaries receives proceeds from the issuance of any additional Equity Interests (to the extent same is approved by Administrative Agent or otherwise permitted pursuant to the terms hereof), all such amounts shall be immediately remitted to Administrative Agent and applied to the payment of the Loans in such order and manner as Administrative Agent, in its sole discretion, may elect, whether or not due; it being agreed and understood that Administrative Agent shall have the right to apply any such funds to the outstanding Revolving Loans prior to applying same to any Term Loans and 50% of any principal amount of the Loans repaid from the proceeds of any such issuance of additional Equity Interests shall not be permitted to be re-borrowed and the Lenders’ Commitments hereunder shall be automatically and permanently reduced by 50% of the amount of any such repayment. If Administrative Agent elects to apply the proceeds to either the Term Loans or the Revolving Loans, and multiple Term Loans and/or Revolving Loans, as applicable, are then outstanding, then, provided no Event of Default is continuing, Borrower shall have the right to select which Term Loans or Revolving Loans shall be paid first.

(e) In the event Borrower or any of its Subsidiaries receives proceeds from the incurrence of additional Indebtedness (to the extent same is approved by Administrative Agent or otherwise permitted pursuant to the terms hereof), all such amounts shall be immediately remitted to Administrative Agent and applied to the payment of the Loans in such order and manner as Administrative Agent, in its sole discretion, may elect, whether or not due; it being agreed and understood that Administrative Agent shall have the right to apply any such funds to the outstanding Revolving Loans prior to applying same to any Term Loans and any principal amount of the Loans repaid from the proceeds of any such incurrence of additional Indebtedness shall not be permitted to be re-borrowed and the Lenders’ Commitments hereunder shall be automatically and permanently reduced by the amount of any such repayment. If Administrative Agent elects to apply the proceeds to either the Term Loans or the Revolving Loans, and multiple Term Loans and/or Revolving Loans, as applicable, are then outstanding, then, provided no Event of Default is continuing, Borrower shall have the right to select which Term Loans or Revolving Loans shall be paid first.

Section 2.12 Fees.

(a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender an unused fee, which shall accrue at the Unused Fee Rate on the average daily Unused Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued Unused Fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any Unused Fees accruing after the date on which the Commitments terminate shall be payable on demand. All Unused Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Borrower agrees to pay

(i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and

(ii) to the Issuing Bank a fronting fee, which shall accrue at the rate 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as, without duplication, the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of the unused fee and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

Section 2.13 Interest.

(a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to:

(i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section; or

(ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon the Maturity Date; provided that:

(i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand;

(ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment; and

(iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.14 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that such Lenders are unable to match funds in the London interbank market and that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist:

(i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective; and

(ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

Section 2.15 Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

(ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder

(whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16 Break Funding Payments. In the event of:

(a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default);

(b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto;

(c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith); or

(d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19,

then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Without duplication, in the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include, an amount determined by such Lender to be the excess, if any, of:

(i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan); over

(ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

Section 2.17 Taxes.

(a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then:

(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made;

(ii) the Borrower shall make such deductions; and

(iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, provided, that, as to penalties, interest or expenses relating to Indemnified Taxes or Other Taxes, the Administrative Agent or such Lender has provided reasonably prompt notice to Borrower after any officer of the Administrative Agent or such Lender who is actively involved in the administration or enforcement of the Loans first becomes aware of such Indemnified Taxes or Other Taxes, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

(f) If the Administrative Agent or a Lender determines, in its reasonable good faith discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority to the extent imposed due to any act or failure to act on the part of the Borrower) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

Section 2.18 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(d) or (e), 2.07(b), 2.18(d), 8.02(e) or 9.03(c) or shall otherwise be a Defaulting Lender, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.19 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment:

(i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future; and

(ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld;

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts); and

(iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.20 Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(a) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(b) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 9.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank hereunder; third, to be held as Cash Collateral for future funding obligations of such Defaulting Lender of any participation in any Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Revolving Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; fifth, if so determined by the Administrative Agent and the Borrower, to be held in an interest bearing deposit account and released in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Revolving Loans under this Agreement and (y) Cash Collateralize future funding obligations of such Defaulting Lender of participations in future Letters of Credit issued under this Agreement; sixth, to the payment of any amounts owing to the Lenders or the Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Revolving Loans or L/C Disbursement in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Disbursements are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.20(d). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.20(b) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(c) Certain Fees. Such Defaulting Lender:

(i) shall not be entitled to receive any Unused Fee pursuant to Section 2.12(a) for any period during which that Lender is a Defaulting Lender and Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender pursuant to Section 2.12(a) for any period during which that Lender is a Defaulting Lender; and

(ii) shall not be entitled to receive any participation fee with respect to Letters of Credit pursuant to Section 2.12(b) and the Borrower shall (A) except to the extent Borrower has provided Cash Collateral for the Issuing Bank’s L/C Exposure with respect to such Defaulting Lender, be required to pay to the Issuing Bank the amount of such fee allocable to its L/C Exposure with respect to such Defaulting Lender and (B) not be required to pay the remaining amount of such fee that otherwise would have been required to have been paid to that Defaulting Lender.

(d) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in the Letters of Credit shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (determined without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions precedent to the issuance of a Letter of Credit by the Issuing Bank are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the Total Credit Exposure of any Non-Defaulting Lender to exceed such Non- Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(e) Cash Collateral.

(i) If the reallocation described in the immediately preceding subsection (d) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Issuing Bank’s LC Exposure in accordance with the procedures set forth in this subsection.

(ii) At any time that there shall exist a Defaulting Lender, within three (3) Business Days following the written request of the Administrative Agent or the Issuing Bank (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Issuing Bank’s LC Exposure with respect to such Defaulting Lender (determined after giving effect to the immediately preceding subsection (d) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the aggregate LC Exposure with respect to the Defaulting Lender of the Issuing Bank with respect to Letters of Credit issued and outstanding at such time.

(iii) The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to the Administrative Agent, for the benefit of the Issuing Bank, and agree to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letters of Credit, to be applied pursuant to the immediately following clause (iv). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Bank as herein provided, or that the total amount of such Cash Collateral is less than the aggregate LC Exposure with respect to the Defaulting Lender of the Issuing Bank with respect to Letters of Credit issued and outstanding at such time, the Borrower will, within three (3) Business Days after demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(iv) Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(v) Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Bank’s LC Exposure shall no longer be required to be held as Cash Collateral pursuant to this subsection following (x) the elimination of the applicable LC Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (y) the determination by the Administrative Agent and the Issuing Bank that there exists excess Cash Collateral; provided that, subject to the preceding subsection (ii), the Person providing Cash Collateral and the Issuing Bank may agree that Cash Collateral shall be held to support future anticipated LC Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

(f) Defaulting Lender Cure. If the Borrower, the Administrative Agent and the Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with their respective Applicable Percentages (determined without giving effect to the immediately preceding subsection (d)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(g) New Letters of Credit. So long as any Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no LC Exposure above its pro-rata share of Total Credit Exposure after giving effect thereto.

ARTICLE III.

Representations and Warranties

The Borrower represents and warrants to the Lenders that:

Section 3.01 Organization; Powers. Schedule 3.01 is, as of the date hereof, a complete and correct list of all Subsidiaries of the Borrower setting forth for each such Subsidiary, (i) the jurisdiction of organization of such Person, (ii) each Person holding any Equity Interest in such Person, (iii) the nature of the Equity Interests held by each such Person and (iv) the percentage of ownership of such Person represented by such Equity Interests. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.02 Authorization; Enforceability. The Transactions are within the Borrower’s and the Guarantors’ corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03 Governmental Approvals; No Conflicts. The Transactions:

(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect;

(b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority;

(c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries; and

(d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries (other than those created by the Loan Documents).

Section 3.04 Financial Condition; No Material Adverse Change.

(a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal quarter ended September 30, 2011. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

(b) Since September 30, 2011, except as disclosed in any public filings prior to the Effective Date or otherwise disclosed to Administrative Agent and the Lenders prior to the Effective Date, there has been no material adverse change in the business, assets, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

Section 3.05 Properties.

(a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except where the failure to have such good title or valid leasehold interest could not reasonably be expected to have a Material Adverse Effect.

(b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, except where the impairment of such ownership or license is not reasonably expected to have a Material Adverse Effect, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c) Schedule 2.05(a) is, as of the date hereof, a complete and correct listing of all Borrowing Base Properties owned by the Borrower and Guarantors. No Borrowing Base Property is subject to any Lien other than Permitted Encumbrances. Each Property included in the calculation of the Borrowing Base satisfies all requirements under the Loan Documents for being a Qualified Real Estate Asset.

(d) Schedule 3.05(1) is, as of the date hereof, a complete and correct listing of all Borrowing Base Leases. The Borrower represents and warrants to the Administrative Agent and the Lenders with respect to the Borrowing Base Leases that: (1) to the Borrower’s knowledge, the Borrowing Base Leases are valid and in and full force and effect; (2) the Borrowing Base Leases (including amendments) are in writing, and there are no oral agreements with respect thereto; (3) the copies of the Borrowing Base Leases delivered to the Administrative Agent are true and complete in all material respects; (4) to Borrower’s knowledge, neither the landlord nor any tenant is in default under any of the Borrowing Base Leases; (5) the Borrower has no knowledge of any notice of termination or default with respect to any Borrowing Base Lease; (6) neither the Borrower nor any of its Subsidiaries has assigned or pledged any of” the Borrowing Base Leases, the rents or any interests therein except to the Administrative Agent (on behalf of the Lenders); (7) except as set forth in the Leases, no tenant or other party has an option to purchase all or any portion of the Property; (8) no Tenant has the unilateral right to terminate any Borrowing Base Lease prior to expiration of the stated term of such Borrowing Base Lease absent the occurrence of any casualty, condemnation or default by the Borrower or any of its Subsidiaries thereunder; and (9) no Tenant has prepaid more than one month’s rent in advance (except for bona fide security deposits and construction contributions).

(c) Schedule 3.05(2) is, as of the date hereof, a complete and correct listing of all ground leases with respect to any Property subject to the Borrowing Base Leases. The Borrower represents and warrants to the Administrative Agent and the Lenders with respect to the Ground Leases that: (1) to the Borrower’s knowledge, the Ground Leases are valid and in full force and effect; (2) the Ground Leases (including amendments) are in writing, and there are no oral agreements with respect thereto; (3) the copies of the Ground Leases delivered to the Administrative Agent are true and complete in all material respects; (4) to Borrower’s knowledge, neither the ground lessor nor any ground lessee is in default under any of the Ground Leases; (5) the Borrower has no knowledge of any notice of termination or default with respect to any Ground Lease; (6) the Borrower has not assigned or pledged any of the Ground Leases, the rents or any interests therein except to the Administrative Agent (on behalf of the Lenders); and (7) no ground lessor has the unilateral right to terminate any Ground Lease prior to expiration of the stated term of such Ground Lease absent the occurrence of any casualty, condemnation or default by the Borrower or any of its Subsidiaries thereunder.

Section 3.06 No Material Litigation. Except for such litigation previously disclosed by the Borrower in its periodic filings made with the SEC or on Schedule 3.06, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues with respect to this Agreement, any of the other documents or agreements executed and delivered in connection therewith, or any of the transactions contemplated hereby, or which could reasonably be expected to have a Material Adverse Effect.

Section 3.07 Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

Section 3.08 Investment Company Status. Neither the Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.09 Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 3.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount which could reasonably be expected to result in a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount which could reasonably be expected to result in a Material Adverse Effect.

Section 3.11 Federal Regulations. Neither the making of any Loans nor the use of the proceeds thereof will be used for any purpose which violates or is inconsistent with the provisions of Regulation U of the Board.

Section 3.12 Environmental Matters. Except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect or have been previously disclosed by the Borrower in its periodic filings made with the SEC or have been otherwise disclosed by the Borrower to the Lenders:

(a) The Properties do not contain any Hazardous Substances in amounts or concentrations which constitute a violation of, or could reasonably give rise to liability under, Environmental Laws;

(b) The Properties and all operations at the Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Properties;

(c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties that (except for sites in pre-delincation phase) has not been or is not currently the subject of a remedial action work plan the applicable governmental authority, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

(d) Hazardous Substances have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably give rise to liability under, Environmental Laws, nor have any Hazardous Substances been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws.

(e) Except for such actions previously disclosed by the Borrower in its periodic filings made with the SEC, no judicial proceeding or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any of its Subsidiaries is or, to the knowledge of the Borrower, will be named as a party with respect to the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative of judicial requirements outstanding under any Environmental Law with respect to the Properties.

(f) There has been no release or threat of release of Hazardous Substances at or from the Properties, or arising from or related to the operations of the Borrower and its Subsidiaries in connection with the Properties in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

Section 3.13 Insurance. Except to the extent that Borrower and its Subsidiaries are relying on the Tenants as to primary coverage in accordance with the terms of the Leases, the Borrower and each Subsidiary maintains with insurance companies rated at least A- by A.M. Best & Co., with premiums at all times currently paid, insurance upon fixed assets, including general and excess liability insurance, fire and all other risks insured against by extended coverage, employee fidelity bond coverage, and all insurance required by law, all in form and amounts required by law and customary to the respective natures of their businesses and properties, except in cases where failure to maintain such insurance will not have or potentially have a Material Adverse Effect.

Section 3.14 Condition of Properties. Each of the following representations and warranties is true and correct except to the extent disclosed on Schedule 3.06 or that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a) All of the improvements located on the Properties and the use of said improvements comply and shall continue to comply in all respects with all applicable zoning resolutions, building codes, subdivision and other similar applicable laws, rules and regulations and are covered by existing valid certificates of occupancy and all other certificates and permits required by applicable laws, rules, regulations and ordinances or in connection with the use, occupancy and operation thereof.

(b) No material portion of any of the Properties, nor any improvements located on said Properties that are material to the operation, use or value thereof, have been damaged in any respect as a result of any fire, explosion, accident, flood or other casualty.

(c) No condemnation or eminent domain proceeding has been commenced or to the knowledge of the Borrower is about to be commenced against any portion of any of the Properties, or any improvements located thereon that are material to the operation, use or value of said Properties.

(d) No notices of violation of any federal, state or local law or ordinance or order or requirement have been issued with respect to any Properties.

Section 3.15 REIT Status. The Borrower is a real estate investment trust under Sections 856 through 860 of the Code.

Section 3.16 Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 3.17 Security Interests. Each of the Mortgages creates, as security for the obligations of the Borrower due hereunder and under the other Loan Documents, a valid and enforceable first lien on all of the Borrowing Base Properties and other collateral named therein, superior to and prior to the rights of all third persons and subject to no other Liens (except for Permitted Encumbrances), in favor of the Administrative Agent for its benefit and the benefit of the Lenders.

ARTICLE IV.

Conditions

Section 4.01 Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either: (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received from each Guarantor either: (i) a counterpart of the Subsidiary Guarantee signed on behalf of such Guarantor or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of the Guaranty) that such Guarantor has signed a counterpart of the Subsidiary Guarantee.

(c) The Administrative Agent shall have received from Borrower and each Guarantor either: (i) a counterpart of each other Loan Documents to which Borrower or any Guarantor is a party signed on behalf of Borrower and such Guarantor or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of Borrower and each Guarantor) that Borrower and each Guarantor has signed a counterpart of each such other Loan Document.

(d) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) DLA Piper LLP (US), counsel for the Borrower, substantially in the form of Exhibit B and (ii) local counsel in each of the states in which any Borrowing Base Property is located, substantially in the form of Exhibit H attached hereto. The Borrower hereby requests such counsel to deliver such opinions.

(e) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and the Guarantors, the authorization of the Transactions and any other legal matters relating to the Borrower, the Guarantors, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(f) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

(g) The Administrative Agent shall have received all reimbursable fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder, including, without limitation, the fees incurred by Morrison & Foerster LLP as counsel for the Administrative Agent.

(h) The Administrative Agent shall be satisfied that all governmental and third party approvals necessary or, in the discretion of the Administrative Agent, advisable in connection with the Transactions contemplated hereby have been obtained and remain in full force and effect.

(i) The Borrower shall have furnished to the Lenders to the extent the same are not available on the Borrower’s website:

(i) its audited consolidated balance sheets and statements of income, stockholders equity and cash flows as of and for the two (2) most recent fiscal years ended prior to the Effective Date,

(ii) its unaudited interim consolidated financial statement as of and for each fiscal quarter subsequent to the date of the latest financial statement delivered pursuant to clause (i) above, all certified by its chief financial officer; and

(iii) on a weekly basis, the current weekly projected cash flow budgets (on a rolling 13-week basis) of the Borrower and its Subsidiaries.

Such financial statements shall present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above. Administrative Agent and Lenders acknowledge and agree that the reports on Forms 10K and 10Q as filed with the SEC satisfy the requirements of clause (i) and (ii) above.

(j) The Administrative Agent shall have received evidence satisfactory to Administrative Agent that the TD Loan Documents shall have been amended, in form and substance reasonably satisfactory to Administrative Agent, to, among other things, extend the maturity date of the TD Loan to a date not earlier than the Maturity Date hereunder and permit the actions contemplated and security interests and Liens granted hereunder and under the other Loan Documents.

Section 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Borrower set forth in this Agreement and each of the Loan Documents shall be true and correct, in all material respects, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V.

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

Section 5.01 Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

(a) as soon as available, but in any event, on or before the tenth day following the date on which the following are required to be filed with the SEC, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing

(without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied. The report on Form 10K filed with the SEC shall satisfy the requirement of this clause (a) and shall be deemed delivered to the Administrative Agent and the Lenders so long as the same is posted on the Borrower’s website;

(b) as soon as available, but in any event, on or before the tenth day following the date on which the following are required to be filed with the SEC, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes. The report on Form 10-Q filed with the SEC shall satisfy the requirement of this clause (a) and shall be deemed delivered to the Administrative Agent and the Lenders so long as the same is posted on the Borrower’s website;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above (or, if such physical delivery is not required, within the time provided therein), a certificate of a Financial Officer of the Borrower

(i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto,

(ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.01 and

(iii) stating whether any material change in the application of GAAP has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other required filings filed by the Borrower or any Subsidiary with the SEC or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be, provided that in lieu of delivery of such information, the Borrower may send a notice to the Administrative Agent and the Lenders referencing that the Borrower’s website contains copies of such materials;

(e) as soon as available, but in any event, on or before the tenth (10th) day following the end of each calendar month, monthly internally-prepared financial statements of the Borrower;

(f) promptly after the same is received by the Borrower or any Subsidiary, financial statements and/or operating statements of each Tenant under any Borrowing Base Lease and such Tenant’s subtenants, if any,;

(g) as soon as available, on a weekly basis, weekly projected cash flow budgets (on a rolling 13-week basis) for the Borrower and its Subsidiaries; and

(h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request, so long as disclosure of such information could not result in a violation of, or expose the Borrower or its Subsidiaries to any material liability under, any applicable law, ordinance or regulation or any agreements with unaffiliated third parties that are binding on the Borrower, or any of its Subsidiaries or on any Property of any of them, provided that in lieu of delivery of such information, the Borrower may send a notice to the Administrative Agent and the Lenders referencing that the Borrower’s website contains such information.

Section 5.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that in either case, if not cured or if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

(d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect so long as disclosure of such information could not result in a violation of, or expose the Borrower or its Subsidiaries to any material liability under, any applicable law, ordinance or regulation or any agreements with unaffiliated third parties that are binding on the Borrower, or any of its Subsidiaries or on any Property of any of them.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03 Existence; Conduct of Business; REIT Status. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except where the failure to so preserve, renew or keep in force and effect could not reasonably be expected to have a Material Adverse Effect. The Borrower shall do all things necessary to preserve, renew and keep in full force and effect its status as a real estate investment trust under Sections 856 through 860 of the Code.

Section 5.04 Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including, without limitation, tax liabilities, all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where:

(a) the validity or amount thereof is being contested in good faith by appropriate proceedings,

(b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and

(c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.05 Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to:

(a) use commercially reasonable efforts to cause its Tenants to keep and maintain all property material to the conduct of their business in good working order and condition, ordinary wear and tear excepted, except where the failure to so maintain and repair could not reasonably be expected to have a Material Adverse Effect; and

(b) maintain (and/or cause its Tenants to maintain), with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations and, in any event, no less beneficial than the types and amounts of coverage in place and approved by Administrative Agent as of the Effective Date (including all required flood insurance) (subject to any obligations relating to same contained in any post-closing agreement executed by Borrower). The Borrower shall from time to time deliver to the Administrative Agent upon request a detailed list of, together with certificates evidencing, all of its and its Tenants’ policies of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby and, if requested by Administrative Agent, as to insurance covering any Borrowing Base Property, naming Administrative Agent as an “additional loss-payee” thereunder. In addition, if required by Administrative Agent, Borrower shall provide (and/or use commercially reasonable efforts to cause its Borrowing Base Tenants to provide) Administrative Agent with copies of any such insurance policies, to the extent in the possession of Borrower or otherwise obtainable by Borrower. Administrative Agent shall have the right to require Borrower to (or to use commercially reasonable efforts to cause its Borrowing Base Tenants to) obtain additional insurance after the Effective Date to the extent Administrative Agent reasonably deems same to be in accordance with commercially reasonable industry standards and practices and/or necessary in order for Administrative Agent and the Lenders to comply with any applicable laws or banking regulations. Borrower agrees to promptly obtain any such additional insurance.

Section 5.06 Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice during normal business hours, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

Section 5.07 Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.08 Environmental Laws.

(a) Comply with, and use commercially reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

(b) Conduct and complete, or use commercially reasonable efforts to ensure that its tenants conduct and complete (provided that if such tenants fail to do so, the Borrower shall conduct and complete) all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that:

(i) the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect or

(ii) the Borrower has determined in good faith that contesting the same or complying with such requirement is not in the best interests of the Borrower and its Subsidiaries and the failure to contest or comply with the same could not be reasonably expected to have a Material Adverse Effect.

(c) Defend, indemnify and hold harmless the Administrative Agent, the Issuing Bank and each Lender, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses (whether arising pre-judgment or post-judgment) of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower, its Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the fraud, gross negligence or willful misconduct of any party indemnified hereunder. Notwithstanding anything to the contrary in this Agreement, this indemnity shall continue in full force and effect regardless of the termination of this Agreement.

Section 5.09 Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used only for general corporate purposes of the Borrower and its Subsidiaries in the ordinary course of business and for closing costs incurred by the Borrower in connection with the consummation of the transactions contemplated herein and in the other Loan Documents, provided any Borrowing with respect to such closing costs shall not exceed $4,000,000. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Letters of Credit will be issued only to secure the performance of obligations of the Borrower, including, without limitation, obligations with respect to the Borrower’s thirty party leases, self-insurance for workers’ compensation, general liability and vehicle liability.

Section 5.10 Maintenance of Accounts. Borrower shall, and shall cause each of its Subsidiaries to, maintain all of its respective bank accounts with JPMorgan Chase Bank, N.A., and shall, and shall cause each of its Subsidiaries to, grant a security interest in all such accounts to the Administrative Agent for the benefit of the Lenders by execution of a Deposit Account Control Agreement substantially in the form of Exhibit N attached hereto. All amounts owed to Administrative Agent or its Affiliates with respect to such accounts, or any other cash management arrangement among Borrower, its Subsidiaries or any of its Affiliates, on the one hand, and Administrative Agent or its Affiliates, on the other hand (including, without limitation, any ACH credit exposure) shall be deemed a portion of the amounts owed under the Loan Documents and shall be secured by the Collateral. Notwithstanding the foregoing, Borrower shall be permitted to cause GTY MD Leasing Inc. to maintain an account at TD Bank, N.A., and Administrative Agent shall have no security interest in such account, provided that, at no time, shall there be in excess of $300,000 maintained in such account.

Section 5.11 Proceeds from Asset Sales; Deposit Account.

(a) All proceeds received by Borrower or its Subsidiaries from the sale, transfer or conveyance of any Properties or other assets of the Borrower or any of its Subsidiaries during the term of the Loan shall be immediately deposited by Borrower into the Deposit Account; provided, however, subject to clause (b) below, Borrower and its Subsidiaries shall not be required to deposit any such proceeds to the extent same have been deposited into restricted 1031 exchange accounts controlled by Borrower or its Subsidiaries. Upon Borrower’s request, any funds in the Deposit Account shall be disbursed to Borrower to be used solely for Permitted Investments, provided that the Borrower has provided the Administrative Agent with a certificate signed by an officer of Borrower certifying that (i) such funds will be used only for Permitted Investments, and (ii) both immediately prior and immediately after the release and utilization of such funds, Borrower shall remain in compliance with all terms and covenants of the Loan Documents, together with a reasonably detailed description of the nature and scope of such Permitted Investment.

(b) Borrower or its Subsidiaries shall be permitted to deposit funds into restricted 1031 exchange accounts that would otherwise be required to be deposited into the Deposit Account pursuant to clause (a) above, provided that (a) Borrower or its applicable Subsidiary, Administrative Agent and the 1031 exchange intermediary at which such 1031 exchange account has been established have entered into a Qualified Exchange Trust Agreement in the form of Exhibit P attached hereto with respect to the funds in such 1031 exchange account, and (b) any funds to be released to Borrower or its Subsidiaries from any such 1031 exchange account shall be disbursed directly into the Deposit Account. Upon the request of Administrative Agent, Borrower and Subsidiaries agree to use Administrative Agent or its affiliates as the 1031 exchange intermediary with respect to any such 1031 exchange accounts.

(c) As security for payment of the Loans and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, Borrower hereby pledges and assigns to Administrative Agent on behalf of the Lenders, and grants to Administrative Agent on behalf of the Lenders a security interest in, all Borrower’s right, title and interest in and to the Deposit Account and all payments to or monies held in the Deposit Account. Borrower shall not, without obtaining the prior written consent of Administrative Agent, further pledge, assign or grant any security interest in the Deposit Account, or permit any Lien to attach thereto, or any levy to be made thereon. Upon the occurrence and during the continuance of an Event of Default, Administrative Agent may apply any sums in any Deposit Account in any order and in any manner as Administrative Agent shall elect in its discretion without seeking the appointment of a receiver and without adversely affecting the rights of Administrative Agent to foreclose the Lien of the Mortgages or exercise its other rights under the Loan Documents.

Section 5.12 Most Favored Nation. If Borrower or any Subsidiary incurs any Indebtedness or modifies or amends the terms of any existing Indebtedness providing for any terms or conditions more favorable to the applicable lender than those provided for in the Loan Documents (including, without limitation, any covenants more restrictive than those provided for in the Loan Documents), then the Administrative Agent and the Lenders shall have the benefit of any such more advantageous terms and conditions and the Loan Documents shall be deemed automatically modified accordingly. Borrower agrees to, and to cause each Subsidiary to, execute and deliver to Administrative Agent any amendment documents or other agreements necessary to evidence that the terms of the Loan Documents have been so modified.

Section 5.13 Leases. The Borrower: (i) shall perform the material obligations which the Borrower is required to perform under the Borrowing Base Leases; (ii) shall enforce the material obligations to be performed by the Tenants thereunder in a commercially reasonably manner; (iii) shall promptly furnish to the Administrative Agent any notice of material default or termination received by the Borrower from any tenant under a Borrowing Base Lease, and any notice of default or termination given by the Borrower to any Tenant under a Borrowing Base Lease; (iv) shall not collect any rents under any Borrowing Base Lease for more than thirty (30) days in advance of the time when the same shall become due, except for bona fide security deposits; (v) shall not enter into any ground lease or master lease of any part of any Borrowing Base Property; and (vi) within ten (10) Business Days after the Administrative Agent’s request, shall furnish to the Administrative Agent a statement of all tenant security deposits under any Borrowing Base Lease, and copies of all Borrowing Base Leases not previously delivered to the Administrative Agent by the Borrower, certified by the Borrower as being true and correct.

Section 5.14 Ground Leases.

(a) Borrower shall pay or cause to be paid all rents, additional rents and other sums required to be paid by Borrower or its Subsidiaries, as tenant under and pursuant to the provisions of the Ground Leases on or before the date on which such rent or other charge is payable.

(b) Borrower shall, and shall cause its Subsidiaries to, diligently perform and observe in all material respects the terms, covenants and conditions of the Ground Leases on the part of Borrower or its Subsidiaries, as tenant thereunder, to be performed and observed prior to the expiration of any applicable grace period therein provided.

(c) Borrower shall promptly notify the Administrative Agent of the giving of any notice by any ground lessor under the Ground Leases to Borrower or any of its Subsidiaries of any default by Borrower or any of its Subsidiaries, as lessee thereunder, and promptly deliver to the Administrative Agent a true copy of each such notice. Borrower shall not, and shall not permit any Subsidiary to, (i) amend or modify any of the Ground Leases without Administrative Agent’s approval, which approval shall not be unreasonably withheld, conditioned or delayed and (ii) terminate, surrender or consent to any termination or surrender of any such Ground Lease without Required Lenders’ approval.

(d) If Borrower or any Subsidiary shall be in default in any material respect beyond any applicable notice and grace period under any Ground Lease, then, subject to the terms of such Ground Lease, the Administrative Agent on behalf of the Lender shall have the right (but not the obligation), to cause the default or defaults under such Ground Lease to be remedied and otherwise exercise any and all rights of Borrower or any Subsidiary under such Ground Lease, as may be necessary to prevent or cure any default. Without limiting the foregoing, upon any such default, Borrower shall, or shall cause its applicable Subsidiary to, promptly execute, acknowledge and deliver to the Administrative Agent such instruments as may reasonably be required to permit the Administrative Agent to cure any default under such Ground Lease. The actions or payments of the Administrative Agent to cure any default by Borrower or any Subsidiary under any such Ground Lease shall not remove or waive, as between Borrower and the Lenders, the default that occurred under this Agreement by virtue of the default under the applicable Ground Lease.

(e) Borrower shall cooperate with the Administrative Agent and the Lenders and do such acts as are within its rights and powers to cause the Administrative Agent or its successor on behalf of the Lenders to be deemed a “leasehold mortgagee” or its equivalent under the Ground Leases during all times prior to the repayment of the Loans in full.

(f) Borrower shall not, without the Administrative Agent’s prior written consent, cause, agree to, or permit to occur any subordination, or consent to the subordination of, any Ground Lease to any mortgage, deed of trust or other Lien encumbering (or that may in the future encumber) the estate of the lessor under such Ground Lease in any premise(s) demised to Borrower or any of its Subsidiaries thereunder (other than a subordination or consent to subordination expressly required by the terms of such Ground Lease, in which Borrower or such Subsidiary obtains rights of non-disturbance for so long as Borrower or its Subsidiary is not in default under such Ground Lease).

ARTICLE VI.

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders:

Section 6.01 Financial Covenants. The Borrower shall not:

(a) Loan-to-Value Ratio. Permit, at any time, the Loan-to-Value Ratio to be greater than 70%.

(b) Liquid Assets. Permit, at any time, the sum of (i) the aggregate amount of Unrestricted Cash and Cash Equivalents owned by Borrower and (ii) the aggregate amount of Unused Commitments, to be less than $30,000,000.

(c) Fixed Charge Coverage Ratio. Permit, at the last day of any fiscal quarter, the Fixed Charge Coverage Ratio to be less than 1.00:1.00.

(d) Minimum EBITDA. Permit, at the last day of any fiscal quarter, annualized EBITDA to be less than $25,000,000; provided, however, EBITDA, for the purposes of this Section 6.01 only, shall allow for the add-back of (x) up to $6,500,000 in real estate taxes actually paid by Borrower or its Subsidiaries with respect to the GPMI Properties during the first calendar quarter of 2012 and (y) up to $5,000,000 in real estate taxes actually paid by Borrower or its Subsidiaries with respect to the GPMI Properties during each subsequent calendar quarter during the term of the Loans.

For purposes of calculating compliance with this Section 6.01, all of the foregoing tests shall be measured on a consolidated basis for the Borrower and its Subsidiaries.

Section 6.02 Indebtedness. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness except:

(a) Indebtedness created hereunder;

(b) Indebtedness existing on the date hereof and set forth in Schedule 6.02 (the “Existing Indebtedness”) and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

(c) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary;

(d) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary; and

(e) Unsecured Indebtedness with a maturity date occurring after the Maturity Date, provided that the proceeds from such Indebtedness shall be applied towards payment of principal and unreimbursed LC Disbursements due hereunder as provided in Section 2.11(e).

Section 6.03 Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Permitted Encumbrances;

(b) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.03; provided that:

(i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary;

(ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; and

(iii) additional Liens created pursuant to the TD Loan Documents as result of the lender thereunder determining that the required loan-to-value ratio thereunder has not been satisfied.

(c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that:

(i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be;

(ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary; and

(iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof.

(d) Liens created by any Tenant to secure its obligations to a third party.

Section 6.04 Limitation on Certain Fundamental Changes. The Borrower will not, and will not permit any Subsidiary to:

(a) enter into any merger, consolidation or amalgamation;

(b) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); or

(c) convey, sell, lease, assign, transfer or otherwise dispose of, all or a substantial portion of its property, business or assets (other than the GPMI Properties, which may be sold and/or leased by Borrower and its Subsidiaries).

Section 6.05 Limitation on Restricted Payments. Unless otherwise required (as estimated) in order to maintain the Borrower’s status as a real estate investment trust, the Borrower shall not declare or pay any dividend (other than dividends payable solely in the same class of Capital Stock) or other distribution (whether in cash, securities or other property) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, cancellation, termination, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (collectively, “Restricted Payments”); provided that notwithstanding the foregoing:

(i) during any fiscal year of the Borrower, the Borrower may make Restricted Payments in cash provided that: (a) Unrestricted Cash and Cash Equivalents shall not be less than $7,500,000 following the making of the Restricted Payment, (b) not less than $17,000,000 of pro forma Gross Revenue (based on interest income from mortgages and notes receivable and rent from Leases in effect as of the date of determination that are not subject to any material litigation) for the three (3) months immediately preceding the date on which such Restricted Payment is declared, (c) the aggregate amount of any such cash dividend issued between the Effective Date and the Maturity Date shall not exceed $1 per share and (d) no Default or Event of Default shall exist as of the date that such Restricted Payment is declared or made (including with respect to any of the financial covenants contained in Section 6.01 hereof); and

(ii) dividends and distributions may be paid by any Subsidiary to the Borrower or to any Guarantor.

Solely for the purpose of this Section 6.05, all references to shares in the definition of “Capital Stock” shall be to common shares only.

Section 6.06 Limitation on Investments, Loans and Advances. Except as otherwise expressly permitted in this Agreement, the Borrower will not, and will not permit any Subsidiary to make any advance, loan, extension of credit or capital contribution to any Person, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or otherwise make any investment in, any Person, or acquire or otherwise make any investment in any real property other than Permitted Investments, provided that the aggregate amount of all Permitted Investments described in clause (b) of the definition thereof of the Borrower and its Subsidiaries shall not exceed $25,000,000.00 (excluding any such Permitted Investments existing as of the date hereof).

Section 6.07 Limitation on Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless

(a) no Default or Event of Default would occur as a result thereof and

(b) either (x) such transaction is (i) in the ordinary course of the business of any Loan Party that is a party thereto and (ii) upon fair and reasonable terms no less favorable to any Loan Party that is a party thereto or is affected thereby than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate, or (y) such transaction is a lease from a Subsidiary holding title to Property to Getty Properties Corp. or (z) such transaction is between Borrower and any Guarantor or Guarantors.

Section 6.08 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than December 31, unless otherwise required by any applicable law, rule or regulation.

Section 6.09 Limitation on Lines of Business; Creation of Subsidiaries; Negative Pledges. The Borrower will not, and will not permit any Subsidiary to:

(a) Except for Permitted Investments, engage in activities other than real estate business and real estate related business activities, and in activities permitted for real estate investment trusts under the Code, either directly or through taxable REIT subsidiaries.

(b) Create or acquire any Subsidiary after the Effective Date, unless (x) Administrative Agent has been provided with prior written notice of same, (y) such Subsidiary shall have executed a Joinder to the Subsidiary Guarantee, Environmental Indemnity and Equity Pledge.

(c) (i) Create, assume, incur, permit or suffer to exist any Lien on any Borrowing Base Property or any direct or indirect ownership interest of the Borrower in any Person owning any Borrowing Base Property, now owned or hereafter acquired, except for Permitted Encumbrances, (ii) permit (1) any Property, including, without limitation any Borrowing Base Property or Qualified Real Estate Asset, (2) any direct or indirect ownership interest in the Borrower, any Subsidiary or any Guarantor or (3) any other portion of the Collateral to be subject to a Negative Pledge or (iii) create, assume, incur, permit or suffer to exist any Lien on other Collateral, or any direct or indirect ownership interest of the Borrower in any Person owning any other Collateral, except for Permitted Encumbrances.

Section 6.10 Swap Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement.

Section 6.11 [Reserved].

Section 6.12 Borrowing Base Leases. Except as provided below, the Borrower shall not enter into (x) any Borrowing Base Lease, (y) any material amendment, supplement or modification to a Borrowing Base Lease (other than any amendments, modifications and/or supplements entered into pursuant to the express provisions of such Borrowing Base Lease or as provided in clause (A) below) or (z) a termination of any Borrowing Base Lease (other than arising from a default by the tenant thereunder) without, in each case, the prior written consent of the Administrative Agent, taking into consideration the creditworthiness of tenants and economic terms of the applicable Borrowing Base Lease, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, the consent of the Administrative Agent shall not be required for (A) renewals, expansions or extensions of any Borrowing Base Lease in accordance with its terms, so long as such Borrowing Base Lease exists on or prior to the Effective Date or has otherwise been entered into in accordance with the terms of this Agreement, including with the approval of Administrative Agent (to the extent required under the terms of this Agreement) and (B) any immaterial amendments, supplements or modifications to any Borrowing Base Lease.

Section 6.13 Existing Indebtedness. The Borrower shall not enter into or otherwise permit any amendment, supplement or modification to any document evidencing, securing or otherwise relating to the Existing Indebtedness, including, without limitation, the TD Loan Documents, without the prior written consent of the Administrative Agent and the Required Lenders, In no event shall the Borrower or any of its Affiliates make any prepayment of any amounts owed under the TD Loan Documents.

ARTICLE VII.

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, and such failure shall continue unremedied for a period of five Business Days;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder or any other Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder or any other Loan Document, shall prove to have been incorrect in any material respect when made or deemed made;

(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01, 5.02, 5.03 or 5.09 or in Article VI;

(e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

(f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Indebtedness, when and as the same shall become due and payable and any applicable notice and cure period with respect thereto shall have expired;

(g) any event or condition occurs that results in any Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Indebtedness or any trustee or agent on its or their behalf to cause any Indebtedness to become due, following the expiration of any applicable cure period (after the receipt of any requisite notice) with respect thereto, and or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking

(i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or

(ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets,

and, in any such case, such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Borrower or any Subsidiary shall

(i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect,

(ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article,

(iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets.

(iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, or

(v) make a general assignment for the benefit of creditors;

(j) the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

(l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect; or

(m) the Subsidiary Guarantee at any time shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

(n) the Borrower shall cease, for any reason, to maintain its status as a real estate investment trust under Sections 856 through 860 of the Code; or

(o) at any time the Borrower or any of its Subsidiaries shall be required to take any actions in respect of environmental remediation and/or environmental compliance, the aggregate expenses, fines, penalties or other charges with respect to which, in the judgment of the Required Lenders, could reasonably be expected to exceed $15,000,000 in the aggregate, during the term of this Agreement;

provided that for purposes of determining compliance with this subsection (o) such amounts shall not include the expenses, fines, penalties and other charges that the Borrower estimates will be due in connection with those environmental remediation and/or environmental compliance procedures and actions in existence as of the Closing Date and described on Schedule 7.01 attached hereto and provided further that, any such remediation or compliance shall not be taken into consideration for the purposes of determining whether an Event of Default has occurred pursuant to this paragraph (o) if:

(i) such remediation or compliance is being contested by the Borrower or the applicable Subsidiary in good faith by appropriate proceedings or

(ii) such remediation or compliance is satisfactorily completed within 90 days from the date on which the Borrower or the applicable Subsidiary receives notice that such remediation or compliance is required, unless such remediation or compliance cannot reasonably be completed within such 90 day period in which case such time period shall be extended for a period of time reasonably necessary to perform such compliance or remediation using diligent efforts (but not to exceed 180 days, if the continuance of such remediation or compliance beyond such 180 day period, in the reasonable judgment of the Required Lenders, could reasonably be expected to have a Material Adverse Effect);

(p) any default shall occur under the TD Loan Documents, whether or not such default has been noticed or declared by the lender thereunder; or

(q) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

In addition to, and in no way limiting, the foregoing remedies, upon the occurrence of an Event of Default, the Administrative Agent and the Lenders shall have the following remedies available, which remedies may be exercised at the same or different times as each other or as the remedies set forth in the foregoing paragraph:

(i) the Required Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise all other rights and remedies under any and all of the other Loan Documents, including, without limitation, exercise of the Administrative Agent’s foreclosure rights under the Mortgages;

(ii) the Required Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise all other rights and remedies it may have under any applicable law; and

(iii) to the extent permitted by applicable law, the Administrative Agent and the Lenders shall be entitled to the appointment of a receiver or receivers for the assets and properties of the Borrower and its Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the obligations of the Borrower hereunder or under the other Loan Documents or the solvency of any party bound for its payment, to take possession of all or any portion of the Borrowing Base Properties or other Collateral, and to exercise such power as the court shall confer upon such receiver.

Notwithstanding the foregoing or anything else contained herein to the contrary, in no event shall Administrative Agent exercise any rights or remedies under the Loan Documents with respect to any Borrowing Base Property that has a Material Environmental Issue without the prior consent of all Lenders, including, without limitation, commencing and/or consummating a foreclosure of such Borrowing Base Property, having a receiver appointed for such Borrowing Base Property or exercising its rights to collect rents with respect to such Borrowing Base Property.

ARTICLE VIII.

The Administrative Agent

Section 8.01 Appointment and Authorization; General Matters. Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable to the Lenders for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own fraud, gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative

Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability to any Lender for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to be made by the proper Person, and shall not incur any liability to any Lender for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable to any Lender for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to such Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower, and shall resign, upon the Borrower’s request, in the event that the Administrative Agent, as Lender, shall assign so much of its Loans and Commitment that another Lender’s Loans and Commitment exceeds that of the Administrative Agent. Upon any such resignation, the Required Lenders shall have the right, subject to the approval of the Borrower, (so long as no Default or Event of Default has occurred and is then continuing) to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a Lender, provided that if no Lender is willing or able to act as Administrative Agent, then the Administrative Agent shall appoint a Qualified Institution actively engaged in the syndications market as an administrative agent. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

Section 8.02 Collateral Matters; Protective Advances.

(a) Each Lender hereby authorizes the Administrative Agent, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or other Loan Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to any of the Loan Documents.

(b) The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and indefeasible payment and satisfaction in full of all of the Borrower’s obligations hereunder and under the other Loan Documents (excluding obligations hereunder that have been Cash Collateralized or contingent indemnification obligations to the extent no unsatisfied claim giving rise thereto has been asserted); (ii) as expressly permitted by, but only in accordance with, the terms of the applicable Loan Document; and (iii) if approved, authorized or ratified in writing by the Required Lenders (or such greater number of Lenders as this Agreement or any other Loan Document may expressly provide). Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section.

(c) Upon any sale and transfer of any Collateral which is expressly permitted pursuant to the terms of this Agreement, and upon at least five (5) Business Days’ prior written request by the Borrower, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent for its benefit and the benefit of the Lenders and the Issuing Bank herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the obligations of the Borrower hereunder or under the other Loan Documents or any Liens upon (or obligations of the Borrower or any Guarantor in respect of) all interests retained by the Borrower or any Guarantor, including (without limitation) the proceeds of such sale or transfer, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of any Collateral, or any foreclosure with respect to any of the Collateral, the Administrative Agent shall be authorized to deduct all of the expenses reasonably incurred by the Administrative Agent from the proceeds of any such sale, transfer or foreclosure.

(d) The Administrative Agent shall have no obligation whatsoever to the Lenders, the Issuing Bank or to any other Person to assure that the Collateral exists or is owned by the Borrower, any Guarantor or any other Subsidiary or is cared for, protected or insured or that the Liens granted to the Administrative Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Administrative Agent in this Section or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, and that the Administrative Agent shall have no duty or liability whatsoever to the Lenders, except to the extent resulting from its gross negligence or willful misconduct.

(e) The Administrative Agent may make, and shall be reimbursed by the Lenders (in accordance with their Applicable Percentages) to the extent not reimbursed by the Borrower for, Protective Advances during any one calendar year with respect to each Property that is a Borrowing Base Property up to the sum of (i) amounts expended to pay real estate taxes, assessments and governmental charges or levies imposed upon such Property; (ii) amounts expended to pay insurance premiums for policies of insurance related to such Property; and (iii) $200,000. Protective Advances in excess of said sum during any calendar year for any Property that is a Borrowing Base Property shall require the consent of the Required Lenders. The Borrower agrees to pay on demand all Protective Advances.

Section 8.03 Post-Foreclosure Plans. If any Borrowing Base Property any portion thereof is acquired by the Administrative Agent as a result of a foreclosure or the acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of the obligations of the Borrower due hereunder and under the other Loan Documents, the title to any such Borrowing Base Property, or any portion thereof, shall be held in the name of the Administrative Agent or a nominee or subsidiary of the Administrative Agent, as administrative agent, for the ratable benefit of all Lenders and the Issuing Bank. The Administrative Agent shall prepare a recommended course of action for such Borrowing Base Property, including a liquidation plan for same, if applicable (a “Post-foreclosure Plan”), which shall be subject to the approval of the Required Lenders. Upon demand therefor from time to time, each Lender will contribute its share (based on its Applicable Percentage) of all reasonable costs and expenses incurred by the Administrative Agent pursuant to the approved Post-foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of such Borrowing Base Property. To the extent there is net operating income from such Borrowing Base Property, the Administrative Agent shall, in accordance with the approved Post-Foreclosure Plan, determine the amount and timing of distributions to the Lenders and the Issuing Bank. All such distributions shall be made to the Lenders in accordance with their respective Applicable Percentages.

ARTICLE IX.

Miscellaneous

Section 9.01 Notices. (a) Notices shall be sent as follows:

(i) if to the Borrower, to Getty Realty Corp., 125 Jericho Turnpike, Jericho, New York 11753, Attention of Chief Financial Officer (Telecopy No. (516) 478-5403 with copies to: (x) Getty Realty Corp., 125 Jericho Turnpike, Jericho, New York 11753, Attention Chief Legal Officer (Telecopy No. (516) 478-5490 and (y) DLA Piper LLP (US), 203 N. LaSalle Street, Suite 1900, Chicago, Illinois 60601, Attention: James M. Phipps, Esq. (Telecopy No. (312) 251-5735); provided that the failure to deliver a copy under (y) above shall not affect the effectiveness of the delivery of such notice or other communication to the Borrower;

(ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Credit Services Unit, 1 Bank One Plaza, Suite II 1-0874, Chicago, Illinois 60670, Attention of Nanette Wilson (Telecopy No. (888) 292-9533), with a copy to (x) JPMorgan Chase Bank, N.A., 395 North Service Road, Melville, New York 11747, Attention of Alicia Schreibstein (Telecopy No. (631) 755-5184) and (y) Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104, Attention of Thomas P. McGovern; provided that the failure to deliver a copy under (y) above shall not affect the effectiveness of the delivery of such notice or other communication to the Administrative Agent;

(iii) if to the Issuing Bank, to it at 395 North Service Road, Melville, New York 11747, Attention of Stephen M. Zajac (Telecopy No. (631) 755-5184), or by email to Stephen%ajac@chase.com; and

(iv) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 9.02 Waivers; Amendments.

(a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall

(i) increase the Commitment of any Lender without the written consent of such Lender,

(ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,

(iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,

(iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or

(v) release any material portion of the Collateral, except in accordance with the terms of this Agreement;

(vi) release any Guarantor from its Subsidiary Guarantee, or limit any Guarantor’s liability with respect to its Guaranty, except that the Administrative Agent may release from its Subsidiary Guarantee any Guarantor which (w) sells all or substantially all of its assets in accordance with Section 6.04 hereof, (x) encumbers any of its assets as permitted under Section 6.03 hereof, (y) does not own any Property or (z) is a Non-Material Guarantor;

(vii) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank hereunder without the prior written consent of the Administrative Agent, the Issuing Bank; or

(viii) modify the definition of “Borrowing Base” or “Loan-to-Value Ratio”, or waive any breach by Borrower of the Loan-to-Value Ratio requirements hereunder.

Section 9.03 Expenses; Indemnity; Damage Waiver.

(a) The Borrower shall pay

(i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including, without limitation, (l) the reasonable fees, charges and disbursements of counsel for the Administrative Agent, (2) in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (3) the reasonable fees and expenses of any financial advisor or consultant retained or hired by the Administrative Agent to advise on the enforcement or protection of the rights of the Administrative Agent and the Lenders hereunder and under the other Loan Documents and (4) the costs of any environmental reports, reviews or Appraisals commissioned by the Administrative Agent as permitted hereunder,

(ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, provided, however, that the attorney’s fees and disbursements for which the Borrower is obligated under this subsection (a)(ii) shall be limited to the reasonable non-duplicative fees and disbursements of (A) counsel for the Administrative Agent and (B) counsel for all of the Lenders as a group; and provided, further, that all other costs and expenses for which the Borrower is obligated under this subsection (a)(ii) shall be limited to the reasonable non-duplicative costs and expenses of the Administrative Agent. For purposes of this Section 9.03(a)(ii), (I) counsel for the Administrative Agent shall mean a single outside law firm representing Administrative Agent and (2) counsel for all of the Lenders as a group shall mean a single outside law firm representing such Lenders as a group (which law firm may or may not be the same law firm representing the Administrative Agent).

(b) The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of

(i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby,

(ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit),

(iii) any actual or alleged presence or release of Hazardous Substances on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or

(iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto;

provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the fraud, gross negligence or willful misconduct of any Indemnitee. In addition, the indemnification set forth in this Section 9.03(b) in favor of any Related Party shall be solely in their respective capacities as a director, officer, agent or employee, as the case may be.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Bank in its capacity as such.

(d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable promptly after written demand therefor.

Section 9.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that

(i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and

(ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parlies hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender with a Commitment immediately prior to giving effect to such assignment; and

(C) the Issuing Bank.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 and after giving effect to such transfer, the amount of the assigning Lender’s Commitment or Loans would not be less than $5,000,000, unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective dale specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive as to the name and Commitment of each Lender, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i)Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more Qualified Institutions (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the

Issuing Hank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. In any event, a Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.05 Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the Transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 9.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 9.09 Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York pursuant to Section 5-1401 of the General Obligations Law of the State of New York.

(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court, of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York Slate or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a non-appealable final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in the first sentence of paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12 Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed

(a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors actively involved in the administration or enforcement of the Loans or in any current or prospective relationship with the Borrower and its Subsidiaries or in connection with an internal purposes related to credit review, portfolio analysis or otherwise (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential),

(b) to the extent requested by any regulatory authority,

(c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; provided, however, that in the event Administrative Agent or any Lender receives a subpoena or other legal process to disclose confidential information to any party, Administrative Agent or such Lender shall, if legally permitted, endeavor to notify Borrower thereof as soon as possible after receipt of such request, summons or subpoena, provided, however, that in the event that the Administrative Agent or any Lender receives a subpoena or other legal process to disclose confidential information to any party, the Administrative Agent or such Lender shall, if legally permitted, endeavor to notify the Borrower thereof as soon as possible after receipt of such request, summons or subpoena so that the Borrower may seek protective order or other appropriate remedy, provided that no such notification shall be required in respect of any disclosure to regulatory authorities having jurisdiction over the Administrative Agent or such Lender,

(d) to any other party to this Agreement,

(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,

(f) subject to an agreement or electronic acknowledgment (i.e., Intralinks) containing provisions substantially the same as those of this Section and provided that Borrower’s written consent is obtained before disclosure to any prospective assignee, Participant or counterparty which is not a Qualified Institution, to:

(i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or

(ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations,

(g) with the consent of the Borrower, or

(h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower.

For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.13 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

Section 9.14 Modifications to Certain Mortgages. In the event the Borrower has not delivered Appraisals for all of the Properties identified on Schedule 2.05(a) on or before the Effective Date and, upon receipt of all such Appraisals the Administrative Agent determines that the aggregate Appraised Value for all Borrowing Base Properties located in the State of New York (the “NY Borrowing Base Properties”) is greater than one hundred five percent (105%) of the Borrowing Base Value initially attributable to the NY Borrowing Base Properties as set forth on Schedule 2.05(a), the Borrower shall cooperate with the Administrative Agent’s preparation of, and shall promptly execute, any amendments or modifications to the Mortgages encumbering the NY Borrowing Base Properties necessary to bring the amount secured by such Mortgages up to the Appraised Value of the NY Borrowing Base Properties. Without duplicating the Borrower’s obligations under Section 9.03, the Borrower shall be responsible for all mortgage recording taxes and other fees incurred in connection with the recording of any such amendments or modifications.

Section 9.15 Release. Borrower, for itself and for and on behalf of each of its Subsidiaries and Affiliates and each of its officers, directors, shareholders, members, partners, trustees, agents, employees, servants, shareholders and attorneys (as well as their predecessors, successors and assigns) (collectively, the “Releasing Parties”), for and in consideration of the execution and delivery of this Agreement by Administrative Agent and the Lenders, does hereby forever release, waive, remise, acquit and discharge Administrative Agent, the Lenders and each of its their past, present and future directors, trustees, fiduciaries, administrators, officers, agents, employees, servants, shareholders and attorneys (as well as their predecessors, successors and assigns) (collectively, the “Released Parties”) of and from all manner of actions, causes of action, claims, claims of usury, suits, bonds, bills, covenants, controversies, agreements, promises, trespasses, damages (whether general, special or punitive), judgments, executions, demands, indebtedness (either as principal obligor or as surety or other accommodation party), liabilities, obligations, costs, expenses, losses, attorneys’ fees and expenses (whether or not litigation is commenced), liens and indemnities of every kind and nature whatsoever, whether fixed or contingent, known or unknown, suspected or unsuspected, foreseen or unforeseen and whether based on contract, tort, statute or other legal or equitable theory of recovery (collectively, “Claims”) which the Releasing Parties, or any of them, now have, ever had, shall or may have, or may hereafter assert, against one or more of the Released Parties for or by reason of any Claims arising or accruing at any time on or prior to the date hereof in connection with, arising out of, or in any way relating, directly or indirectly, to the following: (a) the Prior Credit Agreement or the loans made pursuant thereto, (b) any matters pertaining to any of the discussions, communications, correspondence, negotiations or dealings among the Releasing Parties and the Released Parties relating to the Loans or the Loan Documents, (c) the lender-borrower relationship created by the Prior Credit Agreement, or (d) any matters arising out of or in any way relating to any of the foregoing.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GETTY REALTY CORP.

By	/s/ David B Driscoll
Name:	David B Driscoll
Title:	President and Chief Executive Officer

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent

By	/s/ Alicia T. Sohreibstein
Name:	Alicia T. Sohreibstein
Title:	Vice President

BANK OF AMERICA, N.A.

By	/s/ Eyal Namordi
Name:	Eyal Namordi
Title:	Senior Vice President

ISRAEL DISCOUNT BANK OF NEW YORK

By	/s/ Dan Luby
Name:	Dan Luby
Title:	Assistant Vice President

By	/s/ Michael Paul
Name:	Michael Paul
Title:	Senior Vice President

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Enrico Panno
Name:	Enrico Panno
Title:	SVP

CITIZENS FINANCIAL GROUP INC.

By	/s/ Diane E. Mullan-Cromwell
Name:	Diane E. Mullan-Cromwell
Title:	Vice President

HSBC BANK USA, NATIONAL ASSOCIATION

By	/s/ Thomas L. Nolan
Name:	Thomas L. Nolan
Title:	Vice President

WELLS FARGO BANK, N.A.

By	/s/ Jool Bartis
Name:	Jool Bartis
Title:	Senior vice president

SOVEREIGN BANK, N.A.

By	/s/ Richard M. Quinn
Name:	Richard M. Quinn
Title:	Senior Vice President

SCHEDULE 1.01

GPMI PROPERTIES

1.01(b)-1

SCHEDULE 1.01(b) – GPMI PROPERTIES

Property #	Address	City	State
6	1672 86TH ST.	BROOKLYN	NY
7	161-51 BAISLEY BLVD	JAMAICA	NY
8	75-41 YELLOWSTONE BLVD	REGO PARK	NY
16	98-21 ROCKAWAY BLVD	OZONE PARK	NY
17	1780 CONEY ISLAND AVE	BROOKI YN	NY
20	1810 CROSS BRONX EXP.	BRONX	NY
22	35-25 JUNCTION BLVD	CORONA	NY
38	2686 LONG BLACH RD	OCLANSIDE	NY
43	111 MONTAUK HIGHWAY	BLUE POINT	NY
53	510 SUFFOLK AVE	BRENTWOOD	NY
54	172 HOWELLS RD	BAY SHORE	NY
65	1 MONTAUK & CARLTON AVE	EAST ISLIP	NY
70	564 MONTAUK HIGHWAY	WEST ISLIP	NY
72	848 WILLIS AVE	ALBERTSON	NY
74	43 LAKE STREET	WHITE PLAINS	NY
77	758 PELHAM RD	NEW ROCHELLE	NY
78	1800 CENTRAL AVE	YONKERS	NY
82	32 BELLE AVE	OSSINING	NY
93	4350 BOSTON POST RD	PELHAM MANOR	NY
100	140 FRANKLIN TURNPIKE	MAHWAH	NJ
101	221 ROUTE 303	VALLEY COTTAGE	NY
103	200 WEST CHESTER AVE	PORT CHESTER	NY
110	2815 HORSEBLOCK RD	MEDFORD	NY
115	3400-08 BAYCHESTER AVE	BRONX	NY
116	128 EAST MAIN ST	ELMSFORD	NY
117	946 BOSTON POST RD.	MAMARONECK	NY
126	4302 FT HAMILTON PWY	BROOKLYN	NY
146	837 ROUTE 6	MAHOPAC	NY
157	813 MAIN STREET	POUGHKEEPSIE	NY
l59	245 ROUTE 52	CARMEL	NY
160	1364 ROUTE 9 W	MARLBORO	NY
163	ROUTE 9W. BOX 381-3	KINGSTON	NY
169	1499 ROUTE 9	WAPPINGERS FALLS	NY
174	44 LIBERTY DRIVE SOUTH	STONY POINT	NY
178	333 WASHINGTON AVE	KINGSTON	NY
179	355 MILL STREET	POUGHKEEPSIE	NY
182	266 RT. 55	LAGRANGEVILLE	NY
186	1915 BRUCKNER BLVD	BRONX	NY
195	6126 AMBOY RD	STATEN ISI AND	NY
210	3305 E TREMONT AVE	BRONX	NY
212	348 E 106TH ST	NEW YORK	NY
214	116-60 SUTPHIN BLVD.	JAMAICA	NY
218	69-05 ELLIOT AVE	MIDDLE VILLAGE	NY
219	4925 VANDAM ST	LONG ISLAND CITY	NY
223	6418 8TH AVENUE	BROOKLYN	NY
225	100-17 BEACH CHANNEL DR	ROCKAWAY BEACH	NY
228	1881 UTICA AVE	BROOKLYN	NY
229	125 KINGS HIGHWAY	BROOKLYN	NY
234	1125-27 RICHMOND TERRACE	STATEN ISLAND	NY
235	1820 RICHMOND ROAD	STATEN ISLAND	NY
252	4301 BOSTON POST RD	T.BRONX	NY
254	1700 GEORGES RD. RT 130	NORTH BRUNSWICK	NJ
258	1413 E L GRANT HWY	BRONX	NY
264	2590 BAILEY AVE	BRONX	NY
266	5805 BROADWAY	BRONX	NY
268	1185 BRONX RIVER AVE	BRONX	NY
270	2400 E TREMONT AVE	BRONX	NY
272	780 BURKE AVE	BRONX	NY
275	495 E 180TH & BATHGATE	BRONX	NY
277	3031 BAILEY AVE	BRONX	NY
278	944 CENTRAL PARK AVE	YONKERS	NY
288	ROUTE 36 & AVE D	ATLANTIC HIGHLANDS	NJ
299	481 UNION AVE	WESTBURY	NY
301	357 NO BROADWAY	SLEEPY HOLLOW	NY
303	140 EAST UNION AVE RT 28	MIDDLESEX	NJ
304	1297 RT. 9	OLD BRIDGE	NJ
307	876 ROUTE 22	BREWSTER	NY
312	166-02 NORTHERN BLVD	FLUSHING	NY
319	120 MOFFATT ROAD	MAHWAH	NJ
322	34 ROUTE 303	VALLEY COTTAGE	NY
323	3083 WFBSTER AVF	BRONX	NY
324	4000 HYLAN BLVD	STATEN ISLAND	NY
325	1168 PLFASANTVILLE ROAD	BRIARCLIFF MANOR	NY
326	4643 THIRD AVE	BRONX	NY
329	1441 WESTCHESTER AVE	BRONX	NY
331	6571 BROADWAY	BRONX	NY
332	600 SOUTH PELHAM PWKY.	BRONX	NY
334	5818 18TH AVE	BROOKLYN	NY
336	64-23 7TH AVE	BROOKLYN	NY
339	4880 BROADWAY	NEW YORK	NY

340	89 ST NICHOLAS PLACE	NEW YORK	NY
341	239 10TH AVE	NEW YORK	NY
342	65-15 COOPER AVE	GLENDALE	NY
343	156-07 ROCKAWAY BLVD	OZONE PARK	NY
344	31-05 QUEENS BLVD.	LONG ISLAND CIIY	NY
350	69 PASCACK ROAD	SPRING VALLEY	NY
354	RT 25 & RAYNOR RD	RIDGE	NY
357	450 WYANDANCH AVE	NORTH BABYLON	NY
358	185 EAST LINCOLN AVE	PELHAM	NY
360	323 JERICHO TURNPIKE	SMITHTOWN	NY
363	350 ROCKAWAY TPKE	CEDARHURST	NY
365	1324 EAST PUTNAM AVE	GOLD GREENWICH	CT
366	440 HAWKINS AVE	LAKE RONKONKOMA	NY
370	ROUTE 36 & ATLANTIC AVE	KEYPORT	NJ
377	40 NO.MAIN STREET	NEW CITY	NY
379	55 RTE. 9W	WEST HAVERSTRAW	NY
411	3513 ATLANTIC AVE	BROOKLYN	NY
421	7519 18TH AVE	BROOKLYN	NY
425	570 SUNRISE HWY	WEST ISLIP	NY
427	1160 STRAIGHT PATH	WEST BABYLON	NY
429	3821 VETS HIGHWAY	RONKONKOMA	NY
432	999 ROUTE 25A	STONY BROOK	NY
437	87 NO.COUNTRY ROAD	MILLER PLACE	NY
444	515 MONTAUK HIGHWAY	BAY SHORE	NY
448	1164 MONTAUK HWY	E. PATCHOGUE	NY
454	315 MERRICK ROAD	AMITYVILLE	NY
460	295 CENTRAL AVE	BETHPAGE	NY
462	1714 NEW YORK AVE	HUNTINGTON STATION	NY
464	869 ATLANTIC AVE	BALDWIN	NY
468	1641 HEMPSTEAD TURNPIKE	ELMONT	NY
507	520 BROAD AVE	RIDGEFIELD	NJ
535	310 BAY SHORE ROAD	NORTH BABYLON	NY
537	1000 MOTOR PKWY & JOSHUA	CENTRAL ISLIP	NY
544	190 AQUEDUCT ROAD	WHITE PLAINS	NY
546	56-02 BROADWAY	WOODSIDE	NY
549	1220 EAST 233RD STREET	BRONX	NY
552	655 PORT WASHINGTON BLVD	PORT WASHINGTON	NY
561	387 PORT RICHMOND AVE.	STATEN ISLAND	NY
564	1103-1107 DE KAI B AVE	BROOKLYN	NY
568	36-02 21ST ST. & 36TH AVE.	LONG ISLAND CIIY	NY
569	1508 FIFTH AVENUE	BAY SHORE	NY
571	660 N.BROADWAY, RTE. 22	N. WHITE PLAINS	NY
572	476 COMMERCE & RTE 141	HAWTHORNE	NY
573	1 PLEASANTVILLE ROAD	PLEASANTVILLE	NY
574	3230 ROUTE 22	PATIERSON	NY
576	331 TUCKAHOE ROAD	YONKERS	NY
577	719 BRONX RIVER RD	YONKERS	NY
578	1 BOSTON POST RD	RYE	NY
579	185 NORTH HIGHLAND AVE	OSSINING	NY
581	1267 FAIRFIELD AVE	G BRIDGEPORT	CT
582	44 SOUTH STREET	G BRISTOL	CT
585	611 MAIN STREET	G EAST HARTFORD	CT
587	RTS 32 & 87 BOX 17-A	G FRANKLIN	CT
589	176 TOLLAND TPKE&8 ACRES	G MANCHESTER	CT
590	934-938 E. MAIN STREET	G MERIDEN	CT
591	JCT RTES 82 & 163	G MONTVILLE	CT
596	195 STATE STREET	G NORTH HAVEN	CT
597	479 MAIN AVENUE	G NORWALK	CT
598	170 TAFTVILLE - OCCUM RD	G NORWICH	CT
600	309 PUTNAM RD.	G WAUREGAN	CT
601	398 MAIN STREET	G SOUTHINGTON	CT
602	561 SULLIVAN AVE	G SOUTH WINDSOR	CT
603	W. MAIN & MUNSON RDS.	G STAFFORD SPRINGS	CT
604	120 MAIN STREET	G TERRYVILLE	CT
606	216 MERROW ROAD	G TOLLAND	CT
607	531 N.MAIN ST.	G UNION CITY	CT
609	993 HAMILTON AVE.	G WATERBURY	CT
611	40 NORWICH ROAD (ROUTE 32)	G WATERFORD	CT
612	540 DERBY AVENUE	G WEST HAVEN	CT
624	30 W. STATE STREET	G GRANBY	MA
625	123 MAIN ST.	G GREAT BARRINGTON	MA
626	13 RUSSELL ST.	G HADLEY	MA
627	ROUTE 7	G LANESBOROUGH	MA
628	RTE 32 PALMER & MONSON RD	G MONSON	MA
629	148 EAGLE ST.	G NORTH ADAMS	MA
630	326 STATE ROAD	G NORTH ADAMS	MA
632	186 WAHCONAH ST.	G PITTSFIELD	MA
633	1030 SOUTH STREET	G PITTSFIELD	MA
635	19 BRIDGE ST.	G SOUIH HADLFY	MA
637	2221 MAIN ST. & CAREW	G SPRINGFIELD	MA
638	1100 PAGE BLVD.	G SPRINGFIELD	MA
640	1116 ST. JAMES AVE.	SPRINGFIELD	MA
641	671 STATE STREET	SPRINGFIELD	MA

643	278 ELM STREET	G WESTFIELD	MA
647	2 PLEASANTVILLE RD.	OSSINING	NY
652	R. D #1 ROUTE 130	BEVERLY	NJ
654	669 SOMERSET STREET	SOMERSET	NJ
655	4431 ROUTE 9	FREEHOLD	NJ
658	4545 US HIGHWAY 9 (NORTH)	HOWELL	NJ
659	RTE 440 & DANFORTH AVE	JERSEY CITY	NJ
660	100 RIVER AVE	LAKEWOOD	NJ
665	1292 RT 22 EAST	NORTH PLAINFIELD	NJ
670	957 ROUTE 9 NORTH	SOUTH AMBOY	NJ
675	P.O.BOX 505 RT 206	ANDOVER	NJ
676	RTE107 & GLEN COVE RD.	GLEN HEAD	NY
677	381 NORTH AVE.	NEW ROCHELLE	NY
678	1616 DUTCH BROADWAY	ELMONT	NY
679	154 SOUTH MAIN STREET	G TORRINGTON	CT
680	208 FOXON ROAD	G NORTH BRANFORD	CT
683	407 WEST MAIN STREET	G MERIDEN	CT
687	47 WOLCOTT RD.	G WOLCOTT	CT
688	301 EAST & WHITING STS	G PLAINVILLE	CT
689	RT 10 & WHITING STREET	PLAINVILLE	CT
703	530 FRANKLIN AVE	FRANKLIN SQUARE	NY
709	2955 CROPSEY AVE	BROOKLYN	NY
751	630 LINCOLN HWY RT 1	FAIRLESS HILLS	PA
6130	85 FORBES AVL	T.NEW HAVEN	CT
6722	1030 BLUE HILLS ROAD	GBLOOMFIELD	CT
6725	850 HOPMEADOW STREET	G SIMSBURY	CT
6742	36 DANBURY ROAD	G RIDGEFIELD	CT
6743	2098 FAIRFIELD AVENUE	G BRIDGEPORT	CT
6744	331 WEST AVENUE	G NORWALK	CT
6746	1789 BARNUM AVENUE	G BRIDGEPORT	CT
6748	16 LONG RIDGE ROAD	G STAMFORD	CT
6749	700 DEWEY STREET	BRIDGEPORT	CT
6751	1235 PARK AVENUE	G BRIDGEPORT	CT
6753	1464 FAIRFIELD AVENUE	G BRIDGEPORT	CT
6754	375 BOSTON AVE	BRIDGEPORT	CT
6756	2750 NORTH AVE.	G BRIDGEPORT	CT
6759	241 KIMBERLY AVENUE	G NEW HAVEN	CT
6762	179 NOROTON & WEST AVES	G DARIEN	CT
6764	271 POST ROAD EAST	G WESTPORT	CT
6765	224 MAGEE AVENUE	G STAMFORD	CT
6766	3050 WHITNEY AVE	G HAMDEN	CT
6768	59 WEST BROAD STREET	G STAMFORD	CT
6771	1046 BOSTON POST ROAD	G GUILFORD	CT
6776	1219 STRATFORD AVENUE	STRATFORD	CT
6777	300 BRIDGEPORT AVENUE	G MILFORD	CT
6778	265 BOSTON AVENUE	G STRATFORD	CT
6779	197 MAIN STREET	G CHESHIRE	CT
6781	231 CHERRY ST	G MILFORD	CT
6782	721 KINGS HWY	G FAIRFIELD	CT
6813	COR. RTS #7 & 25	G BROOKFIELD	CT
6819	206 MAIN AVE.	G NORWALK	CT
6822	886 HARTFORD RD.	G MANCHESTER	CT
6826	1919 BROAD ST.	HARTFORD	CT
6831	158 FITCH ST.	G NEW HAVEN	CT
6834	242 S. SALEM RD.	G RIDGEFIELD	CT
6836	3725 MADISON AVENUE	G BRIDGEPORT	CT
6837	210 DANBURY RD.	G WILTON	CT
6851	241 WHITE STREET	G DANBURY	CT
6852	578 S MAIN ST	G MIDDLETOWN	CT
6853	126 SOUTH ROAD	G ENFIELD	CT
5862	805 MAIN STREET	STRATFORD	CT
6864	1022 BURNSIDE AVENUE	G EAST HARTFORD	CT
6865	749 MAIN STREET	G WATERTOWN	CT
6870	1500 CORBIN AVENUE	G NEW BRITAIN	CT
6871	441 WEST AVON ROAD	G AVON	CT
6872	339 OLD HARTFORD ROAD	G COLCHESTER	CT
8608	710 MARYLAND AVE.	WILMINGTON	DE
8635	BASIN ROAD & FRENCHTOWN TPKE.	NEW CASTLE	DE
8637	1400 SOUTH DUPONT HIGHWAY	ST. GEORGES	DE
8641	735 PHILADELPHIA PIKE	WILMINGTON	DE
8644	4700 KIRKWOOD HIGHWAY	WILMINGTON	DE
8645	3506 PHILADELPHIA PIKE	CLAYMONT	DE
8667	1147 CHRISTIANA ROAD	NEWARK	DE
8671	1701 MARSH RD	WILMINGTON	DE
8676	1712 LOVERING AVE.	WILMINGTON	DE
28002	159 COTTAGE ROAD	SOUTH PORTLAND	ME
28027	515 LISBON ST	G LEWISTON	ME
28032	1217 CONGRESS STREET	PORTLAND	ME
28052	MAIN AND ELM STS	GBIDDEFORD	ME
28202	1194 CENTER STREET	AUBURN	ME
28206	211 LISBON ROAD	G LISBON	ME
28207	LISBON & UNION STREETS	G LISBON FALLS	ME
28208	460-464 WARREN AVENUE	G PORTLAND	ME

28210	59 CAMDEN STREET	ROCKLAND	ME
28212	US ROUTE 1 & FLAG POND RD	G SACO	ME
28213	P.O. BOX 455	SANFORD	ME
28215	161 BRIDGTON ROAD	G WESTBROOK	ME
28216	646 BATH ROAD	WISCASSET	ME
28220	204 MINOT AVE	AUBURN	ME
28222	207 BROADWAY	G SOUTH PORTLAND	ME
28223	510 SABATTUS STREET	G LEWISTON	ME
28226	RT 302	NORTH WINDHAM	ME
28227	393 WESTERN AVENUE SUITE 1-3	G AUGUSTA	ME
29721	8201 LIBERTY RD.	BALTIMORE	MD
29762	7520 BELAIR ROAD (GETTY)	FULLERTON HTS	MD
29763	9901 LIBERTY RD	RANDALLSTOWN	MD
29811	US RT. 15 & BUS. RT. 15 GETTY	EMMITSBURG	MD
30161	65 MAIN STREET	G MILFORD	MA
30312	10 MAIN STREET	AGAWAM	MA
30316	41 FRANKLIN ST.	G WESTFIELD	MA
30317	1744 CENTRE ST.	G WEST ROXBURY	MA
30324	1 POWDER MILL RD	G MAYNARD	MA
30326	221 MAIN ST.	G GARDNER	MA
30327	663 WASHINGTON ST	G STOUGHTON	MA
30331	295 MASS. AVE.	G ARLINGTON	MA
30332	484 BROADWAY	G METHUEN	MA
30339	350 PLEASANT ST	G BELMONT	MA
30344	245 N. MAIN ST.	G RANDOLPH	MA
30351	258 UNION ST.	G ROCKLAND	MA
30352	110 GALEN ST.	G WATERTOWN	MA
30355	306 MAIN ST	READING	MA
30363	469 WASHINGTON ST	G WEYMOUTH	MA
30374	22 BRIDGE STREET	G DEDHAM	MA
30375	4 WHITING STREET	G HINGHAM	MA
30392	61 HOMER AVENUE	G ASHLAND	MA
30393	325 WASHINGTON ST	G WOBURN	MA
30404	563 TRAPELO RD.	G BELMONT	MA
30409	792 TRUMAN HYWY	G HYDE PARK	MA
30411	2081 REVERE BEACH PARKWAY	G EVURETT	MA
30412	155 ELM STREET	PITTSFIELD	MA
30429	63 S. WASHINGTON ST.	G NORTH ATTLEBORO	MA
30436	527 GRAFTON STREET	G WORCESTER	MA
30438	835 ROCKDALE AVE. (NORTH	G NEW BEDFORD	MA
30445	150 PLYMOUTH AVE	G FALL RIVER	MA
30457	609 PARK AVE.	G WORCESTER	MA
30458	EAST MAIN ST	G WEBSTER	MA
30466	185 MECHANIC ST	G CLINTON	MA
30468	10 MAIN ST.	G FOXBOROUGH	MA
30472	564 MAIN ST.	G CLINTON	MA
30488	112 BARNSTABLE RD	G HYANNIS	MA
30506	630 DWIGHT STREET	HOLYOKE	MA
30515	331 BENNINGTON ST	G BOSTON	MA
30521	964 BOYLSTON ST	G NEWTON	MA
30524	40 DAVIS STRAITS	G FALMOUTH	MA
30545	30 LOWELL STREET	G METHUEN	MA
30546	399 WEBSTER STREET	G ROCKLAND	MA
30551	371 HUTTLESTON AVENUE	G FAIRHAVEN	MA
30552	1052 S. MAIN STREET	G BELLINGHAM	MA
30553	531 MT PLEASANT ST	G NEW BEDFORD	MA
30558	421 TAUNTON AVENUE	G SEEKONK	MA
30559	571 MAIN ST.	G WALPOLE	MA
30561	785 TURNPIKE STREET	G NORTH ANDOVER	MA
30562	1 OAK HILL ROAD	G WESTFORD	MA
30600	309 CHELMSFORD STREET	G LOWELL	MA
30602	481 WASHINGTON STREET	G AUBURN	MA
30603	245 HAVERHILL STREET	G METHUEN	MA
30604	9 HAVERHILL ROAD	G AMESBURY	MA
30605	71 EAST MAIN STREET	G GEORGETOWN	MA
30606	113 CENTRAL STREET	IPSWICH	MA
30607	3 BRIDGE ROAD	SALISBURY	MA
30609	491 CABOT STREET	G BEVERLY	MA
30610	581 BOSTON POST RD	G BILLERICA	MA
30611	236 S. ELM STREET	HAVERHILL	MA
30612	679 MAIN ST.	G CHATHAM	MA
30615	709 MAIN ST (RT 39)	G HARWICH	MA
30616	20 S. MAIN STREET	IPSWICH	MA
30617	528 N. MAIN STREET	G LEOMINSTER	MA
30618	801 LAKEVIEW AVE	G LOWELL	MA
30619	163-164 PELHAM STREET	G METHUEN	MA
30623	96 CRANBERRY HWY PO BX991	G ORLEANS	MA
30624	1-1/2 SYLVAN STREET	G PEABODY	MA
30625	60-70 FRANKLIN STREET	G QUINCY	MA
30626	79 AMERICAN LEGION HIGHWAY	REVERE	MA
30627	94 JACKSON STREET	G SALEM	MA
30629	869 MAIN ST (RT 38)	G TEWKSBURY	MA
30630	307 MAIN STREET	G TWIN MILL (WAREHAM)	MA

30631	714 W FALMOUTH HWY	G FALMOUTH	MA
30633	262 GROTON ROAD	G WESTFORD	MA
30634	317 MONTVALE AVE.	G WOBURN	MA
30635	476 MAIN STREET	G YARMOUTHPORT	MA
30636	724 BEDFORD ST	G BRIDGEWATER	MA
30647	151 MAIN STREET	G MEDFORD	MA
30648	321 ADAMS STREET	G DORCHESTER	MA
30651	487 PARK AVE	WORCESTER	MA
30652	860 SOUTHBRIDGE ST.	G AUBURN	MA
30663	2 SUMMER ST & JAMES ST	G BARRE	MA
30654	390 BELMONT STREET	G WORCESTER	MA
30655	548 MAIN STREET	BROCKTON	MA
30657	1177 NO. MAIN STREET	G CLINTON	MA
30658	974 SOUTHBRIDGE STREET	G WORCESTER	MA
30660	10 WEST MAIN STREET	G DUDLEY	MA
30661	880 WATER STREET	G FITCHBURG	MA
30662	71 EAST CENTRAL STREET	G FRANKLIN	MA
30663	77 HIGHLAND STREET	GWORCESTER	MA
30664	199 FALMOUTH ROAD	G HYANNIS	MA
30665	288 CENTRAL STREET	G LEOMINSTER	MA
30666	248 LINCOLN STREET	G WORCESTER	MA
30669	48 WEST MAIN STREET	G NORTHBOROUGH	MA
30672	21 WEST BOYLSTON STREET	G WEST BOYLSTON	MA
30673	1429 GRAFTON STREET	G WORCESTER	MA
30674	176 WORCESTER RD.	G SOUTHBRIDGE	MA
30675	959 SOUTHBRIDGE STREET	G WORCESTER	MA
30676	1308 STATE HWY (RTE. 28)	G SOUTH YARMOUTH	MA
30677	205 WORCESTER ROAD	G STERLING	MA
30678	318 BOSTON ROAD	G SUTTON	MA
30679	1107 PLEASANT STREET	G WORCESTER	MA
30680	516 UNION AVENUE	G FRAMINGHAM	MA
30681	RT.140,MAIN ST. & HARTFORD PK	G UPTON	MA
30683	11 MILK STREET	G WESTBOROUGH	MA
30684	570 MAIN STREET	G HARWICHPORT	MA
30685	30 CHANDLER STREET	G WORCESTER	MA
30686	193 SOUTHWEST CUTOFF	G WORCESTER	MA
30687	942 SOUTH STREET	G FITCHBURG	MA
30688	702 WEST BOYLSTON STREET	G WORCESTER	MA
30689	200 MAIN STREET	G LEICESTER	MA
30691	90 WORCESTER STREET	G NORTH GRAFTON	MA
30692	333 EAST MAIN STREET	G SOUTHBRIDGE	MA
30693	109 SOUTH MAIN STREET	G OXFORD	MA
30694	54 STAFFORD STREET	G WORCESTER	MA
30695	223 MAIN STREET	G ATHOL	MA
30696	267 MECHANIC STREET	G FITCHBURG	MA
30697	1264 GRAFTON STREET	G WORCESTER	MA
30698	8 WEST MAIN STREET	ORANGE	MA
30700	1660 WORCESTER ROAD	G FRAMINGHAM	MA
30702	CAPE ROAD (RT. 140) & WATER ST	G MILFORD	MA
30704	2 HARTFORD AVENUE	G UXBRIDGE	MA
30710	350 GREENWOOD STREET	G WORCESTER	MA
30711	321 SOUTHBRIDGE STREET	G AUBURN	MA
30712	156 CRESCENT STREET	G WALTHAM	MA
30713	274 HIGH STREET	G LOWELL	MA
30714	365 LAFAYETTE ROAD	SALISBURY	MA
30716	308 THACHER STREET	G ATTLEBORO	MA
55203	16 MILFORD ST	MANCHESTER	NH
55211	DANFORTH CIRCLE	G DERRY	NH
55234	70 PLAISTOW ROAD	G PLAISTOW	NH
55236	18 HIGH STREET	G SOMERSWORTH	NH
55237	164 MAIN STREET AND GRANITE	G SALEM	NH
55238	2 MOHAWK DRIVE	G LONDONDERRY	NH
55239	129 SOUTH MAIN STREET	G ROCHESTER	NH
55241	747 LAFAYETTE ROAD	HAMPTON	NH
55244	605 DANIEL WEBSTER HWY	G MERRIMACK	NH
55245	485 AMHERST ST	G NASHUA	NH
55246	135 BRIDGE STREET	G PELHAM	NH
55247	219 PEMBROKE STREET	G PEMBROKE	NH
55249	ROUTE 11 & TEN ROD RD	G ROCHESTER	NH
55250	74 HANCOCK STREET	G ROCHESTER	NH
55252	663 LAYAFETTE ROAD	SEABROOK	NH
55253	463 HIGH STREET	G SOMERSWORTH	NH
55254	108 PORTSMOUTH AVE.	G EXETER	NH
55256	RT 101	G CANDIA	NH
55257	RT 125	G EPPING	NH
55258	1890 DOVER ROAD	G EPSOM	NH
55259	14 COURT STREET	EXETER	NH
55261	4 AMHERST STREET	G MILFORD	NH
55264	361 ISLINGTON ROAD	PORTSMOUTH	NH
55265	1815 WOODBURY AVE	G PORTSMOUTH	NH
55267	233 S. BROADWAY	G SALEM	NH
55268	587 LAFAYETTE ROAD	G SEABROOK	NH
55269	9 VILLAGE STREET	G PENACOOK	NH

55274	32 BRIDGE STREET	G PELHAM	NH
56003	81 ROUTE #94	MCAFEE	NJ
56005	6 RT 23 NORTH/7 VERNON AVE	HAMBURG	NJ
56009	2048 ROUTE 23 NORTH	WEST MILFORD	NJ
56025	124 W. MT.PLEASANT AVE.	LIVINGSTON	NJ
56027	1296 RT 33 & HAMILTON SO	TRENTON	NJ
56028	420 JOHN F. KENNEDY WAY	WILLING,BORO	NJ
56031	1028 AVL. C & 49TH ST.	BAYONNE	NJ
56034	114 SOUTH AVE W	CRANFORD	NJ
56048	182 PENNINGTON AVE.	TRENTON	NJ
56051	1940 RT 34 & ALLENWOOD RD	WALL TOWNSIHIP	NJ
56056	2352 MORRIS AVENUE (RAHWAY	UNION	NJ
56057	RT. 35 & SUNSET AVE.	OCEAN TOWNSHIP	NJ
56062	RTS #571 & #535	CRANBURY	NJ
56063	1090 NORTH BROAD STREET	HILLSIDE	NJ
56064	MAIN & SUMMERHILL ROAD	SPOTSWOOD	NJ
56073	208 BRANCHPORT AVENUE	LONG BRANCH	NJ
56075	1101 E, JERSEY ST. (MADIS	ELIZABETH	NJ
56078	310-312 BELLEVILLE AVE	BELLEVILLE	NJ
56079	1061 BROADWAY (53RD ST.)	BAYONNE	NJ
56081	5 STELTON ROAD	PISCATAWAY	NJ
56084	8 STONEHOUSE ROAD	BASKING RIDGE	NJ
56086	1545 HURFFVILLE ROAD	DEPTFORD	NJ
56087	2061 FELLOWSHIP & SPRINGDALE R	CHERRY HILL	NJ
56088	401 EGG HARBOR ROAD	SEWELL	NJ
56092	RT #31 & BARTLES CORNER ROAD	FLEMINGTON	NJ
56096	75 SPRINGSIDE & WOODLANE RDS.	WESTAMPTON TWP	NJ
56097	377 SO. BLACK HORSE TPKE	WILLIAMSTOWN	NJ
56098	914 BLACK HORSE PIKE	BLACKWOOD	NJ
56101	1870 KUSER RD.	TRENTON	NJ
56106	380 SOUTH CLINTON STREET	EAST ORANGE	NJ
56109	16TH & F STS.	BELMAR	NJ
56111	201 W. CAMDEN & COTTAGE ROAD	MOORESTOWN	NJ
56113	ROUTE #71 & WALL ROAD	SPRING LAKE	NJ
56114	1414 BLACK HORSE PIKE	HILLTOP	NJ
56110	93 VALLEY ROAD & FENNER	CLIFTON	NJ
56118	1213 ROUTE 27	FRANKLIN TWP.	NJ
56119	29 ROUTE 12 & BROAD STREET	FLEMINGTON	NJ
56124	1212 BLACKWOOD CLEMENTON ROAD	CLEMENTON	NJ
56132	4 TH & MAIN STS	ASBURY PARK	NJ
56138	184 SOUIH AVE. (3RD AVE.)	FANWOOD	NJ
56139	119 GODWIN AVENUE	MIDLAND PARK	NJ
56142	263 E. 29TH ST & RT. 20	PATERSON	NJ
56156	1 WEST 9TH STREET	OCEAN CITY	NJ
56157	804 ROUTE 530	WHITING	NJ
56167	414 ROUTE 206	HILLSBOROUGH	NJ
56169	128 CHESTNUT RIDGE RD & LAKE	MONTVALE	NJ
56206	ROUTE #1 AND WASHINGTON R	PRINCETON	NJ
56215	1705 ROUTE 33 (CORLIES AVE)	NEPTUNE	NJ
56230	86 DOREMUS AVE	T-NEWARK	NJ
56250	207 MONMOUTH RD	OAKHURST	NJ
56252	473 MAIN STREET	BELLEVILLE	NJ
56253	800 TURNERVILLE ROAD	PINE HILL	NJ
56258	118 MAIN ST	TUCKERTON	NJ
56260	1413 NORIH BROAD STREET	WEST DEPTFORD	NJ
56262	305 JACKSON RD	ATCO	NJ
56263	176 WEST END AVENUE	SOMERVILLE	NJ
56264	1098 ROUTE 130 & RIVERTON ROAD	CINNAMINSON	NJ
56276	1490 BERGEN BOULEVARD	FORT LEE	NJ
56291	125 RAILROAD AVENUE	RIDGEFIELD PARK	NJ
56294	592 ROUTE 70	BRICK	NJ
56297	650 ROUTE 15 SOUTH	LAKE HOPATCONG	NJ
56803	125 N.WASHINGTON AVE.(HIC	BERGENFIELD	NJ
56811	490 CENTRAL AVE. (SCOTLAN	ORANGE	NJ
56818	721 EAST PASSAIC AVE	BLOOMFIELD	NJ
56836	390 TUCKER AVE & WALTON AVE_.	UNION	NJ
56838	1500 EAST FRONT ST.(TERR	SCOTCH PLAINS	NJ
56844	110 CENTRE ST.	NUTLEY	NJ
56846	551 W. FRONT ST.	PLAINFIELD	NJ
56847	1112 ROUTE #22 SUMMIT RD	MOUNTAINSIDE	NJ
56852	134 NJ RT. #4 (EAST BOUND	ENGLEWOOD	NJ
56867	MAIN ST & STATION RD	MADISON	NJ
56873	989 SOMERSET ST.	WATCHUNG	NJ
56877	SHUNPIKE & GREEN VILLAGE	GREEN VILLAGE	NJ
56886	1060 STUYVESANT AVE	IRVINGTON	NJ
56889	921 MONTGOMERY ST.	JERSEY CITY	NJ
56891	171 BLOOMFIELD AVE.(BERK	BLOOMFIELD	NJ
56892	88 E, MCFARLAN ST	DOVER	NJ
56893	BORDENTOWN AVE. & ERNSTON	PARLIN	NJ
56894	3200 J.F.K. BOULEVARD	UNION CITY	NJ
56896	1131ST. GEORGE AVE.	COLONIA	NJ
56897	2510 TONNELLE AVE.(N. BERG	NORTH BERGEN	NJ
56898	1118 HAMBURG TURNPIKE	WAYNE	NJ

56899	N.J. ROUTE #17-(SOUTH)	HASBROUCK HEIGHTS	NJ
56904	571 INMAN AVENUE (JORDAN)	COLONIA	NJ
56906	1189 ENGLISHTOWN ROAD	OLD BRIDGE	NJ
56909	RIVER RD. & MADISON AVE.	NEW MILFORD	NJ
56915	51 NORTH WALNUT STREET	RIDGEWOOD	NJ
56916	LAJ AYETTE & WAGARAW	HAWTHORNE	NJ
56919	1220 RT. 23	WAYNE	NJ
56921	615 WASHINGTON AVE.	WASHINGTON TOWNSHIP	NJ
56922	357 N.J. RTE #17	PARAMUS	NJ
56924	MIDLAND AVE. & OUTWATER LANE	GARFIELD	NJ
56925	676 GARFIED AVE.	JERSEY CITY	NJ
56926	2284 ROUTE #4	FORT LEE	NJ
56933	91 LEONARDVILLE ROAD	BELFORD	NJ
56935	157 BROAD STREET	EATONTOWN	NJ
56939	OCEAN AND RIVERDALE	MONMOUTH BEACH	NJ
56959	NICHOLSON RD.& WHITE HORSE PIK	AUDUBON	NJ
56962	1067 SOUTH BROAD STREET	TRENTON	NJ
56986	101 WHITE HORSE PK & EVESHAM	MAGNOLIA	NJ
56987	4213 S. ROUTE 130	BEVERLY	NJ
56997	1781 W. 7TH STREET	PISCATAWAY	NJ
56999	585 NORTHFIELD AVE	WEST ORANGE	NJ
58006	232 NORTH LONG BEACH ROAD	ROCKVILLE CENTRE	NY
58007	70-21 73RD PLACE (CENTRAL	GLENDALE	NY
58012	206-06 JAMAICA AVE.	BELLAIRE	NY
58015	8202 7TH AVENUE	BROOKLYN	NY
58018	202-O4 47TH AVENUE	BAYSIDE	NY
58019	286 ASHBURTON AVE	YONKERS	NY
58021	420 BROADWAY & WALGROVE	DOBBS FERRY	NY
58022	86 NORTH BABYLON TPKE	NORTH MERRICK	NY
58027	120 CUTTER MILL RD	GREAT NECK	NY
58031	665 GLEN COVE AVENUE	GLEN HEAD	NY
58032	347 NASSAU BLVD.	GARDEN CITY	NY
58033	1185 WEST BROADWAY	HEWLETT	NY
56046	90 GUINEA WOODS ROAD	EAST HII.LS	NY
58049	311 MC LEAN AVENUE	YONKERS	NY
58061	606 WANTAGH AVENUE	LEVITTOWN	NY
58064	1880 FRONT STREET	EAST MEADOW	NY
58065	3730 HEMPSTEAD TPKE.	LEVITTOWN	NY
58071	114-05 FARMERS BLVD.	ST. ALBANS	NY
58072	ROUTES 9 AND 9G	RHINEBECK	NY
58077	2471 CROPSEY AVE.	BROOKLYN	NY
58079	3902 AVENUE U	BROOKLYN	NY
58082	2 SPLIT ROCK ROAD	SYOSSET	NY
58083	3980 SUNRISE HWY & WASHINGTON	SEAFORD	NY
58085	204-12 NORTHERN BLVD	BAYSIDE	NY
58087	2307 UNION BLVD	BAY SHORE	NY
58092	657 SAWMILL RIVER RD	ARDSLEY	NY
58094	200 ELMONT ROAD (JOAN COURT)	ELMONT	NY
58101	774 TUCKAHOE RD.	YONKERS	NY
58108	11 EAST POST RD	WHITE PLAINS	NY
58111	751 WHITE PLAINS RD	SCARSDALE	NY
58112	600 WHITE PLAINS RD	EASTCHESTER	NY
58114	340 MAIN STREET	NEW ROCHELLE	NY
58119	5801 FLATLANDS AVE	BROOKLYN	NY
58121	67 QUAKER RIDGE RD.	NEW ROCHELLE	NY
58131	15 VETERANS MEMORIAL HWY.	COMMACK	NY
58141	378 MAIN ST. & BRICK KILN RD.	SAG HARBOR	NY
58142	2 MONTAUK HIGHWAY	EAST HAMPTON	NY
58144	1525 MONTAUK HIGHWAY	MASTIC	NY
58146	11 FLANDERS RD.	RIVERHEAD	NY
58154	1982 BRONXDALE AVE.	BRONX	NY
58161	1245 NEPPERHAN AV.	YONKERS	NY
58173	437 SARATOGA RD	GLENVILLE	NY
58184	757 CENTRAL PARK AV	YONKERS	NY
58201	400 HERRICKS ROAD	MINEOLA	NY
58218	1229 WESTERN AVE	ALBANY	NY
58220	30-23 GREENPOINT AVENUE	T. LONG ISLAND CITY	NY
58254	409 CENTRAL AVE	ALBANY	NY
58260	49 RIVERSIDE AVE	T. RENSSELAER	NY
58261	RIVERSIDE AVE.	RENSSELAER	NY
58295	1164 RTE. 112	PORT JEFFERSON	NY
58297	2551-2553 ROUTE 44	PLEASANT VALLEY	NY
56315	3060 BROADWAY	ROTTERDAM	NY
58329	171 N HIGHLAND AV	OSSINING	NY
58347	106 SOUTH MAIN STREET	ELLENVILLF	NY
58367	123 S,HUDSON STREET	CHATHAM	NY
58393	542 U.S. ROUTE 9	HYDE PARK	NY
58401	RTS #6 & #132	SHRUB OAK	NY
58409	119 WEST 145TH ST	NEW YORK	NY
58415	2001 GRAVESEND NECK ROAD	BROOKLYN	NY
58421	449 JERICHO TURNPIKE	MINEOLA	NY
58441	1881 FOREST AVL.	STATEN ISLAND	NY
58442	1201 VICTORY BLVD.	STATEN ISLAND	NY

58443	717 RICHMOND RD	STATEN ISLAND	NY
58505	1314 SEDGWICK AV.	BRONX	NY
58513	1133 JEROME AVE	BRONX	NY
58532	681 E.LINCOLN AVE. (HUTCH	MT. VERNON	NY
58535	4780 BOSTON POST RO	PELHAM MANOR	NY
58543	503 ATLANTIC & W. END AV	FREEPORT	NY
58545	671 NEWBRIDGE RD.	EAST MEADOW	NY
58553	5931 AMBOY ROAD (BETHUNE)	STATEN ISLAND	NY
58558	5 FINGERBOARD ST. (BAY ST	STATEN ISLAND	NY
58574	241 TERRY ROAD	SMITHTOWN	NY
58576	520 HICKSVILLE RD.	MASSAPEQUA	NY
58582	390 SECOND AVENUE	TROY	NY
58583	1331 NORTH GRAND AVENUE	BALDWIN	NY
58592	242 DYCKMAN STREET	NEW YORK	NY
58596	700 ROUTE #211 EAST	MIDDLETOWN	NY
58598	3249 LAWSON BLVD.	OCEANSIDE	NY
58599	1386 WANTAGH AVENUE	WANTAGH	NY
58602	532 PLANDOME RD.	MANHASSET	NY
58603	1784 BROADWAY	HEWLETT	NY
58606	831 FORT SALONGA ROAD (25A)	NORTHPORT	NY
58703	1372 UNION ST & BRANDYWINE AVE	SCHENECTADY	NY
58704	253 MILTON AVE.	BALI STON	NY
58705	RT 50, BROOKLINE ROAD	BALLSION SPA	NY
58710	2044 CENTRAL AVE (RT 5)	COLONIE	NY
58711	308 DELAWARE AVENUE	DELMAR	NY
58712	8 CANAL STREET	ELLENVILLE	NY
58713	280 BROADWAY	FORT EDWARD	NY
58714	MAIN & HANCOCK STS.	FORT PLAIN	NY
58715	330 AVIATION ROAD	QUEENSBURY	NY
58716	1018 STATE HIGHWAY 29A	GLOVERSVILLE	NY
58718	1493 RT #9 AT GROOMS ROAD	HALFMOON	NY
58720	91 W. MAIN STREET	HANCOCK	NY
58721	RT 9, ALSERTSON SIREET	HYDE PARK	NV
58722	RT 9, 736 LOUDEN RD	LATHAM	NY
58723	2429 ROUTE 9	MALTA	NY
58724	RT. 40, VALLEY FALLS ROAD	MELROSE	NY
58725	RT 44	MILLERTON	NY
58726	800 BLOOMING GROVE TURNPIKE	NEW WINDSOR	NY
58730	RT. 44, DUTCHESS TPKE	PLEASANT VALLEY
58731	363 HOOKER AVENUE	POUGHKEEPSIE	NY
58733	985 STATE ROUTE 149	QUEENSBURY	NY
58737	3300 CARMEN RD	SCHENECTADY	NY
58739	28 MAIN STREET (RT 9)	S. GLENS FALLS	NY
58740	WINTER & PAWLING AVENUES	TROY	NY
58741	3775 MAIN STREET	WARRENSBURG	NY
58743	23 MAIN STREET	HUDSON FALLS	NY
58745	222 S. PEARL STREET	ALBANY	NY
58751	91 RTE 17K	NEWBURGH	NY
58759	6822 ROUTE 9	RHINEBECK	NY
58760	15 NORTH BROADWAY	PORT EWEN	NY
58761	LOWER MAIN STREET;PO BOX 351	CATSKILL	NY
58762	RT 23 & 385	CATSKILL	NY
58766	124 FAIRVIEW AVE	HUDSON	NY
58770	115 MANSION STREET	COXSACKIE	NY
58772	3381 ROUTE 32 & MOUNT AIRY RD	QUARRYVILLE	NY
58774	165 ROUTE 59	MONSEY	NY
58785	591 BROADWAY	MENANDS	NY
58788	1224 ROUTE 22	BREWSTER	NY
58793	ROUTE 9	VALATIE	NY
58794	MAIN STREET	CAJRO	NY
58802	111 MAIN STREET	PINE BUSH	NY
58808	1012 ROUTE 82	WEST TAGHKANIC	NY
58817	449 MAIN STREET	YAPHANK	NY
58818	311 LARKFIELD ROAD	EAST NORTHPORT	NY
58828	292 RAILROAD AVENUE	SAYVILLE	NY
58829	3229 SUNRISE HIGHWAY	WANTAGH	NY
58835	1069 ISLIP AVENUE	CENTRAL ISI.IP	NY
58836	26-27 COLLEGE POINT BOULEVARD	FLUSHING	NY
58837	894 ROUTE 109	NORTH LINDENHURST	NY
58838	1580 STRAIGHT PATH	WYANDANCH	NY
58839	761 MAIN STREET	NEW ROCHELLE	NY
58843	262-12 HILLSIDE AVENUE	FLORAL PARK	NY
58845	1733 OLD COUNTRY ROAD	RIVERHEAD	NY
58855	4220 SHERIDAN DRIVE	AMHERST	NY
58856	1780 SENECA STREET	BUFFALO	NY
58857	2355 ELMWOOD AVENUE	KENMORE	NY
58858	595 ONTARIO STREET	BUFFALO	NY
58859	650 TONAWANDA STREET	BUFFALO	NY
58860	2211 GRAND ISLAND BOULEVARD	GRAND ISI AND	NY
58861	5461 SOUTHWESTERN BOULEVARD	HAMBURG	NY
58862	660 ENGLEWOOD AVENUE	TONAWANDA	NY
58863	1211 COLVIN BOULEVARD	KENMORE	NY
58864	2540 SOUTH PARK AVENUE	LACKAWANNA	NY

58865	820 CENTER STREET	LEWISTON	NY
58866	6302 BUFFALO AVENUE	NIAGARA FALLS	NY
58867	960 ELLICOTT CREEK ROAD	TONAWANDA	NY
58868	1310 SHERIDAN DRIVE	TONAWANDA	NY
58869	723 MINERAL SPRINGS ROAD	WEST SENECA	NY
58870	701 ORCHARD PARK ROAD	WEST SENECA	NY
58871	6130 MAIN STREET	WILLIAMSVILLE	NY
67201	3103-03WEST CLEARFIELD STREET	PHILADELPHIA	PA
67215	40TH STREET & POWELTON AV	PHILADELPHIA	PA
67227	3050 LEHIGH STREET	ALLENTOWN	PA
67235	552-554 MARKLEY STREET	NORRISTOWN	PA
67243	596 LANCASTER AVE. & PENN ST.	BRYN MAWR	PA
67244	725 FAYETTE STREET	CONSHOHOCKEN	PA
67249	6301 CASTOR & ROBBINS AVENUE	PHILADELPHIA	PA
67253	907 HUNTINGDON PIKE	HUNTINGDON VALLEY	PA
67254	1150 BUSTLETON PIKE	FEASTERVILLE	PA
67255	1701 N 33RD ST	PHILADELPHIA	PA
67258	6700 BUSTLETON AVE	PHILADELPHIA	PA
67261	2101 OREGON PIKE	PHILADELPHIA	PA
67265	5700 RIDGE AVE & SHURS	PHILADELPHIA	PA
67266	8244-8256 LOWBER AVENUE	PHILADELPHIA	PA
61269	427 WEST COUNTY LINE ROAD	HATBORO	PA
67271	102 WEST EAGLE ROAD	HAVERIOWN	PA
67272	401 EAST BALTIMORE AVENUE	MEDIA	PA
67274	100 FAST CHAMPLOST AVENUE	PHILADELPHIA	PA
67276	7800 RIDGE AVE	PHILADELPHIA	PA
67278	417 EAST PROVIDENCE ROAD	ALDAN	PA
67282	3024 NEW ROOGERS RD	BRISTOL	PA
67288	RT 1 & OLD LINCOLN HWY.	TREVOSE	PA
67298	1320 WEST CHESTER PIKE	HAVERTOWN	PA
67299	1829 OLD YORK ROAD	ABINGTON	PA
67301	305 E. COUNTY LINE ROAD	HATBORO	PA
67367	5300 SPRINGFIELD ROAD	CLIFTON HGTS.	PA
67381	OAK & PROVIDENCE ROADS	ALDAN	PA
67382	CHESTER PIKIZ & CLIFTON AV	SHARON HILL.	PA
67396	1403 PROVIDENCE RD. (WOOD	MEDIA	PA
67398	1442 EASTON ROAD	ROSLYN	PA
67401	134 WEST BALTIMORE AVENUE	CLIFTON HGTS	PA
67402	2401 N.BROAD ST & YORK ST	PHILADELPHIA	PA
67405	405 WEST BRIDGE STREET	MORRISVILLE	PA
67409	8797 FRANKFORD AVE. & MAGARGEE	PHILADELPHIA	PA
67415	1 NUTT ROAD	PHOENIXVILLE	PA
67418	2391 DURHAM ROAD	LANGHORNE	PA
67419	894 NORTH CHARLOTTE STREET	POTTSTOWN	PA
57422	101 READING AVENUE	BOYERTOWN	PA
67423	183 SOUTH WEST END BOULEVARD	QUAKERTOWN	PA
67425	301-303 HARLEYSVILLE PIKE	SOUDERTON	PA
67426	798 SUMNEYTOWN PIKE	LANSDALE	PA
67431	313 SWAMP ROAD	FURLONG	PA
67433	MAIN RT #611 & EAST ST.	DOYLESTOWN	PA
67434	778 2ND STREET PIKE	RICHBORO	PA
67435	192 DURHAM RD.	PENNDEL	PA
67437	301 EAST JOHNSON HIGHWAY	NORRITON TWP.	PA
67531	306 MAIN STREET	TRAPPE	PA
67580	150 CARLISLE ST	GETTYSBURG	PA
67596	3471 LINCOLN HWY. EAST	PARADISE	PA
67596	2300 MARKET ST	LINWOOD	PA
67599	2425 NO. MARKET ST	ELIZABETHTOWN	PA
67618	8009 OLD YORK ROAD	ELKINS PARK	PA
67623	RT 116 & ORRTANNA ROAD (GETTY)	FAIRFIELD	PA
67624	6100 YORK ROAD	NEW OXFORD	PA
67626	24 N. QUEEN STREET	LITTLESTOWN	PA
67632	2890 EAST PROSPECT STREET	YORK	PA
67633	1174 S. QUEEN ST (GETTY)	YORK	PA
67635	850 CARLISLE AVE (DELCO GETTY)	YORK	PA
67636	3730 CARLISLE RD (ANDOVER GETT	DOVER	PA
67638	50 MAIN ST (GETTY)	GLEN ROCK	PA
67639	816W. HIGH STREET (SUBWAY)	CARLISLE	PA
67640	1512 SPRING ROAD (BUYRITE)	CARLISLE	PA
67641	1ST & FRONT STREET (GETTY)	BOILING SPRINGS	PA
67642	4601 CARLISLE PIKE GETTY	MECHANICSBURG	PA
68001	7780 POST ROAD	GNORTH KINGSTOWN	RI
68002	10 CODDINGTON HWY	MIDDLETOWN	RI
68003	1015 SANDY LANE	GWARWICK	RI
68005	1188 CUMBERLAND HILL ROAD	GWOONSOCKET	RI
68007	1271 BROAD STREET	GPROVIDENCF	RI
68120	DEXTER ROAD	T.EAST PROVIDLNCE	RI
68607	MASSASOIT AVE. & DEXTER	GEAST PROVIDENCE	RI
68611	577 SMITHRELD AVE.	G PAWTUCKET	RI
68614	33 JEFFERSON BLVD.	GWARWlCK	RI
68619	899 PONTIAC AVENUE	GCRANSTON	RI
68622	1197 NEWPORT AV.	GPAWTUCKET	RI
68623	227 COUNTY ROAD	GBARRINGTON	RI

68629	1307 POST RD.	GWARWICK	RI
68642	3381 E. MAIN RD,	GPORTSMOUTH	RI
68643	1879 MINFRAL SPRING AVE	GN. PROVIDENCE	RI
68645	732 WILLETT AVE.	GEAST PROVIDENCE	RI
68646	RR 11 4087 TOWER HILL RD	GWAKEFIELD	RI
69002	2825 CENTRE AVENUE	READING	PA
69004	299 NORTH READING ROAD	EPHRATA	PA
69006	818 BEN FRANKLIN HWY	DOUGLASSVILLE	PA
69010	2039 SOUTH QUEEN STREET	YORK	PA
69016	ROUTE 61 & RR # 3 (MT CARBON)	POTTSVILLE	PA
69019	RT 61 RD #5 (FAIRLANE)	POTTSVILLE	PA
69407	1902 OREGON PIKE	LANCASTER	PA
69416	518 GREENFIELD ROAD	LANCASTER	PA
69417	PO BOX 493 RTE 501	SCHAEFFERSTOWN	PA
69419	200 NORTH 4TH STREET	HAMBURG	PA
69420	300 MORGANTOWN ROAD	READING	PA
69424	302 HIGHLAND DRIVE	MOUNTVILLE	PA
69425	ROUTE 72 & LONG LANE	EBENEZER	PA
69428	3596 EAST NEWPORT ROAD	INTERCOURSE	PA
69430	RTE 697	REINHOLDS	PA
69438	1370 LANCASTER AVE	COLUMBIA	PA
69439	203 S. THIRD STREET	OXFORD	PA
69440	1001 BUCHERT ROAD	POTTSTOWN	PA
69443	644 EAST MAIN STREET	EPHRATA	PA
69445	2 WEST PENN AVENUE	ROBESONIA	PA
69466	839 FERN AVENUE	KENHORST	PA
69467	2520 LITITZ PIKE	NEFFSVILLE	PA
69472	327 WEST MAIN STREET	LEOLA	PA
69483	N. MAIN STREET EXTENDED	RED LION	PA
69484	W. GREENWICH & SCHYLKILL AVE	READING	PA
69485	2102 MAIN STREET	ROTHSVILLE	PA
69493	834 YORK STREET	HANOVER	PA
69495	7710 ALLENTOWN BLVD	HARRISBURG	PA
69497	RT 272 POPLAR STREET	ADAMSTOWN	PA
69503	1100 MILLERSVILLE PIKE	LANCASTER	PA
69504	312 WEST MAIN STREET	NEW HOLLAND	PA
69505	RTE 41 & NEWPORT ROAD	CHRISTIANA	PA
69672	1248 N.9TH STREET	READING	PA
69680	3901 PERKIOMEN AVE.	REIFFTON	PA
69681	401 PENN AVENUE	W.READING	PA
69682	MAIN & S.HIGH STREETS	ARENDTSVILLE	PA
69683	308 E. WYOMISSING AVENUE	MOHNTON	PA
69690	ROUTE 16	MCCONNELLSBURG	PA
71109	1115 MAIN STREET	ROANOKE	VA
71173	7000 THREE CHOPT RD	RICHMOND	VA
71215	1148 VOLVO PARKWAY	CHESAPEAKE	VA
71264	209 E. HOLLY AVENUE	STERLING PARK	VA
71270	3800 TWIN PINES RD.	PORTSMOUTH	VA
71706	4005 PORTSMOUTH BLVD.	CHESAPEAKE	VA
76112	636 MAIN STREET	BENNINGTON	VT

SCHEDULE 2.01

COMMITMENTS

2.01-1

Getty Realty Corp.

Commitments and Final Allocations

Bank	%	$125mm TL	$50mm RC	TOTAL
JPMorgan Chase Bank, N.A.	18.29%	$22,857,142.86	$9,142,857.14	$32,000,000.00
Citizens Financial Group Inc.	17.14%	$21,428,571.43	$8,571,428.57	$30,000,000.00
Bank of America, N.A.	11.43%	$14,285,714.29	$5,714,285.71	$20,000,000.00
HSBC Bank USA, National Association	11.43%	$14,285,714.29	$5,714,285.71	$20,000,000.00
Israel Discount Bank of New York	11.43%	$14,285,714.29	$5,714,285.71	$20,000,000.00
Capital One, National Association	11.43%	$14,285,714.29	$5,714,285.71	$20,000,000.00
Wells Fargo Bank, N.A.	11.43%	$14,285,714.29	$5,714,285.71	$20,000,000.00
Sovereign Bank, N.A.	7.43%	$9,285,714.29	$3,714,285.71	$13,000,000.00

Total	100.00%	$125,000,000.00	$50,000,000.00	$175,000,000.00

SCHEDULE 2.05

INITIAL BORROWING BASE PROPERTIES AND VALUES

2.05-1

SCHEDULE 2.05(a) – INITIAL BORROWING BASE PROPERTIES

Property #	Address	City	State	Value
30200	611 SOUTHBRIDGE STREET	AUBURN	MA
30201	712 SOUTHBRIDGE STREET	AUBURN	MA
30202	310 WASHINGTON STREET	AUBURN	MA
30204	358 GREAT ROAD	BEDFORD	MA
30206	154 SOUTH MAIN STREET	BRADFORD	MA
30207	140 CAMBRIDGE STREET	BURLINGTON	MA
30208	198 CAMBRIDGE STREET	BURLINGTON	MA
30211	79-81 HIGH STREET	DANVERS	MA
30213	1100 LAKEVIEW AVENUE	DRACUT	MA
30214	6 PEARSON BLVD	GARDNER	MA
30219	535 LYNNWAY	LYNN	MA
30220	122 BOSTON STREET	LYNN	MA
30221	413 LAKESIDE AVE	MARLBOROUGH	MA
30223	138 HAVERHILL STREET	METHUEN	MA
30225	14 NEWBURYPORT TPKE	PEABODY	MA
30226	85 LYNNFIELD STREET	PEABODY	MA
30227	345 BENNETT HWY	REVERE	MA
30228	146 BOSTON STREET	SALEM	MA
30229	271 BOSTON TURNPIKE	SHREWSBURY	MA
30230	29 MAPLE AVENUE	SHREWSBURY	MA
30233	356 LOWELL STREET	WAKEFIELD	MA
30234	27 EAST MAIN STREET	WESTBOROUGH	MA
30236	586 MAIN STREET	WILMINGTON	MA
30237	361 MIDDLESEX AVENUE	WILMINGTON	MA
30238	340 GROVE STREET	WORCESTER	MA
30239	719 SOUTHBRIDGE STREET	WORCESTER	MA
30240	48 MADISON STREET	WORCESTER	MA
30241	747 PLANTATION STREET	WORCESTER	MA
30242	466 LINCOLN STREET	WORCESTER	MA
55301	343 LOUDON ROAD	CONCORD	NH
55302	37 BIRCH STREET	DERRY	NH
55303	169 SILVER STREET	DOVER	NH
55304	1 LONG HILL ROAD	DOVER	NH
55305	46 CENTRAL AVENUE	DOVER	NH
55308	126 ROUTE 125	KINGSTON	NH
55310	245 EDDY ROAD	MANCHESTER	NH
55311	887 HANOVER STREET	MANCHESTER	NH
55313	190 AMHERST STREET	NASHUA	NH
55314	347 WEST HOLLIS STREET	NASHUA	NH
55315	620 AMHERST STREET	NASHUA	NH
55316	160 BROAD STREET	NASHUA	NH
55317	7 HARRIS ROAD	NASHUA	NH
55318	301 MAIN STREET	NASHUA	NH
55320	137 FIRST NEW HAMPSHIRE TPKE	NORTHWOOD	NH

55321	786 US HIGHWAY 1 BYPASS	PORTSMOUTH	NH
55322	101 1 CENTER STREET	RAYMOND	NH
55323	95 FARMINGTON ROAD	ROCHESTER	NH
55324	130 WASHINGTON STREET	ROCHESTER	NH
55325	198 MILTON ROAD	ROCHESTER	NH
58620	ROUTES 6 & 22	BREWSTER	NY
58621	504 NEW ROCHELLE ROAD	BRONXVILLE	NY
58622	2072 EAST MAIN STREET	CORTLANDT MANOR	NY
58623	430 BROADWAY	DOBBS FERRY	NY
58624	407 WHITE PLAINS ROAD	EASTCHESTER	NY
58626	109 WEST RAMAPO ROAD	GARNERVILLE	NY
58628	240 EAST HARTSDALE AVE.	HARTSDALE	NY
58629	154 BROADWAY	HAWTHORNE	NY
58630	349 ROUTE 82	HOPEWELL JUNCTION	NY
58633	808 PALMER AVE.	MAMARONECK	NY
58634	279 BLOOMINGBURG ROAD	MIDDLETOWN	NY
58635	208 SAW MILL RIVER ROAD	MILLWOOD	NY
58636	680 MAIN STREET	MOUNT KISCO	NY
58637	434 GRAMATAN AVE.	MOUNT VERNON	NY
58638	75 BROOKSIDE AVE.	CHESTER	NY
58639	409 MAIN STREET	NEW PALTZ	NY
58640	657 NORTH AVE.	NEW ROCHELLE	NY
58641	1001 ROUTE 94	NEW WINDSOR	NY
58643	310 BROADWAY	NEWBURGH	NY
58644	246 ROUTE 17K	NEWBURGH	NY
58645	4100 ROUTE 9A & WELCHER AVE.	PEEKSKILL	NY
58646	30 LINCOLN AVE.	PELHAM	NY
58647	144 KING STREET	PORT CHESTER	NY
58650	55 WASHINGTON STREET	POUGHKEEPSIE	NY
58651	2646 SOUTH ROAD	POUGHKEEPSIE	NY
58652	1061 FREEDOM PLAINS ROAD	POUGHKEEPSIE	NY
58653	428 SOUTH ROAD	POUGHKEEPSIE	NY
58654	2063 NEW HACKENSACK ROAD	POUGHKEEPSIE	NY
58655	298 TITUSVILLE ROAD	POUGHKEEPSIE	NY
58656	69 THEODORE FREMD BLVD.	RYE	NY
58657	826 WHITE PLAINS ROAD	SCARSDALE	NY
58659	189 ROUTE 59	SPRING VALLEY	NY
58661	215 NORTH BROADWAY	TARRYTOWN	NY
58663	8 MARBLEDALE ROAD	TUCKAHOE	NY
58665	1468 ROUTE 9	WAPPINGERS FALLS	NY
58666	3 COLONIAL AVE	WARWICK	NY
58667	116 NORTH ROUTE 303	WEST NYACK	NY
58670	142 TUCKAHOE ROAD	YONKERS	NY
58671	3205 CROMPOUND ROAD	YORKTOWN HEIGHTS	NY
58673	10 MERRITT BLVD	FISHKILL	NY
58674	290 ROUTE 211 EAST	MIDDLETOWN	NY
58675	275 ROUTE 59 EAST	NANUET	NY

58677	174 WESTCHESTER AVE.	WHITE PLAINS	NY
58681	80 BEDFORD ROAD	KATONAH	NY
40011	3203 MONSARRAT AVE.	HONOLULU	HI
40012	2314 NORTH SCHOOL STREET	HONOLULU	HI
40014	215 SOUTH VINEYARD BLVD.	HONOLULU	HI
40019	46-004 KAMEHAMEHA HWY.	HONOLULU	HI
40020	47-515 KAMEHAMHA HWY.	KANEOHE	HI
40023	85-830 FARRINGTON HWY.	WAIANAE	HI

SCHEDULE 2.05 (b)

FLOOD CERTIFICATE PROPERTIES

2.05-1

SCHEDULE 2.05 (b)—FLOOD CERTIFICATE PROPERTIES

Property #	Address	City	State
30222	860 MAIN STREET	MELROSE	MA
30231	1975 MAIN STREET	TEWKSBURY	MA
40010	66-632 KAMEHAMEHA HWY.	HALEIWA	HI
40015	2025 KALAKAUA AVE.	HONOLULU	HI
40024	87-1942 FARRINGTON HWY.	WAIANAE	HI
40026	94-780 FARRINGTON HWY.	WAIPAHU	HI
55300	24 LOUDON ROAD	CONCORD	NH
55309	12-14 NASHUA RD	LONDONDERRY	NH
58625	280 NORTH SAW MILL RIVER ROAD	ELMSFORD	NY
58631	1110 VIOLET AVE.	HYDE PARK	NY

SCHEDULE 2.05(c)

FASMART PORTFOLIO PROPERTIES

2.05-1

SCHEDULE 2.05—FASMART PORTFOLIO PROPERTIES

Property #	Address	City	State
6152	1053 Farmington Road	Bristol	CT
6153	228 Pine Street	Bristol	CT
6154	948 Pine Street	Bristol	CT
6157	1 Main Street	Ellington	CT
6159	1387 Farmington Ave.	Farmington	CT
6160	867 Wethersfield Ave.	Hartford	CT
6161	923 Maple Ave.	Hartford	CT
6162	1101 East Main Street	Meriden	CT
6163	619 South Main Stret	Middletown	CT
6164	710 West Main Street	New Britain	CT
6165	194 Kelsey Street	Newington	CT
6166	105 Washington Ave.	North Haven	CT
6167	67 East Main Street	Plainville	CT
6168	699 Main Street	Plymouth	CT
6169	875 Windsor Road	Douth Windham	CT
6170	856 Sullivan Ave.	South Windsor	CT
6171	801 Thompsonville Road	Suffield	CT
6173	720 North Colony Road	Wallingford	CT
6175	1030 Hamilton Ave.	Waterbury	CT
6176	1676 Watertown Ave.	Waterbury	CT
6177	467 Wolcott Street	Waterbury	CT
6178	1219 Main Street	Watertown	CT
6180	528 Main Street	West Haven	CT
6182	1440 West Main Street	Willimantic	CT
6185	269 Main Street	Windsor locks	CT
68200	216 Main Street	Ashaway	RI

SCHEDULE 3.01

OWNERSHIP CHART

3.01-1

Getty Realty Corp.
11-3412575
L.P.
100%
100%
As Trustee
Getty TM Corp.
11-3574336
Sole Beneficial Owner
Power Test Realty Company Limited Partnership
11-2714521
G.P.
Getty Properties Corp.
11-2232705
Getty Realty Corp. REIT Qualification Trust
11-3412575
100%
AOC Transport, Inc.
GettyMart Inc.
11-2994477
Leemilt's Petroleum, Inc.
11-3574336
Slattery Group Inc.
24-0507670
Getty HI Indemnity, Inc.
20-8709958
Getty Leasing, Inc.
61-1606742
GTY MD Leasing, Inc.
27-1013767
GTY NY Leasing, Inc.
37-1609446
GTY MA/NH Leasing, Inc.
80-0682093

SCHEDULE 3.05(1)

BORROWING BASE LEASES

3.05(1)-1

SCHEDULE 3.05 (1)—BORROWING BASE LEASES

Master Energy Lease, dated September 27, 2005, between Trustreet Properties, Inc., CNL APF Partners, LP., Fuel Supply, Inc., USRP (Molly), LLC, USRP (Bob), LLC, USRP (Jennifer), LLC and USRP (Steve), LLC, collectively as Landlord, and Aloha Petroleum, Ltd., as Tenant, as assigned to Getty HI Leasing, pursuant to that certain Assignment and Assumption of Master Energy Lease, dated March 31, 2007, between Landlord, as Assignor, and Getty HI Leasing, Inc., as Assignee

Unitary Net Lease Agreement, dated March 30, 2011, between GTY MA/NH Leasing, Inc., as Landlord, and Nouria Energy Ventures I, LLC, as Tenant

Unitary Net Lease Agreement, dated January 13, 2011, between GTY NY Leasing, Inc., as Lessor, and CPD NY Energy Corp., as Lesee

SCHEDULE 3.05(2)

GROUND LEASES

3.05(2)-1

SCHEDULE 3.05 (2)—GROUND LEASES

Property #	Address	City	State
30203	380 SOUTHBRIDGE STREET	AUBURN	MA
30205	257 WEST BOYLSTON STREET	WEST BOYLESTON	MA
30209	61 63 MIDDLESEX TURNPIKE	BURLINGTON	MA
30210	189 CHELMSFORD STREET	CHELMSFORD	MA
30212	149 ENDICOTT STREET	DANVERS	MA
30215	264 TIMPANY BLVD	GARDNER	MA
30216	26 COMMERCIAL ROAD	LEOMINSTER	MA
30217	436 LANCASTER STREET	LEOMINSTER	MA
30218	460 KING STREET	LITTLETON	MA
30232	30 LACKEY DAM ROAD	UXBRIDGE	MA
30235	128 TURNPIKE ROAD	WESTBOROUGH	MA
55306	100 MAST RD (SR 114)	GOFFSTOWN	NH
55307	1326 HOOKSETT ROAD	HOOKSETT	NH
55312	1932 SOUTH WILLOW STREET	MANCHESTER	NH
55319	270 MAIN DUNSTABLE ROAD	NASHUA	NH
58627	399 GREENWICH AVE.	GOSHEN	NY
58632	80 BEDFORD ROAD	KATONAH	NY
58642	1423 ROUTE 300	NEWBURGH	NY
58649	425 BOSTON ROAD	PORT CHESTER	NY
58658	ROUTE 35 & BOUTON ROAD	SOUTH SALEM	NY
58660	407 WHITE PLAINS ROAD	EASTCHESTER	NY
58662	19 MARBLE AVE.	THORNWOOD	NY
58664	1050 ROUTE 9	WAPPINGERS FALLS	NY
58668	1237 MAMARONECK AVE.	WHITE PLAINS	NY
58669	1176 NEPPERHAN AVE.	YONKERS	NY
58672	2035 SAW MILL RIVER ROAD	YORKTOWN HEIGHTS	NY
58676	3081 ROUTE 22	PATTERSON	NY
58678	HUTCHINSON RIVER PARKWAY	WHITE PLAINS	NY
58679	838 KIMBALL AVE.	YONKERS	NY
58680	275 ROUTE 59 EAST	NANUET	NY

SCHEDULE 3.06

DISCLOSED MATTERS

NONE

3.06-1

SCHEDULE 6.02

EXISTING INDEBTEDNESS

6.02-1

SCHEDULE 6.02—EXISTING INDEBTEDNESS

Lender	Interest Rate	Inception Date	Maturity Date	Current Outstanding
TD Bank, N.A.	3.50%	9/25/2009	3/31/2013	$22,615,000

SCHEDULE 6.03

EXISTING LIENS

6.03-1

SCHEDULE 6.03—EXISTING LIENS

Property #	Address	City	State	Lienholder
29101	11055 BALTIMORE AVE.	BELTSVILLE	MD	TD Bank, N.A.
29102	11417 CHERRY HILL ROAD	BELTSVILLE	MD	TD Bank, N.A.
29103	10405 BALTIMORE AVE.	BELTSVILLE	MD	TD Bank, N.A.
29104	4040 POWDER MILL ROAD	BELTSVILLE	MD	TD Bank, N.A.
29105	5650 ANNAPOLIS ROAD	BLADENSBURG	MD	TD Bank, N.A.
29106	16450 HARBOUR WAY	BOWIE	MD	TD Bank, N.A.
29107	8901 CENTRAL AVE.	CAPITOL HEIGHTS	MD	TD Bank, N.A.
29108	6441 COVENTRY WAY	CLINTON	MD	TD Bank, N.A.
29109	7110 BALTIMORE AVE.	COLLEGE PARK	MD	TD Bank, N.A.
29110	8401 BALTIMORE AVE.	COLLEGE PARK	MD	TD Bank, N.A.
29111	5921 MARLBORO PIKE	DISTRICT HEIGHTS	MD	TD Bank, N.A.
29112	5520 MARLBORO PIKE	DISTRICT HEIGHTS	MD	TD Bank, N.A.
29113	7631 MARLBORO PIKE	FORESTVILLE	MD	TD Bank, N.A.
29114	10815 INDIAN HEAD HIGHWAY	FORT WASHINGTON	MD	TD Bank, N.A.
29115	7619 GREENBELT ROAD	GREENBELT	MD	TD Bank, N.A.
29116	6727 RIGGS ROAD	HYATTSVILLE	MD	TD Bank, N.A.
29117	3200 QUEENS CHAPEL ROAD	HYATTSVILLE	MD	TD Bank, N.A.
29118	7106 MARTIN L. KING JR. HIGHWAY	LANDOVER	MD	TD Bank, N.A.
29119	7545 LANDOVER ROAD	LANDOVER	MD	TD Bank, N.A.
29120	6579 ANNAPOLIS ROAD	LANDOVER HILLS	MD	TD Bank, N.A.
29121	5806 LANDOVER ROAD	LANDOVER HILLS	MD	TD Bank, N.A.
29122	9500 LANHAM SEVERN ROAD	LANHAM	MD	TD Bank, N.A.
29123	8850 GORMAN ROAD	LAUREL	MD	TD Bank, N.A.
29124	801 WASHINGTON BLVD.	LAUREL	MD	TD Bank, N.A.
29125	3384 FORT MEADE ROAD	LAUREL	MD	TD Bank, N.A.
29126	7801 SANDY SPRING ROAD	LAUREL	MD	TD Bank, N.A.
29127	15151 SWEITZER LANE	LAUREL	MD	TD Bank, N.A.
29128	14701 BALTIMORE AVE.	LAUREL	MD	TD Bank, N.A.
29129	5622 ST. BARNABAS ROAD	OXON HILL	MD	TD Bank, N.A.
29130	6631 RIVERDALE ROAD	RIVERDALE	MD	TD Bank, N.A.
29131	6117 BALTIMORE BLVD.	RIVERDALE	MD	TD Bank, N.A.
29132	6400 CENTRAL AVE.	SEAT PLEASANT	MD	TD Bank, N.A.
29134	3000 COLEBROOKE DRIVE	SUITLAND	MD	TD Bank, N.A.
29135	4747 SILVER HILL ROAD	SUITLAND	MD	TD Bank, N.A.
29136	3399 BRANCH AVE.	TEMPLE HILLS	MD	TD Bank, N.A.
29137	10350 CAMPUS WAY SOUTH	UPPER MARLBORO	MD	TD Bank, N.A.
29138	1597 Livingston Road	ACCOKEEK	MD	TD Bank, N.A.

SCHEDULE 7.01

ENVIRONMENTAL REMEDIATION AND COMPLIANCE MATTERS

SCHEDULE 7.01—ENVIRONMENTAL REMEDIATION & COMPLIANCE MATTERS

Property #	Address	City	State	Lifecycle Phase
6	1672 86TH ST.	BROOKLYN	NY	Assessment
7	161-51 Baisley Boulevard	Jamaica	NY	RAP Implementation
8	75-41 YELLOWSTONE BLVD	REGO PARK	NY	Operation and Maintenance
16	98-21 Rockaway Boulevard	Ozone Park	NY	RAP Implementation
17	1780 Coney Island Avenue	Brooklyn	NY	Closure Activities
20	1810 CROSS BRONX EXP.	BRONX	NY	Closure Activities
24	2375 Jerome Avenue	Bronx	NY	Closure Activities
38	2686 LONG BEACH RD	OCEANSIDE	NY	Assessment
53	510 SUFFOLK AVE	BRENTWOOD	NY	Closure Compliance Activities
65	1 MONTAUK & CARLTON AVE	EAST ISLIP	NY	Assessment
77	758 Pelham Road	New Rochelle	NY	Closure Activities
91	40 N. Stone Avenue	Elmsford	NY	O & M
93	4350 Boston Post Road	Pelham Manor	NY	Closure Activities
100	140 Franklin Turnpike	Mahwah	NJ	Closure Compliance Activities
102	2311 Crompound Road	Peekskill	NY	RAP Implementation
103	200 Westchester Avenue	Port Chester	NY	O & M
114	2453 Westchester Avenue	Bronx	NY	Assessment
115	3400 Baychester Avenue	Bronx	NY	Closure Activities
116	128 EAST MAIN ST	ELMSFORD	NY	Operation and Maintenance
117	946 BOSTON POST RD.	MAMARONECK	NY	Operation and Maintenance
126	4302 Ft. Hamilton Parkway	Brooklyn	NY	Closure Activities
160	1364 Route 9	West Marlborough	NY	Closure Activities
163	1738 RT.9W	LAKE KATRINE	NY	Operation and Maintenance
190	1809 ROUTE 1	RAHWAY	NJ	Assessment
200	13 Clarke Avenue	Staten Island	NY	O & M
210	3305 East Tremont Avenue	Bronx	NY	Closure Activities
214	116-60 Sutphin Boulevard	Queens	NY	Operation and Maintenance
223	6418 8th Avenue	Brooklyn	NY	Closure Activities
229	125 KINGS HIGHWAY	BROOKLYN	NY	Operation and Maintenance
232	211-02 Jamaica Avenue	Bellaire	NY	Closure Activities
234	1125-27 Richmond Terrace	Staten Island	NY	RAP Implementation
235	1820 RICHMOND ROAD	STATEN ISLAND	NY	Assessment
252	4301 BOSTON POST ROAD	MOUNT VERNON	NY	Operation and Maintenance

257	895 Melrose Avenue	Bronx	NY	Closure Activities
269	1827 Westchester Avenue	Bronx	NY	Assessment
270	2400 East Tremont Avenue	Bronx	NY	RAP Implementation
275	495 E. 180Th & Bathgate	Bronx	NY	Closure Activities
277	3031 Bailey Avenue	Bronx	NY	Closure Activities
278	944 Central Park Avenue	Yonkers	NY	O & M
288	State Highway 36 & Avenue D	Atlantic Highlands	NJ	Closure Activities
299	481 UNION AVE	WESTBURY	NY	Assessment
301	257 North Broadway	Sleepy Hollow	NY	Operation and Maintenance
304	1297 Route 9	Old Bridge	NJ	Closure Activities
312	166-02 Northern Boulevard	Flushing	NY	O & M
322	34 ROUTE 303	VALLEY COTTAGE	NY	Assessment
323	3083 Webster Avenue	Bronx	NY	Closure Activities
324	4000 Hylan Boulevard	Staten Island	NY	Closure Activities
325	1168 PLEASANTVILLE ROAD	BRIARCLIFF MANOR	NY	Operation and Maintenance
329	1441 Westchester Avenue	Bronx	NY	Closure Activities
332	600 South Pelham Parkway	Bronx	NY	O & M
339	4880 Broadway	New York	NY	Closure Activities
340	89 St. Nicholas Place	New York	NY	Closure Activities
341	239 10th Avenue	New York	NY	Closure Activities
348		Bloomfield	NJ	Closure Compliance Activities
353	163-10 Pidgeon Meadow Rd.	Flushing	NY	Closure Activities
358	185 EAST LINCOLN AVE	PELHAM	NY	Assessment
361	101-06 Astoria Boulevard	Astoria	NY	Closure Activities
362	1212 Victory Boulevard	Staten Island	NY	Closure Activities
363	350 ROCKAWAY TPKE	CEDARHURST	NY	Assessment
365	1324 East Putnam Ave	Old Greenwich	CT	Predelineation
369	26 E. Post Road	White Plains	NY	Closure Activities
370	Route 36 & Atlantic Avenue	Keyport	NJ	Closure Activities
396	1842 Victory Boulevard	Staten Island	NY	Closure Activities
443	219 North Main Street	Sayville	NY	Closure Activities
444	515 MONTAUK HIGHWAY	BAY SHORE	NY	Closure Compliance Activities
448	1164 MONTAUK HWY	E. PATCHOGUE	NY	Closure Compliance Activities
454	315 MERRICK ROAD	AMITYVILLE	NY	Assessment
464	869 ATLANTIC AVE	BALDWIN	NY	Assessment
491	1422 Wantagh Ave.	Wantagh	NY	Assessment

498	ROUTE 1 & JOHN STREET	EDISON	NJ	Closure Activities
506	1300 Englishtown Rd.	Old Bridge	NJ	Closure Compliance Activities
523	1741 Route 37 West	Toms River	NJ	Closure Activities
535	310 Bay Shore Road	N. Babylon	NY	Closure Activities
539	1255 McBride	W. Paterson	NJ	Closure Activities
549	1220 East 233rd Street	Bronx	NY	Closure Activities
564	1103-1107 De Kalb Avenue	Brooklyn	NY	Closure Activities
579	185 NORTH HIGHLAND AVE	OSSINING	NY	Assessment
585	611 Main St., E. Hartford	Hartford	CT	Closure Activities
589	176 Tolland Tpke & B Acres	Manchester	CT	Closure Activities
590	934-938 E. Main St.	Meriden	CT	Closure Activities
595	222 Danbury Road	New Milford	CT	Closure Activities
598	170 Taftville-Occum Rd.	Norwich	CT	Closure Compliance Activities
601	398 Main St.	Southington	CT	Closure Activities
604	120 Main Street	Terryville	CT	Closure Activities
606	216 Merrow Road	Tolland	CT	Predelineation
611	Route 32	Waterford	CT	Closure Activities
615	1649 Litchfield Turnpike	Woodbridge	CT	Closure Activities
624	30 West State Street	Granby	MA	Operation and Maintenance
625	123 Main Street	Great Barrington	MA	Closure Activities
628	Rte 32 Palmer & Monson Rd	Monson	MA	Closure Activities
637	2221 Main Street & Carew	Springfield	MA	Closure Activities
643	278 Elm Street	Westfield	MA	Assessment
647	2 Pleasantville Rd.	Ossining	NY	O & M
652	R.D.#1 ROUTE 130	BEVERLY	NJ	Assessment
653	201 Elmora Ave	Elizabeth	NJ	Closure Activities
654	669 SOMERSET STREET	SOMERSET	NJ	Operation and Maintenance
655	4431 Route 9	Englishtown	NJ	Closure Activities
656	2737 S. Broad St.	Hamilton	NJ	Closure Compliance Activities
659	RTE 440 & DANFORTH AVE	JERSEY CITY	NJ	Assessment
660	100 RIVER AVE	LAKEWOOD	NJ	Closure Activities
661	100 White Horse Pike	Lawnside	NJ	O & M
664	953 18th Avenue	Newark	NJ	RAP Implementation
665	1292 RT 22 EAST	NORTH PLAINFIELD	NJ	Closure Activities
666	1292 RT 22 East	North Plainfield	NJ	Closure Compliance Activities
667	639 ROUTE 17 SOUTH	PARAMUS	NJ	Closure Activities

670	957 ROUTE 9 NORTH	SOUTH AMBOY	NJ	RAP Implementation
673	6718 Black Horse Pike	Pieasantville	NJ	Closure Activities
677	381 North Avenue	New Rochelle	NY	RAP Implementation
680	208 Foxon Rd.	N. Branford	CT	RAP Implementation
684	196 Ross Place	Westfield	NJ	Closure Compliance Activities
685	2 Ashford Drive	Dobbs Ferry	NY	Closure Activities
688	301 East & Whiting St:	Plainville	CT	Closure Activities
709	2955 Cropsey Avenue	Brooklyn	NY	Closure Activities
751	630 LINCOLN HWY RT 1	FAIRLESS HILLS	PA	Closure Compliance Activities
6130	85 Forbes Ave.	New Haven	CT	Closure Activities
6709	213 Colony Street	Meridan	CT	Assessment
6722	1030 Blue Hills Road	Bloomfield	CT	Closure Activities
6725	850 Hopmeadow Road	Simsbury	CT	O & M
6742	36 Danbury Road	Ridgefield	CT	Closure Activities
6744	321 West Avenue	Norwalk	CT	Predelineation
6746	1789 Barnum Ave.	Bridgeport	CT	Closure Activities
6749	700 DEWEY STREET	BRIDGEPORT	CT	Assessment
6753	1464 Fairfield Ave.	Bridgeport	CT	Closure Activities
6762	179 Noroton Ave.	Darien	CT	RAP Implementation
6765	224 Magee Avenue	Stamford	CT	Closure Activities
6768	59 W. Broad St.	Stamford	CT	Assessment
6779	197 Main St.	Cheshire	CT	RAP Implementation
6781	231 Cherry St.	Milford	CT	Closure Activities
6811	774 Farmington Ave.	Bristol	CT	Assessment
6813	Cor. Rts #7 & 25	Brookfield	CT	Closure Activities
6817	1294 E. Main Street	Torrington	CT	Closure Activities
6819	206 Main St.	Norwalk	CT	Closure Activities
6851	241 White St.	Danbury	CT	RAP Implementation
6852	578 S. Main St.	Middletown	CT	RAP Implementation
6853	126 South Road	Enfield	CT	Closure Activities
6871	441 W. Avon Rd.	Avon	CT	RAP Implementation
6873	1618 Saybrook Rd.	Haddam	CT	Closure Activities
8641	735 Philadelphia Pike	Wilmington	DE	O & M
8669	1712 Foulk Road	Wilimington	DE	O & M
28002	159 Cottage Rd.	South Portland	ME	Assessment
28032	1217 Congress St.	Portland	ME	Assessment

28210	59 Camden St.	Rockland	ME	Assessment
28222	207 Broadway	South Portland	ME	Closure Activities
29811	16603 SETON AVENUE	EMMITSBURG	MD	Closure Compliance Activities
30315	522 Main Street	S. Weymouth	MA	Closure Activities
30317	1744 Centre Street	West Roxbury	MA	Closure Activities
30339	350 Pleasant Street	Belmont	MA	Assessment
30344	245 N. Main Street	Randolph	MA	RAP Implementation
30352	110 Galen Street	Watertown	MA	Closure Activities
30355	306 Main Street	Reading	MA	Closure Activities
30361	191 TALBOT AVENUE	DORCHESTER	MA	Assessment
30363	469 Washington St.	Weymouth	MA	Closure Activities
30375	4 Whiting Street	Hingham	MA	Closure Activities
30393	325 Washington Street	Woburn	MA	Closure Activities
30409	792 Truman Highway	Hyde Park	MA	Closure Activities
30436	527 Grafton Street	Worcester	MA	Closure Activities
30457	609 Park Avenue	Worcester	MA	Assessment
30458	88 East Main Street	Webster	MA	Assessment
30515	331 Bennington Avenue	East Boston	MA	Operation and Maintenance
30518	299 Main Street	Groveland	MA	Closure Activities
30548	391 Main Street	Williamstown	MA	Closure Compliance Activities
30551	371 Huttleston Avenue	Fairhaven	MA	Closure Activities
30557	63 BROADWAY	TAUNTON	MA	Closure Activities
30602	481 Washington Street	Auburn	MA	Closure Activities
30603	245 Haverhill Street	Methuen	MA	Closure Activities
30606	113 Central St.	Ipswich	MA	Assessment
30610	581 Boston Post Road	Billerica	MA	Closure Activities
30611	235 S. Elm Street	Haverhill	MA	Assessment
30612	679 Main Street	Chatham	MA	O & M
30616	20 S. Main Street	Ipswich	MA	Closure Activities
30617	528 North Main Street	Leominster	MA	Closure Activities
30629	869 Main Street	Tewksbury	MA	Closure Activities
30631	714 W. Falmouth Hwy	Falmouth	MA	Closure Activities
30633	262 Groton Road	Westford	MA	Closure Activities
30646	825 Washington Street	Stoughton	MA	Closure Activities
30652	860 Southbridge Street	Auburn	MA	Assessment
30657	1177 North Main Street	Clinton	MA	Closure Activities

30678	3 Singletary Avenue	Sutton	MA	Closure Activities
30695	223 MAIN STREET	ATHOL	MA	Closure Activities
30700	1660 Worcester Road	Framingham	MA	Closure Activities
30702	Route 140 & Water Street	Milford	MA	Closure Activities
30710	350 Greenwood Street	Worcester	MA	Assessment
30713	274 High Street	Lowell	MA	Closure Activities
40014	215 South Vineyard Boulevard	Honolulu	HI	Closure Activities
40019	46-004 Kamehameha Highway	Kaneohe	HI	Closure Activities
40022	150 North Kamehameha Highway	Wahiawa	HI	Closure Compliance Activities
40035	120 South Linville Road	Kernersville	NC	Predelineation
55201	1467 ELM STREET	MANCHESTER	NH	Closure Activities
55208	242 MAIN STREET	CONCORD	NH	Closure Activities
55211	Danforth Circle	Derry	NH	Closure Activities
55237	Main St. & Granite St.	Salem	NH	Closure Activities
55241	747 Lafayette Road	Hampton	NH	Closure Activities
55242	41 Webster Street	Manchester	NH	Closure Activities
55244	605 Daniel Webster Hwy	Merrimack	NH	Closure Activities
55246	125 Bridge Street	Pelham	NH	Closure Activities
55247	219 Pembrook Street	Pembrook	NH	Closure Activities
55249	Route 11 & 3 Ten Rod Road	Rochester	NH	Closure Activities
55250	74 Hancock Street	Rochester	NH	Closure Activities
55253	463 High Street	Somersworth	NH	Closure Activities
55254	108 Portsmouth Avenue	Exeter	NH	Closure Activities
55256	Route 101	Candia	NH	Closure Activities
55257	Route 125 and Elm Street	Epping	NH	Closure Activities
55258	1890 Dover Road	Epsom	NH	Closure Activities
55259	14 Court Street	Exeter	NH	Closure Activities
55260	777 Lafayette Road	Hampton	NH	Closure Activities
55261	4 Amherst Street	Milford	NH	Closure Activities
55264	361 ISLINGTON ROAD	PORTSMOUTH	NH	Closure Activities
55266	190 Milton Road (Route 125)	Rochester	NH	Closure Activities
55268	587 Lafayette Road	Seabrook	NH	Closure Activities
55274	32 Bridge Street	Pelham	NH	Closure Activities
56005	6 RT 23 NORTH/7 VERNON AVE	HAMBURG	NJ	Assessment
56009	2048 ROUTE 23 NORTH	WEST MILFORD	NJ	Assessment
56011	89 ACKERMAN AVENUE	CLIFTON	NJ	Assessment

56023	Beverly & Salem Rds.	Willingboro	NJ	Closure Activities
56027	1296 Rt. 33 & Hamilton Square	Hamilton Sq.	NJ	Closure Compliance Activities
56028	420 JOHN F. KENNEDY WAY	WILLINGBORO	NJ	Assessment
56031	1028 AVE. C & 49TH ST.	BAYONNE	NJ	Assessment
56032	25 Central Avenue	Tenafly	NJ	Closure Compliance Activities
56034	114 SOUTH AVE W	CRANFORD	NJ	Assessment
56039	278 BLOOMFIELD AVENUE	NUTLEY	NJ	Assessment
56047	661 BLOOMFIELD AVENUE	NUTLEY	NJ	Assessment
56049	325 SPRINGFIELD ROAD	Berkeley Hts	NJ	Closure Activities
56056	2352 Morris Avenue	Union	NJ	Closure Activities
56057	RT. 35 & SUNSET AVE.	OCEAN TOWNSHIP	NJ	Operation and Maintenance
56062	RTS #571 & #535	CRANBURY	NJ	Assessment
56064	Main & Sommerhill Road	Spotswood	NJ	Closure Activities
56069	835 East Clements Bridge Road	Runnemede	NJ	Closure Compliance Activities
56073	208 BRANCHPORT AVENUE	LONG BRANCH	NJ	Closure Activities
56075	1101 E. JERSEY ST. (MADIS	ELIZABETH	NJ	Assessment
56079	1061 Broadway	Bayonne	NJ	Closure Activities
56081	5 STELTON ROAD	PISCATAWAY	NJ	Assessment
56084	8 STONEHOUSE ROAD	BASKING RIDGE	NJ	Assessment
56087	2061 Fellowship & Springfield	Cherry Hill	NJ	Closure Activities
56088	401 Egg Harbor Road	Sewell	NJ	Closure Activities
56093	713 PLAINFIELD AVENUE	BERKELEY HEIGHTS	NJ	Assessment
56096	SPRINGSIDE & WOODLANE RDS.	WESTAMPTON TWP	NJ	Operation and Maintenance
56097	377 SO. BLACK HORSE TPKE	WILLIAMSTOWN	NJ	Closure Activities
56098	914 BLACK HORSE PIKE	BLACKWOOD	NJ	Closure Activities
56101	1870 Kuser Rd.	Trenton	NJ	Closure Activities
56102	1 MAIN STREET	LODI	NJ	Closure Activities
56106	380 SOUTH CLINTON STREET	EAST ORANGE	NJ	Assessment
56108	790 KEARNY AVENUE	KEARNY	NJ	Closure Activities
56109	1407 MAIN STREET	BELMAR	NJ	Closure Activities
56111	CAMDEN & COTTAGE ROAD	MOORESTOWN	NJ	Assessment
56113	2313 Rt 71 and Wail Rd	Spring Lake Heights	NJ	O & M
56115	Berlin & Bryant Avenues	Lindewold	NJ	Closure Compliance Activities
56117	700 WOODBURY-GLASSBORO ROAD	SEWELL	NJ	Assessment
56118	1213 ROUTE 27	FRANKLIN TWP.	NJ	Assessment
56124	1212 BLACKWOOD CLEMENTON ROAD	CLEMENTON	NJ	Assessment

56132	4th & Main Streets	Asbury Park	NJ	O & M
56136	45 RIDGE PIKE	LYNDHURST	NJ	Assessment
56138	184 SOUTH AVE. (3RD AVE.)	FANWOOD	NJ	Assessment
56139	119 GODWIN AVENUE	MIDLAND PARK	NJ	Assessment
56145	3639 ROUTE 9	FREEHOLD	NJ	Assessment
56149	91 BRICK BOULEVARD	BRICK	NJ	Operation and Maintenance
56156	1 WEST 9TH STREET	OCEAN CITY	NJ	Assessment
56157	804 ROUTE 530	WHITING	NJ	Assessment
56159	2050 Black Horse Pike	Turnersville	NJ	RAP Implementation
56167	414 ROUTE 206	HILLSBOROUGH	NJ	Assessment
56169	128 Chestnut Ridge Road	Montvale	NJ	O & M
56206	ROUTE #1 AND WASHINGTON R	PRINCETON	NJ	Operation and Maintenance
56215	1705 Route 33	Neptune	NJ	O & M
56230	86 Doremus Avenue	Newark	NJ	Assessment
56250	207 MONMOUTH RD	OAKHURST	NJ	Assessment
56258	118 MAIN ST	TUCKERTON	NJ	Assessment
56260	Gateway & Lincoln Avenue	W. Deptford	NJ	Predelineation
56263	176 W. End Avenue	Somerville	NJ	Closure Activities
56275	1942 LINCOLN HIGHWAY	EDISON	NJ	Assessment
56276	1490 Bergen Boulevard	Fort Lee	NJ	O & M
56291	125 RAILROAD AVENUE	RIDGEFIELD PARK	NJ	Closure Activities
56803	125 North Washington Ave	Bergenfield	NJ	Closure Compliance Activities
56811	490 CENTRAL AVE. (SCOTLAN	ORANGE	NJ	Assessment
56815	2 WEST SAINT GEORGE AVENUE	LINDEN	NJ	Operation and Maintenance
56818	721 East Passaic Avenue	Bioomfield	NJ	Closure Compliance Activities
56821	252 Irvington Avenue	South Orange	NJ	Closure Activities
56822	758 18th Avenue	Irvington	NJ	Predelineation
56843	2701 Morris Avenue	Union	NJ	Closure Compliance Activities
56844	110 Centre Street	Nutley	NJ	Closure Activities
56847	1112 ROUTE 22	MOUNTAINSIDE	NJ	Assessment
56848	85 DODD STREET	EAST ORANGE	NJ	Assessment
56852	134 NJ Route 4	Englewood	NJ	Closure Activities
56853	255 DIAMOND BRIDGE ROAD	HAWTHORNE	NJ	Closure Activities
56862	1208 CENTRAL AVENUE	CLARK	NJ	Assessment
56868	BLOOMFIELD & ALLWOOD AVENUES	CLIFTON	NJ	Operation and Maintenance
56869	749 Lyons Avenue	Irvington	NJ	Closure Activities

56871	450 New York Avenue	Jersey City	NJ	O & M
56872	39 CENTRAL AVENUE	JERSEY CITY	NJ	Assessment
56873	989 Somerset Street	Watchung	NJ	Closure Activities
56877	Shunpike & Green Village	Green Village	NJ	Closure Compliance Activities
56881	ROUTE 46 & MILL STREET	ELMWOOD PARK	NJ	Assessment
56882	58 Greenbrook Road	N. Piainfield	NJ	Closure Compliance Activities
56889	921 MONTGOMERY ST.	JERSEY CITY	NJ	Assessment
56891	171 Bloomfield Avenue	Bloomfield	NJ	Closure Activities
56892	88 E. Mcfarlan Street	Dover	NJ	Closure Activities
56893	Bordentown Ave & Ernston	Parlin	NJ	Closure Activities
56896	1131 St. George Avenue	Colonia	NJ	Closure Activities
56898	1118 HAMBURG TURNPIKE	WAYNE	NJ	Assessment
56899	N.J. ROUTE #17 -(SOUTH)	HASBROUCK HGT	NJ	Operation and Maintenance
56904	571 INMAN AVENUE (JORDAN)	COLONIA	NJ	Closure Activities
56906	1189 ENGLISHTOWN ROAD	OLD BRIDGE	NJ	Assessment
56909	381 RIVER ROAD & MADISON	NEW MILFORD	NJ	Closure Compliance Activities
56915	51 North Walnut Street	Ridgewood	NJ	Closure Activities
56916	LAFAYETTE & WAGARAW	HAWTHORNE	NJ	Closure Activities
56919	1220 Route 23	Wayne	NJ	Closure Activities
56921	615 Washington Avenue	Washington	NJ	Closure Compliance Activities
56922	357 NJ Route #117	Paramus	NJ	Closure Activities
56924	606 Midland Avenue and Outwater Lane	Garfield	NJ	Closure Activities
56925	676 GARFIELD AVE.	JERSEY CITY	NJ	Assessment
56926	2284 Route #4	Fort Lee	NJ	Closure Activities
56933	91 LEONARDVILLE ROAD	BELFORD	NJ	Assessment
56935	157 Broad Street	Eatontown	NJ	Closure Activities
56939	Ocean & Riverdale	MONMOUTH BC	NJ	Closure Activities
56955	Main St & Glen Echo Ave.	Swedesboro	NJ	Closure Activities
56959	NICHOLSON RD.& WHITE HORS	AUDOBON	NJ	Closure Compliance Activities
56962	1067 SOUTH BROAD STREET	TRENTON	NJ	Closure Activities
56965	579 South Broad Street	Trenton	NJ	Closure Compliance Activities
56986	101 WHITE HORSE PK & EVESHAM	MAGNOLIA	NJ	RAP Implementation
56997	1781 W. 7TH STREET	PISCATAWAY	NJ	Assessment
56999	585 Northfield Avenue	West Orange	NJ	O & M
58014	5510 BROADWAY	BRONX	NY	RAP Implementation
58015	8202 7th Avenue	Brooklyn	NY	Assessment

58017		Yonkers	NY	Closure Activities
58019	286 ASHBURTON AVE	YONKERS	NY	Assessment
58033	1185 WEST BROADWAY	HEWLETT	NY	Assessment
58034	601 Port Washington Boulevard	Port Washington	NY	O & M
58049	311 MC LEAN AVENUE	YONKERS	NY	Closure Activities
58053	9616 Flatlands Avenue	Brooklyn	NY	Closure Activities
58071	114-05 Farmers Boulevard	St. Albans	NY	Closure Activities
58072	ROUTES 9 AND 9G	RHINEBECK	NY	Operation and Maintenance
58077	2495 Cropsey Avenue	Brooklyn	NY	Closure Activities
58097	720 North Avenue	New Rochelle	NY	O & M
58108	11 East Post Road	White Plains	NY	O & M
58111	751 WHITE PLAINS RD	SCARSDALE	NY	Operation and Maintenance
58161	1245 NEPPERHAN AV.	YONKERS	NY	Assessment
58181	734 PARK AVENUE	HUNTINGTON	NY	Assessment
58261	RIVERSIDE AVE.	RENSSELAER	NY	Operation and Maintenance
58329	171 N HIGHLAND AV	OSSINING	NY	Operation and Maintenance
58393	RT. 9 (186 ALBANY POST RD	HYDE PARK	NY	Closure Activities
58401	3700 Barger Street	Shrub Oak	NY	Operation and Maintenance
58409	119 West 145th Street	New York	NY	O & M
58415	2001 Gravesend Neck Road	Brooklyn	NY	O & M
58441	1881 Forest Avenue	Staten Island	NY	O & M
58442	1201 Victory Boulevard	Staten Island	NY	Closure Activities
58443	717 Richmond Road	Staten Island	NY	Closure Activities
58505	1314 Sedgwick Avenue	Bronx	NY	Closure Activities
58514	4116 Broadway (174th St.)	New York	NY	Closure Activities
58515	3060 Broadway	Nyack	NY	Closure Activities
58526	118-01 Rockaway Boulevard	Ozone Park	NY	O & M
58547	34-02 31st St.	Astoria	NY	O & M
58553	5931 Amboy Road	Staten Island	NY	Closure Activities
58563	MERRICK ROAD & WYNSUM AVE	MERRICK	NY	Assessment
58574	241 TERRY ROAD	SMITHTOWN	NY	Closure Activities
58579	510 Uniondale Avenue	Uniondale	NY	Closure Activities
58585	73-01 Beach Channel Drive	Arverne	NY	Closure Activities
58592	242 Dyckman Street	New York	NY	O & M
58598	3249 LAWSON BLVD.	OCEANSIDE	NY	Closure Activities
58599	1386 WANTAGH AVENUE	WANTAGH	NY	Assessment

58603	1784 BROADWAY	HEWLETT	NY	Assessment
58605	78-01 Linden Boulevard	Howard Beach	NY	RAP Implementation
58704	Milton and Prospect Street	Ballston Spa	NY	Closure Activities
58705	1324 SARATOGA ROAD	BALLSTON SPA	NY	Closure Activities
58711	308 Delaware Avenue	Delmar	NY	Operation and Maintenance
58712	8 CANAL STREET	ELLENVILLE	NY	Closure Activities
58717	17 Albany Avenue	Green Island	NY	O & M
58718	1493 Route 9	Halfmoon	NY	Closure Activities
58720	499 West Main Street	Hancock	NY	Operation and Maintenance
58722	736 New Louden Road	Latham	NY	Closure Activities
58725	RT 44	MILLERTON	NY	Assessment
58728	3497 State Street	Niskayuna	NY	O & M
58731	363 HOOKER AVENUE	POUGHKEEPSIE	NY	Closure Activities
58733	985 Route 149	Queensbury	NY	Operation and Maintenance
58741	3775 Main Street	Warrensburg	NY	Operation and Maintenance
58743	23 MAIN STREET	HUDSON FALLS	NY	Closure Activities
58750	60 North Central Avenue	Mechanicville	NY	Closure Activities
58751	91 RTE 17K	NEWBURGH	NY	Closure Activities
58753	784 ULSTER AVE	KINGSTON	NY	Assessment
58772	RT 32 QUARRYVILLE	SAUGERTIES	NY	Closure Activities
58794	441 Main Street	Cairo	NY	Closure Activities
58808	Route 82	West Taghkanic	NY	Closure Activities
58843	262-12 HILLSIDE AVENUE	FLORAL PARK	NY	Assessment
58864	2540 SOUTH PARK AVENUE	LACKAWANNA	NY	Assessment
58868	1310 SHERIDAN DRIVE	TONAWANDA	NY	Closure Activities
58870	701 ORCHARD PARK ROAD	WEST SENECA	NY	Assessment
67215	40th Street & Powelton Ave.	Philadelphia	PA	Closure Compliance Activities
67217	6900 Frankford Avenue	Philadelphia	PA	Closure Activities
67235	MARSHALL & MARKLEY STREET	NORRISTOWN	PA	Closure Compliance Activities
67243	596 LANCASTER AVE. & PENN ST.	BRYN MAWR	PA	Closure Compliance Activities
67244	725 FAYETTE STREET	CONSHOHOCKEN	PA	Closure Compliance Activities
67255	1701 N 33RD ST	PHILADELPHIA	PA	Closure Compliance Activities
67265	5700 Ridge Avenue & Shurs	Philadelphia	PA	Closure Activities
67266	EASTON RD. & LOWBER AVE.	PHILADELPHIA	PA	Closure Compliance Activities
67276	7800 RIDGE AVENUE	PHILADELPHIA	PA	Closure Compliance Activities
67288	RT 1 & OLD LINCOLN HWY.	TREVOSE	PA	Closure Compliance Activities

67367	5300 SPRINGFIELD ROAD	CLIFTON HEIGHTS	PA	Assessment
67382	1194 CHESTER PIKE&CLIFTON AVE	SHARON HILL	PA	Closure Activities
67398	EASTON ROAD & PATANE AVE.	ROSLYN	PA	Closure Activities
67405	2 W. BRIDGE STREET	MORRISVILLE	PA	Closure Compliance Activities
67416	3796 Oxford Valley Road	Levittown	PA	Closure Activities
67418	2391 DURHAM RD. (NEWPORTVI)	LANGHORNE	PA	Closure Activities
67423	ROUTE #309 & PARK AVENUE	QUAKERTOWN	PA	Closure Activities
67425	Route #113 & Telford Pike	Souderton	PA	Closure Compliance Activities
67426	798 SUMNEYTOWN PIKE	LANSDALE	PA	Closure Activities
67428	STATE RD & HIGHLAND	UPPER DARBY	PA	Assessment
67432	Main Route #611 & East Street	Coopersburg	PA	O & M
67433	Rt 202 & Dilworthtown Rd.	Doylestown	PA	RAP Implementation
67434	760 2ND STREET PIKE	RICHBORO	PA	RAP Implementation
67435	191 DURHAM RD.	PENNDEL	PA	Assessment
67436	1401 ROUTE 202	WEST CHESTER	PA	Closure Activities
67437	301 EAST JOHNSON HIGHWAY	NORRISTOWN	PA	Closure Compliance Activities
67596	2300 Market St.	Paradise	PA	Closure Activities
67598	2100 Market Street	Linwood	PA	O & M
67599	2425 Middletown Road	Elizabethtown	PA	Closure Activities
67603	2324 N GEORGE ST	YORK	PA	Closure Compliance Activities
67607	7002 WOODLAND AVENUE	PHILADELPHIA	PA	RAP Implementation
67611	550 South Main Street	Shrewsbury	PA	Closure Activities
67617	3650 WILLIAM PENN HWY	PALMER TWP.	PA	Assessment
67624	6100 YORK ROAD	NEW OXFORD	PA	Closure Activities
67627	103-121 CARLISLE ST	HANOVER	PA	Assessment
67632	2873 E. PROSPECT ROAD (LONGSTN)	YORK	PA	Operation and Maintenance
67635	850 CARLISLE AVE (DELCO GETTY)	YORK	PA	Closure Compliance Activities
67636	3730 Carlisle Road	Dover	PA	Closure Activities
67639	816 WEST HIGH STREET	CARLISLE	PA	RAP Implementation
67642	4601 CARLISLE PIKE GETTY	MECHANICSBURG	PA	Assessment
67649	2 South High Street	Biglerville	PA	Assessment
67654	911 Eisenhower Blvd	Middletown	PA	Closure Activities
67663	3031 MOUNT CARMEL AVENUE	GLENSIDE	PA	Closure Activities
68001	7780 Post Road	North Kingstown	RI	Closure Activities
68009	795 West Main Road	Middletown	RI	Closure Activities
68629	1307 Post Road	Warwick	RI	Closure Activities

68646	4087 Tower Hill Road	Wakefield	RI	RAP Implementation
69408	1505 PEMBROKE ROAD	BETHLEHEM	PA	Closure Activities
69409	13TH & NORTHAMPTON STREETS	EASTON	PA	Assessment
69419	200 NORTH 4TH STREET	HAMBURG	PA	Assessment
69420	300 Morgantown Road	Reading	PA	Closure Activities
69428	3568 Newport Road	Intercourse	PA	O & M
69439	203 S. Third Street	Oxford	PA	Closure Activities
69466	839 FERN AVENUE	KENHORST	PA	Closure Activities
69476	602 S. Main Street	Shrewsbury	PA	Closure Activities
69483	N. MAIN STREET EXTENDED	RED LION	PA	Closure Compliance Activities
69493	824 YORK STREET	HANOVER	PA	Assessment
69497	Route 272 Poplar Street	Adamstown	PA	Closure Activities
69504	312 W MAIN ST.	WEST HOLLAND	PA	Assessment
69672	1248 N.9TH STREET	READING	PA	Closure Activities
69676	Second Street	St. Clair	PA	Closure Activities
69682	Main & S.High Streets	Arendtsville	PA	O & M
69685	1070 Trindle Road	Carlisle	PA	Closure Activities
69688	45 E. Hanover Street	Bonneauville	PA	Closure Activities
69689	Route 16 Pennsylvania Hwy.	Shady Grove	PA	Assessment
69690	Route 16	Mcconnellsburg	PA	Closure Activities
93257	1542 Old New Windsor Pike	New Windsor	MD	Closure Activities
94412	626 Adamsville Road	Westport	MA	Closure Activities
95117			NJ	Closure Activities
95134	1022 Chestnut Street	Roselle	NJ	Closure Compliance Activities
95141	Main St & Amwell Ave	Millstone	NJ	Closure Compliance Activities
95142	RT 206 & Bell Ave	Raritan	NJ	Closure Compliance Activities
95153	354 Avenue C	Bayonne	NJ	Closure Activities
95192	201 East Jersey Street	Elizabeth	NJ	Closure Activities
95214	753-763 Sanford Ave	Newark	NJ	Closure Activities
95317	39 Hightstown Rd.	Princeton Jet.	NJ	Closure Compliance Activities
95337	315 Bloomfield Rd.	Newark	NJ	O & M
95456	208 E. Franklin Tpke	HoHoKus	NJ	Closure Compliance Activities
95534	27 Bisson Avenu	Laconia	NH	Closure Activities
96904	West Main & Woolsey	Middletown	RI	RAP Implementation
97126	640 West 15th Street	Hazleton	PA	Closure Compliance Activities
97199	Roosevelt & Mascher	Philadelphia	PA	Assessment

97211	Routes 413 & 232	Wrightstown	PA	Closure Compliance Activities
98261	460 Saw Mill River Road	Yonkers	NY	Closure Activities
98326	26 Paxton Avenue	Bronxville	NY	Closure Activities

SCHEDULE 7.01—SCHEDULE OF CONDEMNATIONS

Property #	Address	City	State
110	2815 Horseblock Road	Medford	NY	Partial
156	300 Smith Street	Poughkeepsie	NY	Total
160	1364 Route 9w	Marlboro	NY	To be determined
535	310 Bay Shore Road	North Babylon	NY	Partial
606	216 Merrow Road	Tolland	CT	Partial
655	4431 Route 9	Freehold	NJ	Partial
6153	228 Pine Street	Bristol	CT	Partial
29101	11055 Baltimore Avenue,	Beltsville,	MD	To be determined
30603	245 Haverhill Street	Methuen	MA	To be determined
30619	163-164 Pelham Street	Methuen	MA	To be determined
40054	5301 North Beach Street	Fort Worth	TX	Partial
40055	307 East FM 2410	Harker Heights	TX	Partial
40062	12310 NW H.K. Dodgen Loop	Temple	TX	Partial
56118	1213 Route 27	Franklin Twp	NJ	Partial
56119	29 Rt. 12 & Broad St.	Flemington	NJ	Partial
56156	1 West 9th Street	Ocean City	NJ	Partial
56886	1060 Stuyvesant Ave,	Irvington	NJ	Partial
56959	Nicholson Road & White Horse Pike	Audubon	NJ	Partial
58144	1525 Montauk Hwy	Mastic	NY	Partial
58295	1164 Route 112	Port Jefferson	NY	Partial
58735	2976 Hamburg Street	Rotterdam	NY	Partial
58743	23 Main Street	Hudson Falls	NY	Partial
58838	1580 Straight Path	Wyandanch	NY	Total
67235	552-554 Markley Street	Norristown	PA	Partial
67288	Rt. 1 & Old Lincoln Hwy.	Trevose	PA	Partial
67632	2890 East Prospect Street	York	PA	Partial
69690	Route 16	McConnellsburg	PA	Partial
71517	16575 Mountain Road	Montpelier	VA	Partial
85004	6563 Commonwealth Ave.	Jacksonville	FL	Partial

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit or guarantees) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[	and is an Affiliate/Approved Fund of [identify Lender]2]

3.	Borrower(s):

4.	Administrative Agent: , as the administrative agent under the Credit Agreement

5.	Credit Agreement: The $175,000,000 Amended and Restated Credit Agreement dated as of March [ ], 2012 among Getty Realty Corp., the Lenders parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

2 Select as applicable.

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans
	$	$	%
	$	$	%
	$	$	%

Effective Date:             , 20            [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and] Accepted:

[NAME OF ADMINISTRATIVE AGENT], as

Administrative Agent

By
Title:

[Consented to:]

[NAME OF RELEVANT PARTY]

By
Title:

ANNEX 1

[                    ]

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other document or agreement executed in connection therewith (with the Credit Agreement, collectively, the “Loan Documents”), (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York [confirm that choice of law provision parallels the Credit Agreement].

EXHIBIT B

OPINION OF COUNSEL FOR THE BORROWER

[Effective Date]

To the Lenders and the Administrative

  Agent Referred to Below

c/o JPMorgan Chase Bank, N.A., as

  Administrative Agent

270 Park Avenue

New York, New York 10017

Dear Sirs:

We have acted as counsel for Getty Realty Corp., a Maryland corporation (the “Borrower”), in connection with the Amended and Restated Credit Agreement dated as of March [        ], 2012 (the “Credit Agreement”), among the Borrower, the banks and other financial institutions identified therein as Lenders, and JPMorgan Chase Bank, N.A., as Administrative Agent and the other agents party thereto. Terms defined in the Credit Agreement are used herein with the same meanings.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

Upon the basis of the foregoing, we are of the opinion that:

1. The Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of Maryland, (b) has all requisite power and authority to carry on its business as now conducted and (c) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

2. The Transactions are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. The Credit Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

3. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

B-1

4. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to our knowledge, threatened against or affecting the Borrower or any of its Subsidiaries (a) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (other than the Disclosed Matters) or (b) that involve the Credit Agreement or the Transactions.

5. Neither the Borrower nor any of its Subsidiaries is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

We are members of the bar of the State of [            ] and the foregoing opinion is limited to the laws of the State of Maryland, the State of New York, [the General Corporation Law of the State of Delaware] and the Federal laws of the United States of America. We note that the Credit Agreement is governed by the laws of the State of New York [and, for purposes of the opinion expressed in paragraph 2 above, we have assumed that the laws of the State of New York do not differ from the laws of Maryland in any manner that would render such opinion incorrect.] This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person (other than your successors and assigns as Lenders and Persons that acquire participations in your Loans) without our prior written consent.

Very truly yours,

[            ]

B-2

EXHIBIT C

Form of Subsidiary Guaranty

GUARANTY

THIS GUARANTY is entered into as of the             day of March, 2012, by EACH OF THE UNDERSIGNED and each other Person that becomes a party hereto pursuant to Section 13 (each a “Guarantor” and, collectively, the “Guarantors”) in favor of and for the benefit of the Administrative Agent and the Lenders, as defined in the Credit Agreement referred to below.

RECITALS

A. Pursuant to that certain Amended & Restated Credit Agreement dated the date hereof, by and among Getty Realty Corp. (the “Company”), JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and the various lenders as are or may from time to time become parties thereto (the “Lenders”) (as the same may be amended, modified, restated or supplemented from time to time, the “Credit Agreement”), the Company will receive Loans and other financial accommodations from the Administrative Agent and Lenders and will incur Indebtedness owing to the Administrative Agent and the Lenders (herein, the “Obligations”).

B. The Guarantors, being members of a group of entities affiliated with the Company and being engaged in related businesses, will receive direct and indirect benefits from such Loans and financial accommodations.

C. Each Guarantor wishes to grant the Administrative Agent and Lenders security and assurance in order to secure the payment and performance by the Company of all of its present and future Obligations, and, to that effect, to guaranty the Obligations as set forth herein.

Accordingly, each Guarantor hereby agrees as follows:

1. Guaranty.

(a) Each Guarantor, jointly and severally, unconditionally and irrevocably guarantees to the Administrative Agent and the Lenders the full and punctual payment by the Company, when due, whether at the stated due date, by acceleration or otherwise, of all Obligations of the Company, howsoever created, arising or evidenced, voluntary or involuntary, whether direct or indirect, absolute or contingent, now or hereafter existing, owing to the Administrative Agent or the Lenders under the Loan Documents (collectively, the “Guaranteed Obligations”). This Guaranty is an absolute, unconditional, continuing guaranty of payment and not of collection of the Guaranteed Obligations and includes Guaranteed Obligations arising from successive transactions which shall either continue such Guaranteed Obligations or from time to time renew such Guaranteed Obligations after the same have been satisfied. This Guaranty is in no way conditioned upon any attempt to collect from the Company or upon any other event or contingency, and shall be binding upon and enforceable against each Guarantor without regard to the validity or enforceability of the Credit Agreement, the Mortgages or any other Loan Document or of any term of any thereof. If for any reason the Company shall fail or be unable duly and punctually to pay any of the Guaranteed Obligations (including, without limitation, amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), each Guarantor will forthwith pay the same, in cash, immediately upon demand.

(b) In the event the Credit Agreement or any other Loan Document shall be terminated as a result of the rejection thereof by any trustee, receiver or liquidating agent of the Company or any of its properties in any bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar proceeding, each Guarantor’s obligations hereunder shall continue to the same extent as if the Credit Agreement or such other Loan Document had not been so rejected.

(c) Each Guarantor shall pay all costs, expenses (including, without limitation, reasonable attorneys’ fees and disbursements) and damages incurred in connection with the enforcement of the Guaranteed Obligations of the Company under the Credit Agreement or any other Loan Document to the extent that such costs, expenses and damages are not paid by the Company pursuant to the respective documents.

(d) Each Guarantor further agrees that if any payment made by the Company or any Guarantor to the Administrative Agent or the Lenders on any Obligation or Guaranteed Obligation, as applicable, is rescinded, recovered from or repaid by the Administrative Agent or the Lenders, in whole or in part, in any bankruptcy, insolvency or similar proceeding instituted by or against the Company or any Guarantor, this Guaranty shall continue to be fully applicable to such Guaranteed Obligation to the same extent as though the payment so recovered or repaid had never originally been made on such Guaranteed Obligation.

(e) If any Event of Default shall have occurred and be continuing, the Administrative Agent, the Lenders, and any Affiliate of the Administrative Agent or any Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent or the Lenders, or any Affiliate of the Administrative Agent or a Lender to or for the credit or the account of any Guarantor against any of and all the obligations of any Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not the Administrative Agent or any Lender shall have made any demand hereunder and although such obligations may be unmatured. The rights under this paragraph 1(e) are in addition to other rights and remedies (including other rights of set off) which the Administrative Agent and the Lenders may have.

2. Guaranty Continuing, Absolute, Unlimited.

The obligations of each Guarantor hereunder shall be continuing, absolute, irrevocable, unlimited and unconditional, shall not be subject to any counterclaim, set-off, deduction or defense based upon any claim any Guarantor may have against the Administrative Agent, any Lender or the Company or any other person, and shall remain in full force and effect without regard to, and, to the fullest extent permitted by applicable law, shall not be released, discharged or in any way affected by, any circumstance or condition (whether or not any Guarantor shall have any knowledge or notice thereof) whatsoever which might constitute a legal or equitable discharge or defense including, but not limited to, (a) any express or implied amendment, modification or supplement to the Credit Agreement or any other Loan Document or any other agreement referred to in any thereof, or any other instrument applicable to the Company or to the Loans, or the Letters of Credit or any part thereof, provided that in the event that such amendment, modification or supplement shall decrease or discharge the amount of the Obligations, the Guaranty Obligations shall be similarly decreased or discharged; (b) any failure on the part of the Company to perform or comply with the Credit Agreement or any other Loan Document or any failure of any other person to perform or comply with any term of the Credit Agreement or any other Loan Document or any other agreement as aforesaid; (c) any waiver, consent, change, extension, indulgence or other action or any action or inaction under or in respect of the Credit Agreement or any other Loan Document or any other agreement as aforesaid, whether or not the Administrative Agent, any Lender, the Company or any Guarantor has notice or knowledge of any of the foregoing; (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to the Company, or its properties or its creditors, or any action taken by any trustee or receiver or by any court in any such proceeding; (e) any furnishing or acceptance of additional security or any release of any security; (f) any limitation on the liability or obligations of the Company under the Credit Agreement or any other Loan Document or any termination, cancellation, frustration, invalidity or unenforceability, in whole or in part, of the Credit Agreement, this Guaranty or any other Loan Document or any term of any thereof; (g) any lien, charge or encumbrance on or affecting any Guarantor’s or any of the Company’s respective assets and properties; (h) any act, omission or breach on the part of the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document or any other agreement at any time existing between the Administrative Agent, any Lender and the Company or any law, governmental regulation or other agreement applicable to the Administrative Agent, any Lender or any Loan; (i) any claim as a result of any other dealings among the Administrative Agent, any Lender, any Guarantor or the Company; (j) the assignment of this Guaranty, the Credit Agreement or any other Loan Document by the Administrative Agent or any Lender to any other Person, to the extent and in the manner permitted under the Credit Agreement; or (k) any change in the name of the Administrative Agent, any Lender, the Company or any other Person referred to herein.

3. Waiver.

Each Guarantor unconditionally waives, to the fullest extent permitted by applicable law: (a) notice of any of the matters referred to in Section 2 hereof, except as expressly provided herein; (b) all notices which may be required by statute, rule of law or otherwise to preserve any rights against any Guarantor hereunder, including, without limitation, notice of the acceptance of this Guaranty, or the creation, renewal, extension, modification or accrual of the Guaranteed Obligations or notice of any other matters relating thereto, any presentment, demand, notice of dishonor, protest, nonpayment of any damages or other amounts payable under the Credit Agreement or any other Loan Documents; (c) any requirement for the enforcement, assertion or exercise of any right, remedy, power or privilege under or in respect of the Credit Agreement or any other Loan Documents, including, without limitation, diligence in collection or protection of or realization upon the Guaranteed Obligations or any part thereof or any collateral thereof; (d) any requirement of diligence; (e) any requirement to mitigate the damages resulting from a default by the Company under the Credit Agreement or any other Loan Documents; (f) the occurrence of every other condition precedent to which any Guarantor or the Company may otherwise be entitled; (g) the right to require the Administrative Agent or the Lenders to proceed against the Company or any other person liable on the Guaranteed Obligations, to proceed against or exhaust any security held by the Company or any other person, or to pursue any other remedy in the Administrative Agent’s or any Lender’s power whatsoever, and (h) the right to have the property of the Company first applied to the discharge of the Guaranteed Obligations.

The Administrative Agent and the Lenders may, at their election, exercise any right or remedy they may have against the Company without affecting or impairing in any way the liability of any Guarantor hereunder and each Guarantor waives, to the fullest extent permitted by applicable law, any defense arising out of the absence, impairment or loss of any right of reimbursement, contribution or subrogation or any other right or remedy of any Guarantor against the Company, whether resulting from such election by the Administrative Agent or the Lenders or otherwise. Each Guarantor waives any defense arising by reason of any disability or other defense of the Company or by reason of the cessation for any cause whatsoever of the liability, either in whole or in part, of the Company to the Administrative Agent and the Lenders for the Guaranteed Obligations.

Each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Company and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and agrees that neither the Administrative Agent nor the Lenders shall have any duty to advise any Guarantor of information regarding any condition or circumstance or any change in such condition or circumstance. Each Guarantor acknowledges that neither the Administrative Agent nor the Lenders have made any representations to any Guarantor concerning the financial condition of the Company.

4. Representations and Covenants of each Guarantor.

(a) The representations and warranties contained in Article III of the Credit Agreement, to the extent they relate and are applicable to a Guarantor, are true and correct in all material respects as of the date hereof (or, as to any Guarantor becoming a party to this Guaranty after the date hereof, as of the date such Guarantor became a party hereto) and the Administrative Agent and the Lenders are entitled to rely on such representations and warranties to the same extent as though the same were set forth in full herein.

(b) Each Guarantor hereby agrees to perform the covenants contained in Article V and Article VI of the Credit Agreement, to the extent they relate and are applicable to the Guarantor, and the Administrative Agent and the Lenders are entitled to rely on such agreement to perform such covenants to the same extent as though the same were set forth in full herein.

5. Payments.

Each payment by each Guarantor to the Administrative Agent and the Lenders under this Guaranty shall be made in the time, place and manner provided for payments in the Credit Agreement without set-off or counterclaim to the account at which such payment is required to be paid by the Company under the Credit Agreement.

6. Parties.

This Guaranty shall inure to the benefit of the Administrative Agent, the Lenders and their respective successors, assigns or transferees, and shall be binding upon the Guarantors and their respective successors and assigns. No Guarantor may delegate any of its duties under this Guaranty without the prior written consent of the Agent and the Lenders.

7. Notices.

(a) Notices shall be sent as follows:

(i) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Credit Services Unit, 1 Bank One Plaza, Suite IL1-0874, Chicago, Illinois 60670, Attention of Nanette Wilson (Telecopy No. (888) 292-9533), with a copy to (x) JPMorgan Chase Bank, N.A., 395 North Service Road, Melville, New York 11747, Attention of Alicia Schreibstein (Telecopy No. (631) 755-5184) and (y) Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104, Attention of Thomas P. McGovern; provided that the failure to deliver a copy under (y) above shall not affect the effectiveness of the delivery of such notice or other communication to the Administrative Agent;

(ii) if to any Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire;

(iii) if to a Guarantor, to it c/o Getty Realty Corp., 125 Jericho Turnpike, Jericho, New York 11753, Attention of Chief Financial Officer (Telecopy No. (516) 478-5403 with copies to: (x) Getty Realty Corp., 125 Jericho Turnpike, Jericho, New York 11753, Attention Chief Legal

Officer (Telecopy No. (516) 478-5490 and (y) DLA Piper LLP (US), 203 N. LaSalle Street, Suite 1900, Chicago, Illinois 60601, Attention: James M. Phipps, Esq. (Telecopy No. (312) 251¬5735)]; provided that the failure to deliver a copy under (y) above shall not affect the effectiveness of the delivery of such notice or other communication to the Borrower or such Guarantor;

(iv) as to each such party at such other address as such party shall have designated to the other in a written notice complying as to delivery with the provisions of this Section 7.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent. The Administrative Agent or any Guarantor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Guaranty shall be deemed to have been given on the date of receipt.

8. Remedies.

Each Guarantor stipulates that the remedies at law in respect of any default or threatened default by a Guarantor in the performance of or compliance with any of the terms of this Guaranty are not and will not be adequate, and that any of such terms may be specifically enforced by a decree for specific performance or by an injunction against violation of any such terms or otherwise.

9. Rights to Deal with the Company.

At any time and from time to time, without terminating, affecting or impairing the validity of this Guaranty or the obligations of any Guarantor hereunder, the Administrative Agent and the Lenders may deal with the Company in the same manner and as fully as if this Guaranty did not exist and shall be entitled, among other things, to grant the Company, without notice or demand and without affecting any Guarantor’s liability hereunder (except to the extent of any change in the terms of such indebtedness), such extension or extensions of time to perform, renew, compromise, accelerate or otherwise change the time for payment of or otherwise change the terms of indebtedness or any part thereof contained in or arising under the Credit Agreement or any other Loan Documents, or to waive any obligation of the Company to perform, any act or acts as the Administrative Agent and the Lenders may deem advisable.

10. Subrogation.

(a) Upon any payment made or action taken by a Guarantor pursuant to this Guaranty, such Guarantor shall, subject to the provisions of Sections 10(b) and (c) hereof, be fully subrogated to all of the rights of the Administrative Agent and the Lenders against the Company arising out of the action or inaction of the Company for which such payment was made or action taken by such Guarantor.

(b) Any claims of such Guarantor against the Company arising from payments made or actions taken by such Guarantor pursuant to the provisions of this Guaranty shall be in all respects subordinate to the full and complete or final and indefeasible payment or performance and discharge, as the case may be, of all amounts, obligations and liabilities, the payments or performance and discharge of which are guaranteed by this Guaranty, and no payment hereunder by a Guarantor shall give rise to any claim of such Guarantor against the Administrative Agent and the Lenders.

(c) Notwithstanding anything to the contrary contained in this Section 10, no Guarantor shall be subrogated to the rights of the Administrative Agent and the Lenders against the Company until all of the Obligations of the Company have been paid finally and indefeasibly in full, and that subrogation shall be suspended upon the occurrence of the events described in Section 1(d) hereof until the Administrative Agent and the Lenders are indefeasibly paid in full.

11. Survival of Representations, Warranties, etc.

All representations, warranties, covenants and agreements made herein, including representations and warranties deemed made herein, shall survive any investigation or inspection made by or on behalf of the Administrative Agent and the Lenders and shall continue in full force and effect until all of the obligations of the Guarantors under this Guaranty shall be fully performed in accordance with the terms hereof, and until the payment in full of the Guaranteed Obligations.

12. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OR CHOICE OF LAW. EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, COUNTY OF NASSAU OR COUNTY OF SUFFOLK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH FEDERAL OR STATE COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS GUARANTY OR ANY DOCUMENT OR ANY INSTRUMENT REFERRED TO HEREIN OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR AGREES (I) NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT AND (II) NOT TO ASSERT ANY COUNTERCLAIM IN ANY SUCH SUIT, ACTION OR PROCEEDING UNLESS SUCH COUNTERCLAIM IS A MANDATORY OR COMPULSORY COUNTERCLAIM UNDER FEDERAL LAW OR NEW YORK STATE LAW, AS APPLICABLE. EACH GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS GUARANTY OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. THE ADMINISTRATIVE AGENT, THE LENDERS AND EACH GUARANTOR IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

13. Additional Guarantors. At such time following the date hereof as any Person desires, or is required pursuant to the Credit Agreement, to become a Guarantor under this Guaranty (a “Joinder Guarantor”), such Joinder Guarantor shall execute and deliver to the Lender a joinder agreement substantially in the form of Exhibit J to the Credit Agreement (a “Joinder Agreement”), signifying its agreement to be bound by the provisions of this Guaranty as a Guarantor to the same extent as if such Joinder Guarantor had originally executed this Guaranty as of the date hereof. Each of the other Guarantors hereby consents to the execution and delivery of such Joinder Agreement without any further notice or consent of such Guarantor.

14. Miscellaneous.

(a) All capitalized terms used herein and not defined herein shall have the meanings specified in the Credit Agreement.

(b) This Guaranty is the joint and several obligation of each Guarantor, and may be enforced against each Guarantor separately, whether or not enforcement of any right or remedy hereunder has been sought against any other Guarantor, by the Administrative Agent on behalf of the Lenders. Each Guarantor acknowledges that its obligations hereunder will not be released or affected by the failure of the other Guarantors to execute the Guaranty or by a determination that all or a part of this Guaranty with respect to any other Guarantor is invalid or unenforceable.

(c) If any term of this Guaranty or any application thereof shall be invalid or unenforceable, the remainder of this Guaranty and any other application of such term shall not be affected thereby.

(d) Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Guarantor’s obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title Ill of the United States Code or any provisions of applicable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (a) in respect of intercompany indebtedness to the Company or an Affiliate of the Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (b) under any guaranty of senior unsecured indebtedness or Indebtedness subordinated in right of payment to the Obligations which guaranty contains a limitation as to maximum amount similar to that set forth in this paragraph, pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement or similar rights of such Guarantor pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such Guarantor and of Affiliates of the Company of obligations arising under guaranties by such parties.

(e) Any term of this Guaranty may be amended, waived, discharged or terminated only by a written agreement executed by each Guarantor and by the Administrative Agent (acting with the consent of the Required Lenders).

(f) The headings in this Guaranty are for purposes of reference only and shall not limit or define the meaning hereof.

(g) No delay or omission by the Administrative Agent or a Lender in the exercise of any right under this Guaranty shall impair any such right, nor shall it be construed to be waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise of any other right.

[next page is signature page]

IN WITNESS WHEREOF, the undersigned have caused this Guaranty to be executed and delivered as of the day and year first above written.

GETTY PROPERTIES CORP.

GETTY TM CORP.

AOC TRANSPORT, INC.

GETTYMART INC.

LEEMILT’S PETROLEUM, INC.

SLATTERY GROUP INC.

GETTY HI INDEMNITY, INC.

GETTY LEASING, INC.

GTY NY LEASING, INC.

GTY MA/NH LEASING, INC.

By:
Name:	David B. Driscoll
Title:	President and Chief Executive Officer

POWER TEST REALTY COMPANY LIMITED PARTNERSHIP

By:	Getty Properties Corp., its General Partner

By:
Name:	David B. Driscoll
Title:	President and Chief Executive Officer

EXHIBIT D-1

REVOLVING NOTE

$	March [ ], 2012

FOR VALUE RECEIVED, GETTY REALTY CORP., a Maryland corporation (the “Borrower”), promises to pay to the order of [Lender] (the “Lender”), on or before the Maturity Date, the principal amount of             ($            ) DOLLARS, or, if less, the unpaid principal amount of all Revolving Loans made by the Lender to the Borrower under the Credit Agreement referred to below.

The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times which shall be determined, and to make principal repayments on this Note at the times which shall be determined, in accordance with the provisions of the Credit Agreement referred to below.

This Note is one of the “Revolving Notes” referred to in the Amended and Restated Credit Agreement, dated as of March [        ], 2012, by and among the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and the various Lenders (including the Lender) as are, or may from time to time become, parties thereto (as the same may be amended, restated, modified or supplemented from time to time, the “Credit Agreement”) and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby were made and are to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

Each of the Lender and any subsequent holder of this Note agrees, by its acceptance hereof, that before transferring this Note it shall record the date, Type and amount of each Revolving Loan and the date and amount of each payment or prepayment of principal of each Revolving Loan previously made hereunder on the grid schedule annexed to this Note; provided, however, that the failure of the Lender or holder to set forth such Revolving Loans, payments and other information on the attached grid schedule shall not in any manner affect the obligation of the Borrower to repay the Revolving Loans made by the Lender in accordance with the terms of this Note.

This Note is subject to prepayment pursuant to Section 2.11 of the Credit Agreement.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds at the office of JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders under the Credit Agreement, located at 395 North Service Road, Melville, New York 11747 or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

D-1-1

The Borrower and endorsers of this Note waive presentment, diligence, demand, protest, and notice of any kind in connection with this Note.

THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

GETTY REALTY CORP.

By
Name:	David B. Driscoll
Title:	President and Chief Executive Officer

D-1-2

SCHEDULE

Date of Loan	Principal Amount of Loan	Type of Loan	Interest Rate	Applicable Interest Period	Amount of Principal Paid	Notation Made By

D-1-3

EXHIBIT D-2

TERM NOTE

$	March [ ], 2012

FOR VALUE RECEIVED, GETTY REALTY CORP., a Maryland corporation (the “Borrower”), promises to pay to the order of             (the “Lender”), on or before the Maturity Date, the principal amount of             , or, if less, the unpaid principal amount of all Term Loans made by the Lender to the Borrower under the Credit Agreement referred to below.

The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times which shall be determined, and to make principal repayments on this Note at the times which shall be determined, in accordance with the provisions of the Credit Agreement referred to below.

This Note is one of the “Term Note” referred to in the Amended and Restated Credit Agreement, dated as of March [        ], 2012, by and among the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and the various Lenders (including the Lender) as are, or may from time to time become, parties thereto (as the same may be amended, restated, modified or supplemented from time to time, the “Credit Agreement”) and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Term Loans evidenced hereby were made and are to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

Each of the Lender and any subsequent holder of this Note agrees, by its acceptance hereof, that before transferring this Note it shall record the date, Type and amount of each Term Loan and the date and amount of each payment or prepayment of principal of each Term Loan previously made hereunder on the grid schedule annexed to this Note; provided, however, that the failure of the Lender or holder to set forth such Term Loans, payments and other information on the attached grid schedule shall not in any manner affect the obligation of the Borrower to repay the Term Loans made by the Lender in accordance with the terms of this Note.

This Note is subject to prepayment pursuant to Section 2.11 of the Credit Agreement.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds at the office of JPMorgan Chase Bank, N.A., located at 395 North Service Road, Melville, New York 11747 or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

D-2-1

The Borrower and endorsers of this Note waive presentment, diligence, demand, protest, and notice of any kind in connection with this Note.

THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

GETTY REALTY CORP.

By
Name:	David B. Driscoll
Title:	President and Chief Executive Officer

D-2-2

SCHEDULE

Date of Loan	Principal Amount of Loan	Type of Loan	Interest Rate	Applicable Interest Period	Amount of Principal Paid	Notation Made By

D-2-3

EXHIBIT E

NOTICE OF BORROWING

            , 201

JPMorgan Chase Bank, N.A.,

as Administrative Agent

Gentlemen:

Pursuant to the Amended and Restated Credit Agreement dated as of March [        ], 2012 (as the same may have been and may hereafter be amended, modified or supplemented the “Credit Agreement”) by and among Getty Realty Corp. (the “Borrower”), JPMorgan Chase Bank, N.A., as Administrative Agent and the various Lenders as are a party thereto, we hereby give you irrevocable notice that we request a Revolving Loan as follows:

1. Amount of Revolving Loan:	$

2. Borrowing Date:

3. Type of Loan:	[ABR Loan] [Eurodollar Loan]

4. Interest Period:	[if applicable: 1,2,3,6 months or two-weeks]

We hereby certify that (i) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete on and as of the date hereof to the same extent as though made on and as of the date hereof; (ii) no Default or Event of Default has occurred and is continuing under the Credit Agreement or will result after giving effect to the Loan requested hereunder; (iii) the Borrower has performed all agreements and satisfied all conditions under the Credit Agreement required to be performed by it on or before the date hereof; and (iv) after giving effect to the requested Revolving Loan, the sum of the total Revolving Credit Exposures shall not exceed the total Commitments.

Capitalized terms used herein but not defined shall have the respective meanings given to them in the Credit Agreement.

IN WITNESS WHEREOF, the Borrower has caused this document to be executed and delivered by its Executive Officer as of the date written above.

GETTY REALTY CORP.

By
Name:	David B. Driscoll
Title:	President and Chief Executive Officer

E-1

EXHIBIT F

FORM OF MORTGAGE/DEED OF TRUST

FORM OF MORTGAGE

[            ]

(Mortgagor)

to

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

(Mortgagee)

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS

AND SECURITY AGREEMENT

Dated: As of March             , 2012

Property Location:	[

]

DOCUMENT PREPARED BY AND WHEN RECORDED, RETURN TO:

Morrison & Foerster LLP

1290 Avenue of the Americas

New York, New York 10104

Attention: Thomas P. McGovern

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT (this “Mortgage”), made as of March             , 2012, by [            ], a [            ], having an address at [            ] (“Mortgagor”), to JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (as hereinafter defined) (in such capacity, together with its successors and assigns, hereinafter referred to as “Mortgagee”), having an address at 1 Bank One Plaza, Suite IL1-0874, Chicago, Illinois 60670.

Getty Realty Corp., the direct or indirect beneficial owner of Mortgagor (the “Borrower”), Mortgagee and certain lenders party thereto (the “Lenders”) have entered into that certain Amended and Restated Credit Agreement dated as of the date hereof (as amended, modified, restated, consolidated or supplemented from time to time, the “Credit Agreement”) pursuant to which the Lenders are making a secured loan to the Borrower in the aggregate original principal amount of up to $175,000,000 (the “Loan”). Capitalized terms used herein without definition are used as defined in the Credit Agreement. The Loan is evidenced by one or more Term Notes and Revolving Notes dated the date hereof made by Mortgagor to the respective order of the Lenders in the aggregate principal amount of the Loan (as the same may be amended, modified, restated, severed, consolidated, renewed, replaced, or supplemented from time to time, individually or collectively as the context requires, the “Note”).

To secure Mortgagor’s obligations under that certain Guaranty, dated as of the date hereof, made by Mortgagor and certain Affiliates of Mortgagor in favor of Mortgagee (the “Guaranty”), the payment of the Note, and the payment of all sums which may or shall become due thereunder or under any of the other documents evidencing, securing or executed in connection with the Loan (the Note, this Mortgage, the Credit Agreement, the Guaranty and such other documents, as any of the same may, from time to time, be modified, amended or supplemented, being hereinafter collectively referred to as the “Loan Documents”), including (i) the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy (whether or not a claim is allowed against Borrower or Mortgagor for such interest or other amounts in any such bankruptcy proceeding) or the operation of the automatic stay under Section 362(a) of Title 11 of the United States Code (the “Bankruptcy Code”), and (ii) the reasonable out-of-pocket costs and expenses of enforcing any provision of any Loan Document (all such sums being hereinafter collectively referred to as the “Debt”), Mortgagor hereby irrevocably mortgages, grants, bargains, sells, conveys, transfers, pledges, sets over and assigns, and grants a security interest, to and in favor of Mortgagee on behalf of the Lenders, all of Mortgagor’s right, title and interest in and to the land described in Exhibit A (the “Premises”), and the buildings, structures, fixtures and other improvements now or hereafter located thereon (the “Improvements”);

TOGETHER WITH: all right, title, interest and estate of Mortgagor now owned, or hereafter acquired, in and to the following property, rights, interests and estates (the Premises, the Improvements, and the property, rights, interests and estates hereinafter described are collectively referred to herein as the “Mortgaged Property”):

(a) all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, rights to oil, gas, minerals, coal and other substances of any kind or character, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises and the Improvements; and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road, highway, alley or avenue, opened, vacated or proposed, in front of or adjoining the Premises, to the center line thereof; and all the estates, rights, titles, interests, dower and rights of dower, courtesy and rights of courtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Premises and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(b) all machinery, furniture, furnishings, equipment, computer software and hardware, fixtures (including all heating, air conditioning, plumbing, lighting, communications and elevator fixtures), inventory, materials, supplies and other articles of personal property and accessions thereof, renewals and replacements thereof and substitutions therefor, and other property of every kind and nature, tangible or intangible, owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Premises or the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Premises and the Improvements (hereinafter collectively referred to as the “Equipment”), including any leases of, deposits in connection with, and proceeds of any sale or transfer of any of the foregoing, and the right, title and interest of Mortgagor in and to any of the Equipment that may be subject to any “security interest” as defined in the Uniform Commercial Code, as in effect in the state where the Mortgaged Property is located (the “UCC”), superior in lien to the lien of this Mortgage;

(c) all awards or payments, including interest thereon, that may heretofore or hereafter be made with respect to the Premises or the Improvements, whether from the exercise of the right of eminent domain or condemnation (including any transfer made in lieu of or in anticipation of the exercise of such right), or for a change of grade, or for any other injury to or decrease in the value of the Premises or Improvements;

(d) all leases and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Premises or the Improvements, including any extensions, renewals, modifications or amendments thereof (hereinafter collectively referred to as the “Leases”) and all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a proceeding under any state or federal bankruptcy or insolvency law or in lieu of rent or rent equivalents), royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Mortgagor or its agents or employees from any and all sources arising from or attributable to the Premises and the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Premises or the Improvements, or rendering of services by Mortgagor or any of its agents or employees, and proceeds, if any, from business interruption or other loss of income insurance (hereinafter collectively referred to as the “Rents”), together with all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

(e) all proceeds of and, other than with respect to blanket policies, any unearned premiums on any insurance policies covering the Mortgaged Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Mortgaged Property;

(f) the right, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to commence any action or proceeding to protect the interest of Mortgagee in the Mortgaged Property;

(g) all accounts (including reserve accounts), escrows, documents, instruments, chattel paper, claims, deposits and general intangibles, as the foregoing terms are defined in the UCC, and all franchises, trade names, trademarks, symbols, service marks, books, records, plans, specifications, designs, drawings, surveys, title insurance policies, permits, consents, licenses, management agreements, contract rights (including any contract with any architect or engineer or with any other provider of goods or services for or in connection with any construction, repair or other work upon the Mortgaged Property), approvals, actions, refunds of real estate taxes and assessments (and any other governmental impositions related to the Mortgaged Property) and causes of action that now or hereafter relate to, are derived from or are used in connection with the Mortgaged Property, or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (hereinafter collectively referred to as the “Intangibles”); and

(h) all proceeds, products, offspring, rents and profits from any of the foregoing, including those from sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the foregoing.

Without limiting the generality of any of the foregoing, in the event that a case under the Bankruptcy Code is commenced by or against Mortgagor, pursuant to Section 552(b)(2) of the Bankruptcy Code, the security interest granted by this Mortgage shall automatically extend to all Rents acquired by the Mortgagor after the commencement of the case and shall constitute cash collateral under Section 363(a) of the Bankruptcy Code.

TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee and its successors and assigns, forever;

PROVIDED, HOWEVER, these presents are upon the express condition that, if Mortgagor shall well and truly pay to Mortgagee and the Lenders the Debt at the time and in the manner provided in the Loan Documents and shall well and truly abide by and comply with each and every covenant and condition set forth in the Loan Documents in a timely manner, these presents and the estate hereby granted shall cease, terminate and be void;

AND Mortgagor represents and warrants to and covenants and agrees with Mortgagee, for the benefit of the Lenders, as follows:

PART I—GENERAL PROVISIONS

1. Payment of Debt and Other Covenants, Conditions and Agreements. Mortgagor shall pay the Debt at the time and in the manner provided in the Loan Documents. Mortgagor agrees to insure, repair, maintain and restore damage to the Mortgaged Property, pay Taxes and comply with all laws, regulations and orders of any Governmental Authority applicable to Mortgagor or its property and all indentures, agreements and other instruments binding upon it or its property, in accordance with the Credit Agreement.

2. Leases and Rents.

(a) Mortgagor does hereby absolutely and unconditionally assign to Mortgagee, on behalf of the Lenders, all of Mortgagor’s right, title and interest in all current and future Leases and Rents, it being intended by Mortgagor that this assignment constitutes a present, absolute assignment, and not an assignment for additional security only. Such assignment shall not be construed to bind Mortgagee or any Lender to the performance of any of the covenants or provisions contained in any Lease or otherwise impose any obligation upon Mortgagee or any Lender. Nevertheless, subject to the terms of this Section 2, Mortgagee grants to Mortgagor a revocable license to operate and manage the Mortgaged Property, to exercise all of the rights of the landlord under the Leases and to collect the Rents subject to the requirements of the Credit Agreement; however, upon the written revocation of such license by Mortgagee following the occurrence and during the continuance of an Event of Default, the license granted to Mortgagor herein shall be revoked and Mortgagee shall immediately upon such revocation be entitled to possession of all Rents in the Mortgagor’s account or accounts with the Mortgagee (including all subaccounts thereof) and all Rents collected thereafter (including Rents past due and unpaid), whether or not Mortgagee enters upon or takes control of the Mortgaged Property. Mortgagor hereby grants and assigns to Mortgagee the right, at its option, upon revocation of the license granted herein, to enter upon the Mortgaged Property in person, by agent or by court-appointed receiver to collect the Rents. Any Rents collected after the revocation of such license may be applied toward payment of the Debt in such priority and proportions as Mortgagee in its sole discretion shall deem proper.

(b) Mortgagor shall not enter into, modify, amend, cancel, terminate or renew any Lease except in accordance with the Credit Agreement.

3. Use of Mortgaged Property. Mortgagor shall not initiate, join in, acquiesce in or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Mortgaged Property. If under applicable zoning provisions the use of the Mortgaged Property is or shall become a nonconforming use, Mortgagor shall not cause such nonconforming use to be discontinued or abandoned without the consent of Mortgagee. Mortgagor shall not (i) change the use of the Mortgaged Property, (ii) commit any waste on or to the Mortgaged Property or (iii) take any steps to convert the Mortgaged Property to a condominium or cooperative form of ownership.

4. Transfer or Encumbrance of the Mortgaged Property.

(a) Mortgagor shall not sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the Mortgaged Property or any part thereof (a “Transfer”), or suffer or permit any Transfer to occur, other than a Permitted Encumbrance.

(b) Neither Mortgagee nor any Lender shall be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Transfer in violation of this Section 4. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property (and every other Transfer) regardless of whether voluntary or not. Any Transfer made in contravention of this Section 4 shall be null and void and of no force and effect. Mortgagor agrees to bear and shall pay or reimburse Mortgagee on demand for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Mortgagee and the Lenders in connection with the review, approval and documentation of any Permitted Encumbrance.

5. Insurance and Condemnation Proceeds. Mortgagor shall give the Mortgagee prompt written notice of the occurrence of any casualty affecting, or the institution of any proceedings for eminent domain or for the condemnation of, the Mortgaged Property or any portion thereof. All insurance proceeds on the Mortgaged Property, and all causes of action, claims, compensation, awards and recoveries for any damage, condemnation or taking of all or any part of the Mortgaged Property or for any damage or injury to it for any loss or diminution in value of the Mortgaged Property shall be applied in accordance with the Borrowing Base Lease affecting the Mortgaged Property, and any such proceeds remaining after such application that are not required to be paid to the tenant under such Borrowing Base Lease received by Mortgagor or an Affiliate of Mortgagor are hereby assigned to and shall be paid to the Mortgagee. Provided no Event of Default is continuing, the Mortgagee shall, first, if not previously restored in accordance with such Borrowing Base Lease, hold the balance of any such proceeds so paid to Mortgagee to be used to reimburse Mortgagor for the cost of restoring and repairing the Mortgaged Property to the equivalent of its original condition or to such other condition as may be approved by Mortgagee, and require Mortgagor to restore the Mortgaged Property to the equivalent of its original condition or to such other condition as may be approved by Mortgagee and, second, apply any balance of such proceeds then remaining to the payment of the Debt as provided in the Credit Agreement.

6. Changes in Laws Regarding Taxation. If any law is enacted or adopted or amended after the date of this Mortgage which deducts the Debt from the value of the Mortgaged Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Mortgagee’s interest in the Mortgaged Property, Mortgagor will pay such tax, with interest and penalties thereon, if any. If Mortgagee or any Lender is advised by its counsel that the payment of such tax or interest and penalties by Mortgagor would be unlawful, taxable to Mortgagee or such Lender or unenforceable, or would provide the basis for a defense of usury, then Mortgagee shall have the option, by notice of not less than ninety (90) days, to require that the Mortgagor cause the Mortgaged Property to be removed as a Borrowing Base Property under the Credit Agreement, subject to the Borrower’s continued compliance with all covenants under the Credit Agreement.

7. No Credits on Account of the Debt. Mortgagor shall not claim or demand or be entitled to any credit on account of the Debt for any part of the Taxes or Other Taxes assessed against the Mortgaged Property, and no deduction shall otherwise be made or claimed from the assessed value of the Mortgaged Property for real estate tax purposes by reason of this Mortgage or the Debt. If such claim, credit or deduction shall be required by law, Mortgagee shall have the option, by notice of not less than ninety (90) days, to require that the Mortgagor cause the Mortgaged Property be removed as a Borrowing Base Property under the Credit Agreement, subject to the Borrower’s continued compliance with all covenants under the Credit Agreement.

8. Further Acts, Etc. Mortgagor shall, at its sole cost, perform, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Mortgagee shall, from time to time, require, for the better assuring, conveying, assigning, transferring, and confirming unto Mortgagee the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention of this Mortgage, or for filing, registering or recording this Mortgage. Upon foreclosure, the appointment of a receiver or any other relevant action, Mortgagor shall, at its sole cost, use commercially reasonable efforts to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of the Mortgaged Property and held in the name of Mortgagor. Mortgagor grants to Mortgagee an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Mortgagee at law and in equity, including such rights and remedies available to Mortgagee pursuant to this Section.

9. Recording of Mortgage, Etc. Mortgagor forthwith upon the execution and delivery of this Mortgage and thereafter, from time to time, shall cause this Mortgage, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Mortgaged Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest of Mortgagee and the Lenders in, the Mortgaged Property. Mortgagor shall pay all filing, registration or recording fees, all expenses incident to the preparation, execution and acknowledgment of and all federal, state, county and municipal, taxes, duties, imposts, documentary stamps, assessments and charges arising out of or in connection with the execution and delivery of, this Mortgage, any Mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property or any instrument of further assurance, except where prohibited by law so to do. Mortgagor shall hold harmless and indemnify Mortgagee, the Lenders and their respective successors and assigns against any liability incurred by reason of the imposition of any tax on the making or recording of this Mortgage.

10. Right to Cure Defaults. Upon the occurrence and during the continuance of any Event of Default, Mortgagee may, but without any obligation to do so and without notice to or demand on Mortgagor and without releasing Mortgagor from any obligation hereunder, pay and/or perform any obligations of Mortgagor that have given rise to a Default, in such manner and to such extent as Mortgagee may reasonably deem necessary to protect the security hereof. Mortgagee is authorized to enter upon the Mortgaged Property for such purposes or appear in, defend or bring any action or proceeding to protect its interest in the Mortgaged Property or to foreclose this Mortgage or collect the Debt, and the reasonable out-of-pocket cost and expense thereof (including reasonable attorneys’ fees and disbursements to the extent permitted by law), with interest thereon at a rate per annum equal to 2% plus the rate applicable to ABR Loans (the “Default Rate”) for the period after notice from Mortgagee that such cost or expense was incurred to the date of payment to Mortgagee, shall constitute a portion of the Debt, shall be secured by this Mortgage and the other Loan Documents and shall be due and payable to Mortgagee and the Lenders upon demand.

11. Remedies.

(a) Upon the occurrence and during the continuance of any Event of Default, Mortgagee may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, by Mortgagee itself or otherwise, including the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee and the Lenders:

(i) declare the entire Debt to be immediately due and payable;

(ii) institute a proceeding or proceedings, judicial or nonjudicial, to the extent permitted by law, by advertisement or otherwise, for the complete foreclosure of this Mortgage, in which case the Mortgaged Property may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

(iii) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Debt then due and payable, subject to the continuing lien of this Mortgage for the balance of the Debt not then due;

(iv) sell for cash or upon credit the Mortgaged Property and all estate, claim, demand, right, title and interest of Mortgagor therein and rights of redemption thereof, pursuant to the power of sale, to the extent permitted by law, or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

(v) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in any other Loan Document;

(vi) recover judgment on the Note either before, during or after any proceeding for the enforcement of this Mortgage;

(vii) apply for the appointment of a trustee, receiver, liquidator or conservator of the Mortgaged Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of the Mortgagor or of any person, firm or other entity liable for the payment of the Debt;

(viii) enforce Mortgagee’s interest in the Leases and Rents and enter into or upon the Mortgaged Property, either personally or by its agents, nominees or attorneys and dispossess Mortgagor and its agents and employees therefrom, and thereupon Mortgagee may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with the Mortgaged Property and conduct the business thereat; (B) complete any construction on the Mortgaged Property in such manner and form as Mortgagee deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Mortgaged Property; (D) exercise all rights and powers of Mortgagor with respect to the Mortgaged Property, whether in the name of Mortgagor or otherwise, including the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive Rents; and (E) apply the receipts from the Mortgaged Property to the payment of the Debt, after deducting therefrom all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and disbursements) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, insurance and other charges in connection with the Mortgaged Property, as well as just and reasonable compensation for the services of Mortgagee and its counsel, agents and employees;

(ix) require Mortgagor to pay monthly in advance to Mortgagee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of any portion of the Mortgaged Property occupied by Mortgagor, and, subject to the rights of tenants in possession, require Mortgagor to vacate and surrender possession of the Mortgaged Property to Mortgagee or to such receiver, and, in default thereof, evict Mortgagor by summary proceedings or otherwise; or

(x) pursue such other rights and remedies as may be available at law or in equity or under the UCC.

In the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Mortgage shall continue as a lien on the remaining portion of the Mortgaged Property.

(b) The proceeds of any sale made under or by virtue of this Section 11, together with any other sums which then may be held by Mortgagee under this Mortgage, whether under the provisions of this Section 11 or otherwise, shall be applied by Mortgagee to the payment of the Debt in such priority and proportion as Mortgagee in its sole discretion shall deem proper.

(c) Mortgagee may adjourn from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable law, Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(d) Upon the completion of any sale or sales pursuant hereto, Mortgagee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Mortgagee is hereby irrevocably appointed the true and lawful attorney of Mortgagor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries (without representations or warranties of any kind personally binding on Mortgagor) of the Mortgaged Property and rights so sold and for that purpose

Mortgagee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Mortgagor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Any sale or sales made under or by virtue of this Section 11, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof, from, through or under Mortgagor.

(e) Upon any sale made under or by virtue of this Section 11, whether made under a power of sale or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage or any other Loan Document.

(f) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect in any manner or to any extent the lien of this Mortgage upon the Mortgaged Property or any part thereof, or any liens, rights, powers or remedies of Mortgagee or the Lenders hereunder, but such liens, rights, powers and remedies of Mortgagee and the Lenders shall continue unimpaired as before.

(g) Mortgagee may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in this Section 11 at any time before the conclusion thereof, as determined in Mortgagee’s sole discretion and without prejudice to Mortgagee or the Lenders.

(h) Mortgagee and the Lenders may resort to any remedies and the security given by this Mortgage or in any other Loan Document in whole or in part, and in such portions and in such order as determined by Mortgagee’s sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by any Loan Document. The failure of Mortgagee or the Lenders to exercise any right, remedy or option provided in any Loan Document shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by any Loan Document. No acceptance by Mortgagee or any Lender of any payment after the occurrence of any Event of Default and no payment by Mortgagee or any Lender of any obligation for which Mortgagor is liable hereunder shall be deemed to waive or cure any Event of Default, or Mortgagor’s liability to pay such obligation. No sale of all or any portion of the Mortgaged Property, no forbearance on the part of Mortgagee, and no extension of time for the payment of the whole or any portion of the Debt or any other indulgence given by Mortgagee or any Lender to Mortgagor, shall operate to release or in any manner affect the interest of Mortgagee and the Lenders in the remaining Mortgaged Property or the liability of Mortgagor to pay the Debt. No waiver by Mortgagee shall be effective unless it is in writing and then only to the extent specifically stated. All reasonable out-of-pocket costs and expenses of Mortgagee in exercising its rights and remedies under this Section 11 (including reasonable attorneys’ fees and disbursements to the extent permitted by law), shall be paid by Mortgagor immediately upon notice from Mortgagee or the applicable Lender, with interest at the Default Rate for the period after notice from Mortgagee, and such costs and expenses shall constitute a portion of the Debt and shall be secured by this Mortgage.

(i) The interests and rights of Mortgagee and the Lenders under the Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Mortgagee may grant with respect to any of the Debt, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Mortgagee and the Lenders may grant with respect to the Mortgaged Property or any portion thereof or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Debt.

12. Right of Entry. In addition to any other rights or remedies granted under this Mortgage, Mortgagee, the Lenders and their respective agents shall have the right to enter and inspect the Mortgaged Property at any reasonable time during the term of this Mortgage to the extent provided in Section 5.06 of the Credit Agreement.

13. Security Agreement. This Mortgage is both a real property mortgage and a “security agreement” within the meaning of the UCC. The Mortgaged Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Mortgaged Property. Mortgagor by executing and delivering this Mortgage has granted and hereby grants to Mortgagee (on behalf of the Lenders), as security for the Debt, a security interest in the Mortgaged Property to the full extent that the Mortgaged Property may be subject to the UCC (such portion of the Mortgaged Property so subject to the UCC being called in this Section the “Collateral”). This Mortgage shall also constitute a “fixture filing” for the purposes of the UCC. As such, this Mortgage covers all items of the Collateral that are or are to become fixtures. Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Mortgage. If an Event of Default shall occur and be continuing, Mortgagee, in addition to any other rights and remedies which it or the Lenders may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the UCC, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Mortgagee, Mortgagor shall at its expense assemble the Collateral and make it available to Mortgagee at a convenient place acceptable to Mortgagee. Mortgagor shall pay to Mortgagee on demand any and all reasonable out-of-pocket expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by Mortgagee in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Collateral, sent to Mortgagor in accordance with the provisions hereof at least ten days prior to such action, shall constitute commercially reasonable notice to Mortgagor. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Mortgagee to the payment of the Debt in such priority and proportions as Mortgagee in its sole discretion shall deem proper. In the event of any change in name, identity or structure of Mortgagor, Mortgagor shall notify Mortgagee thereof and promptly after request shall execute, file and record such UCC forms as are necessary to maintain the priority of Mortgagee’s lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Mortgagee shall require the filing or recording of additional UCC forms or continuation statements, Mortgagor shall, promptly after request, execute, file and record such UCC forms or continuation statements as Mortgagee shall deem necessary, and shall pay all expenses and fees in connection with the filing and recording thereof, it being understood and agreed, however, that no such additional documents shall increase Mortgagor’s obligations under the Loan Documents.

14. Actions and Proceedings. Mortgagee (on behalf of the Lenders) has the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Mortgagee, in its sole discretion, decides should be brought to protect its or their interest in the Mortgaged Property. Mortgagee shall, at its option, be subrogated to the lien of any mortgage or other security instrument discharged in whole or in part by the Debt, and any such subrogation rights shall constitute additional security for the payment of the Debt.

15. Marshalling and Other Matters. Mortgagor hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Mortgaged Property or any part thereof or any interest therein. Further, Mortgagor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage on behalf of Mortgagor, and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date of this Mortgage and on behalf of all persons to the extent permitted by applicable law. The lien of this Mortgage shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Mortgagee or any Lender and, without limiting the generality of the foregoing, the lien hereof shall not be impaired by (i) any acceptance by Mortgagee and the Lenders of any other security for any portion of the Debt, (ii) any failure, neglect or omission on the part of Mortgagee to realize upon or protect any portion of the Debt or any collateral security therefor or (iii) any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any portion of the Debt or of any of the collateral security therefor; and Mortgagee may foreclose, or exercise any other remedy available to Mortgagee and the Lenders under other Loan Documents without first exercising or enforcing any of its remedies under this Mortgage, and any exercise of the rights and remedies of Mortgagee and the Lenders hereunder shall not in any manner impair the Debt or the liens of any other Loan Document or any of Mortgagee’s and the Lenders’ rights and remedies thereunder.

16. Notices. Notices shall be sent as follows:

(a) if to the Mortgagee, to JPMorgan Chase Bank, N.A., Credit Services Unit, 1 Bank One Plaza, Suite IL1-0874, Chicago, Illinois 60670, Attention of Nanette Wilson (Telecopy No. (888) 292-9533), with a copy to (x) JPMorgan Chase Bank, N.A., 395 North Service Road, Melville, New York 11747, Attention of Alicia Schreibstein (Telecopy No. (631) 755-5184) and (y) Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104, Attention of Thomas P. McGovern, Esq. (Telecopy No. (212) 468-7900); provided that the failure to deliver a copy under (y) above shall not affect the effectiveness of the delivery of such notice or other communication to the Mortgagee;

(b) if to Mortgagor, to it c/o Getty Realty Corp., 125 Jericho Turnpike, Jericho, New York 11753, Attention of Chief Financial Officer (Telecopy No. (516) 478-5403 with copies to: (x) Getty Realty Corp., 125 Jericho Turnpike, Jericho, New York 11753, Attention Chief Legal Officer (Telecopy No. (516) 478-5490 and (y) DLA Piper LLP (US), 203 N. LaSalle Street, Suite 1900, Chicago, Illinois 60601, Attention: James M. Phipps, Esq. (Telecopy No. (312) 251¬5735); provided that the failure to deliver a copy under (y) above shall not affect the effectiveness of the delivery of such notice or other communication to the Mortgagor;

(c) as to each such party at such other address as such party shall have designated to the other in a written notice complying as to delivery with the provisions of this Section 16.

(d) The Mortgagee or the Mortgagor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(e) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Mortgage shall be deemed to have been given on the date of receipt.

17. Inapplicable Provisions. If any term, covenant or condition of this Mortgage is held to be invalid, illegal or unenforceable in any respect, this Mortgage shall be construed without such provision.

18. Headings. The Section headings in this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

19. Duplicate Originals. This Mortgage may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original.

20. Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage may be used interchangeably in singular or plural form; and the word “Mortgagor” shall mean “each Mortgagor and any subsequent owner or owners of the Mortgaged Property or any part thereof or any interest therein,” the word “Mortgagee” shall mean “Mortgagee and any subsequent holder of the Note,” the words “Mortgaged Property” shall include any portion of the Mortgaged Property and any interest therein, the word “including” means “including but not limited to” and the words “attorneys’ fees” shall include any and all attorneys’ fees, paralegal and law clerk fees, including fees at the pre-trial, trial and appellate levels incurred or paid by Mortgagee or any Lender in protecting its interest in the Mortgaged Property and Collateral and enforcing its rights hereunder.

21. Homestead. Mortgagor hereby waives and renounces all homestead and exemption rights provided by the Constitution and the laws of the United States and of any state, in and to the Mortgaged Property as against the collection of the Debt, or any part thereof.

22. Assignments. Mortgagee shall have the right to assign or transfer its rights under this Mortgage as provided in the Credit Agreement. Any assignee or transferee shall be entitled to all the benefits afforded Mortgagee under this Mortgage.

23. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

24. Consents. Any consent or approval by Mortgagee in any single instance shall not be deemed or construed to be Mortgagee’s consent or approval in any like matter arising at a subsequent date, and the failure of Mortgagee to promptly exercise any right, power, remedy, consent or approval provided herein or at law or in equity shall not constitute or be construed as a waiver of the same nor shall Mortgagee be estopped from exercising such right, power, remedy, consent or approval at a later date. Any consent or approval requested of and granted by Mortgagee pursuant hereto shall be narrowly construed to be applicable only to Mortgagor and the matter identified in such consent or approval and no third party shall claim any benefit by reason thereof, and any such consent or approval shall not be deemed to constitute Mortgagee or any Lender a venturer or partner with Mortgagor nor shall privity of contract be presumed to have been established with any such third party. If Mortgagee deems it to be in its best interest to retain assistance of persons, firms or corporations (including attorneys, title insurance companies, appraisers, engineers and surveyors) with respect to a request for consent or approval, Mortgagor shall reimburse Mortgagee for all costs reasonably incurred in connection with the employment of such persons, firms or corporations.

25. Loan Repayment. Provided no Event of Default exists, this Mortgage will be satisfied and discharged of record by Mortgagee prior to the Maturity Date only in accordance with the terms and provisions set forth in the Credit Agreement.

26. Other Mortgages; No Election of Remedies.

(a) The Debt is now or may hereafter be secured by one or more other mortgages, deeds of trust and other security agreements (collectively, as the same may be amended and in effect from time to time, are herein collectively called the “Other Mortgages”), which cover or will hereafter cover other properties that are or may be located in various states (the “Other Collateral”). The Other Mortgages will secure the Debt and the performance of the other covenants and agreements of Mortgagor set forth in the Loan Documents. Upon the occurrence of an Event of Default, Mortgagee may proceed under this Mortgage and/or any or all the Other Mortgages against either the Mortgaged Property and/or any or all the Other Collateral in one or more parcels and in such manner and order as Mortgagee shall elect. Mortgagor hereby irrevocably waives and releases, to the extent permitted by law, and whether now or hereafter in force, any right to have the Mortgaged Property and/or the Other Collateral marshaled upon any foreclosure of this Mortgage or any Other Mortgage.

(b) Without limiting the generality of the foregoing, and without limitation as to any other right or remedy provided to Mortgagee and the Lenders in this Mortgage or the other Loan Documents, in the case of an Event of Default (i) Mortgagee and the Lenders shall have the right to pursue all of its rights and remedies under this Mortgage and the Loan Documents, at law and/or in equity, in one proceeding, or separately and independently in separate proceedings from time to time, as Mortgagee, in its sole and absolute discretion, shall determine from time to time, (ii) neither Mortgagee nor the Lenders be required to either marshall assets, sell the Mortgaged Property and/or any Other Collateral in any particular order of alienation (and may sell the same simultaneously and together or separately), or be subject to any “one action” or “election of remedies” law or rule with respect to the Mortgaged Property and/or any Other Collateral, (iii) the exercise by Mortgagee and/or the Lenders of any remedies against any one item of Mortgaged Property and/or any Other Collateral will not impede Mortgagee or the Lenders from subsequently or simultaneously exercising remedies against any other item of Mortgaged Property and/or Other Collateral, (iv) all liens and other rights, remedies or privileges provided to Mortgagee herein shall remain in full force and effect until Mortgagee have exhausted all of its remedies against the Mortgaged Property and all Mortgaged Property has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt, and (v) Mortgagee and the Lenders may resort for the payment of the Debt to any security held by Mortgagee and the Lenders in such order and manner as Mortgagee, in its discretion, may elect and Mortgagee and the Lenders may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Mortgagee or the Lenders thereafter to foreclose this Mortgage.

(c) Without notice to or consent of Mortgagor and without impairment of the lien and rights created by this Mortgage, Mortgagee may, at any time (in its sole and absolute discretion, but Mortgagee shall have no obligation to), execute and deliver to Mortgagor a written instrument releasing all or a portion of the lien of this Mortgage as security for any or all of the obligations of Mortgagor now existing or hereafter arising under or in respect of the Note, the Credit Agreement and each of the other Loan Documents, whereupon following the execution and delivery by Mortgagee to Mortgagor of any such written instrument of release, this Mortgage shall no longer secure such obligations of Mortgagor so released.

27. Governing Law. With respect to matters relating to the creation, perfection and procedures relating to the enforcement of the Liens created pursuant to this Mortgage, this Mortgage shall be governed by, and construed in accordance with, the laws of the state in which the Property is located (without regard to conflict of law provisions thereof), it being understood that, except as expressly set forth above in this Section and to the fullest extent permitted by the law of such state and pursuant to Section 5-1401 of the General Obligations Law of the State of New York, the law of the State of New York (without regard to conflict of law provisions thereof except for the provisions of Section 5-1401 of the General Obligations Law of the State Of New York) shall govern all matters relating to this Mortgage and the other Loan Documents and all of the indebtedness or obligations arising hereunder or thereunder. All provisions of the Credit Agreement incorporated herein by reference shall be governed by, and construed in accordance with, the laws of the State of New York pursuant to Section 5-1401 of the General Obligations Law of the State of New York, as set forth in the governing law provision of the Credit Agreement.

28. [Intentionally Deleted].

29. Variable Interest Rate. The Loan secured by this Mortgage is a variable interest rate loan, as more particularly set forth in the Credit Agreement.

PART II

STATE-SPECIFIC PROVISIONS

30. Conflicts With Part I. In the event of any conflict between the provisions of this Part II and any provision of Part I, then the provisions of this Part II shall control.

[INSERT STATE SPECIFIC PROVISIONS]

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, Mortgagor has executed this instrument as of the day and year first above written.

Mortgagor:

[                                             ], a

[                    ]

By:

Name:

Title:

[Add State-Specific Acknowledgment]

EXHIBIT A

Legal Description

FORM OF DEED OF TRUST

[                            ]

(Trustor)

to

[                    ]

(Trustee)

for the Benefit of

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

(Beneficiary)

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS

AND SECURITY AGREEMENT

Dated: As of March             , 2012

Property Location:	[	]

DOCUMENT PREPARED BY AND WHEN RECORDED, RETURN TO:

Morrison & Foerster LLP

1290 Avenue of the Americas

New York, New York 10104

Attention: Thomas P. McGovern

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT (this “Deed of Trust”), made as of March             , 2012, by [            ], a [            ], having an office at [            ] (“Trustor”), to             , having an address at [            ] (“Trustee”), as Trustee, for the benefit of J.P. MORGAN CHASE BANK, N.A., a national banking association, as administrative agent for the Lenders (as hereinafter defined) (in such capacity, together with its successors and assigns, hereinafter referred to as “Beneficiary”), having an address at 1 Bank One Plaza, Suite IL1-0874, Chicago, Illinois 60670.

Getty Realty Corp., the direct or indirect beneficial owner of Trustor (the “Borrower”), Beneficiary and certain lenders party thereto (the “Lenders”) have entered into that certain Amended and Restated Credit Agreement dated as of the date hereof (as amended, modified, restated, consolidated or supplemented from time to time, the “Credit Agreement”) pursuant to which the Lenders are making a secured loan to the Borrower in the aggregate original principal amount of up to $175,000,000 (the “Loan”). Capitalized terms used herein without definition are used as defined in the Credit Agreement. The Loan is evidenced by one or more Term Notes and Revolving Notes dated the date hereof, made by Trustor to the respective order of the Lenders in the aggregate principal amount of the Loan (as the same may be amended, modified, restated, severed, consolidated, renewed, replaced, or supplemented from time to time, individually or collectively as the context requires, the “Note”).

To secure Trustor’s obligations under that certain Guaranty, dated as of the date hereof, made by Trustor and certain Affiliates of Trustor in favor of the Beneficiary (the “Guaranty”), the payment of the Note, and the payment of all sums which may or shall become due thereunder or under any of the other documents evidencing, securing or executed in connection with the Loan (the Note, this Deed of Trust, the Credit Agreement and such other documents, as any of the same may, from time to time, be modified, amended or supplemented, being hereinafter collectively referred to as the “Loan Documents”), including (i) the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy (whether or not a claim is allowed against Trustor for such interest or other amounts in any such bankruptcy proceeding) or the operation of the automatic stay under Section 362(a) of Title 11 of the United States Code (the “Bankruptcy Code”) and (ii) the reasonable out-of-pocket costs and expenses of enforcing any provision of any Loan Document (all such sums being hereinafter collectively referred to as the “Debt”), Trustor has given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, warranted, pledged, assigned and hypothecated and by these presents does hereby give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, assign and hypothecate unto Trustee, in trust for the benefit of Beneficiary on behalf of the Lenders, WITH POWER OF SALE, the land described in Exhibit A (the “Premises”), and the buildings, structures, fixtures and other improvements now or hereafter located thereon (the “Improvements”);

TOGETHER WITH: all right, title, interest and estate of Trustor now owned, or hereafter acquired, in and to the following property, rights, interests and estates (the Premises, the Improvements, and the property, rights, interests and estates hereinafter described are collectively referred to herein as the “Trust Property”):

(a) all easements, rights of way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, rights to oil, gas, minerals, coal and other substances of any kind or character, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises and the Improvements; and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road, highway, alley or avenue, opened, vacated or proposed, in front of or adjoining the Premises, to the center line thereof; and all the estates, rights, titles, interests, dower and rights of dower, courtesy and rights of courtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Trustor of, in and to the Premises and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(b) all machinery, furniture, furnishings, equipment, computer software and hardware, fixtures (including all heating, air conditioning, plumbing, lighting, communications and elevator fixtures), inventory, materials, supplies and other articles of personal property and accessions thereof, renewals and replacements thereof and substitutions therefor, and other property of every kind and nature, tangible or intangible, owned by Trustor, or in which Trustor has or shall have an interest, now or hereafter located upon the Premises or the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Premises and the Improvements (hereinafter collectively referred to as the “Equipment”), including any leases of, deposits in connection with, and proceeds of any sale or transfer of any of the foregoing, and the right, title and interest of Trustor in and to any of the Equipment that may be subject to any “security interest” as defined in the Uniform Commercial Code, as in effect in the state where the Trust Property is located (the “UCC”), superior in lien to the lien of this Deed of Trust;

(c) all awards or payments, including interest thereon, that may heretofore or hereafter be made with respect to the Premises or the Improvements, whether from the exercise of the right of eminent domain or condemnation (including any transfer made in lieu of or in anticipation of the exercise of such right), or for a change of grade, or for any other injury to or decrease in the value of the Premises or Improvements;

(d) all leases and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Premises or the Improvements, including any extensions, renewals, modifications or amendments thereof (hereinafter collectively referred to as the “Leases”) and all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a proceeding under any state or federal bankruptcy or insolvency law or in lieu of rent or rent equivalents), royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Trustor or its agents or employees from any and all sources arising from or attributable to the Premises and the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Premises or the Improvements, or rendering of services by Trustor or any of its agents or employees, and proceeds, if any, from business interruption or other loss of income insurance (hereinafter collectively referred to as the “Rents”), together with all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

(e) all proceeds of and, other than with respect to blanket policies, any unearned premiums on any insurance policies covering the Trust Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Trust Property;

(f) the right, in the name and on behalf of Trustor, to appear in and defend any action or proceeding brought with respect to the Trust Property and to commence any action or proceeding to protect the interest of Beneficiary in the Trust Property;

(g) all accounts (including reserve accounts), escrows, documents, instruments, chattel paper, claims, deposits and general intangibles, as the foregoing terms are defined in the UCC, and all franchises, trade names, trademarks, symbols, service marks, books, records, plans, specifications, designs, drawings, surveys, title insurance policies, permits, consents, licenses, management agreements, contract rights (including any contract with any architect or engineer or with any other provider of goods or services for or in connection with any construction, repair or other work upon the Trust Property), approvals, actions, refunds of real estate taxes and assessments (and any other governmental impositions related to the Trust Property) and causes of action that now or hereafter relate to, are derived from or are used in connection with the Trust Property, or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (hereinafter collectively referred to as the “Intangibles”); and

(h) all proceeds, products, offspring, rents and profits from any of the foregoing, including those from sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the foregoing.

Without limiting the generality of any of the foregoing, in the event that a case under the Bankruptcy Code is commenced by or against Trustor, pursuant to Section 552(b)(2) of the Bankruptcy Code, the security interest granted by this Deed of Trust shall automatically extend to all Rents acquired by the Trustor after the commencement of the case and shall constitute cash collateral under Section 363(a) of the Bankruptcy Code.

TO HAVE AND TO HOLD the Trust Property unto and to the use and benefit of Beneficiary and its successors and assigns, forever;

PROVIDED, HOWEVER, these presents are upon the express condition that, if Trustor shall well and truly pay to Beneficiary and the Lenders the Debt at the time and in the manner provided in the Loan Documents and shall well and truly abide by and comply with each and every covenant and condition set forth in the Loan Documents in a timely manner, these presents and the estate hereby granted shall cease, terminate and be void;

AND Trustor represents and warrants to and covenants and agrees with Beneficiary, for the benefit of the Lenders, as follows:

PART I—GENERAL PROVISIONS

1. Payment of Debt and Other Covenants, Conditions and Agreements. Trustor shall pay the Debt at the time and in the manner provided in the Loan Documents. Trustor agrees to insure, repair, maintain and restore damage to the Trust Property, pay Taxes and comply with all laws, regulations and orders of any Governmental Authority applicable to Trustor or its property and all indentures, agreements and other instruments binding upon it or its property, in accordance with the Credit Agreement.

2. Leases and Rents.

(a) Trustor does hereby absolutely and unconditionally assign to Beneficiary, on behalf of the Lenders, all of Trustor’s right, title and interest in all current and future Leases and Rents, it being intended by Trustor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Such assignment shall not be construed to bind Beneficiary or any Lender to the performance of any of the covenants or provisions contained in any Lease or otherwise impose any obligation upon Beneficiary or any Lender. Nevertheless, subject to the terms of this Section 2, Beneficiary grants to Trustor a revocable license to operate and manage the Trust Property, to exercise all of the rights of the landlord under the Leases and to collect the Rents subject to the requirements of the Credit Agreement; however, upon the written revocation of such license by Mortgagee following the occurrence and during the continuance of an Event of Default, the license granted to Trustor herein shall be revoked and Beneficiary shall immediately upon such revocation be entitled to possession of all Rents in the Trustor’s account(s) with the Beneficiary (including all subaccounts thereof) and all Rents collected thereafter (including Rents past due and unpaid), whether or not Beneficiary enters upon or takes control of the Trust Property. Trustor hereby grants and assigns to Beneficiary the right, at its option, upon revocation of the license granted herein, to enter upon the Trust Property in person, by agent or by court appointed receiver to collect the Rents. Any Rents collected after the revocation of such license may be applied toward payment of the Debt in such priority and proportions as Beneficiary in its sole discretion shall deem proper.

(b) Trustor shall not enter into, modify, amend, cancel, terminate or renew any Lease except in accordance with the Credit Agreement.

3. Use of Trust Property. Trustor shall not initiate, join in, acquiesce in or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Trust Property. If under applicable zoning provisions the use of the Trust Property is or shall become a nonconforming use, Trustor shall not cause such nonconforming use to be discontinued or abandoned without the consent of Beneficiary. Trustor shall not (i) change the use of the Trust Property, (ii) permit or suffer to occur any waste on or to the Trust Property or (iii) take any steps to convert the Trust Property to a condominium or cooperative form of ownership.

4. Transfer or Encumbrance of the Trust Property.

(a) Trustor shall not sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the Trust Property or any part thereof (a “Transfer”), or suffer or permit any Transfer to occur, other than a Permitted Encumbrance.

(b) Neither Beneficiary nor any Lender shall be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Transfer in violation of this Section 4. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Trust Property (and every other Transfer) regardless of whether voluntary or not. Any Transfer made in contravention of this Section 4 shall be null and void and of no force and effect. Trustor agrees to bear and shall pay or reimburse Beneficiary on demand for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Beneficiary and the Lenders in connection with the review, approval and documentation of any Permitted Encumbrance.

5. Insurance and Condemnation Proceeds. Trustor shall give the Beneficiary prompt written notice of the occurrence of any casualty affecting, or the institution of any proceedings for eminent domain or for the condemnation of, the Trust Property or any portion thereof. All insurance proceeds on the Trust Property, and all causes of action, claims, compensation, awards and recoveries for any damage, condemnation or taking of all or any part of the Trust Property or for any damage or injury to it for any loss or diminution in value of the Trust Property shall be applied in accordance with the Borrowing Base Lease affecting the Trust Property, and nay such proceeds remaining after such application that are not required to be paid to the tenant under such Borrowing Base Lease received by Trustor or an Affiliate of Trustor are hereby assigned to and shall be paid to the Beneficiary. Provided no Event of Default is continuing, the Beneficiary shall, first, if not previously restored in accordance with such Borrowing Base Lease, hold the balance of any of such proceeds so paid to Beneficiary to be used to reimburse Trustor for the cost of restoring and repairing the Trust Property to the equivalent of its original condition or to such other condition as may be approved by Beneficiary, and require Trustor to restore the Trust Property to the equivalent of its original condition or to such other condition as may be approved by Beneficiary and, second, apply any balance of such proceeds then remaining to the payment of the Debt as provided in the Credit Agreement.

6. Changes in Laws Regarding Taxation. If any law is enacted or adopted or amended after the date of this Deed of Trust which deducts the Debt from the value of the Trust Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Beneficiary’s interest in the Trust Property, Trustor will pay such tax, with interest and penalties thereon, if any. If Beneficiary or any Lender is advised by its counsel that the payment of such tax or interest and penalties by Trustor would be unlawful, taxable to Beneficiary or such Lender or unenforceable, or would provide the basis for a defense of usury, then Beneficiary shall have the option, by notice of not less than 90 days, to require that Trustor cause the Trust Property be removed as a Borrowing Base Property under the Credit Agreement, subject to the Borrower’s continued compliance with all covenants under the Credit Agreement.

7. No Credits on Account of the Debt. Trustor shall not claim or demand or be entitled to any credit on account of the Debt for any part of the Taxes or Other Taxes assessed against the Trust Property, and no deduction shall otherwise be made or claimed from the assessed value of the Trust Property for real estate tax purposes by reason of this Deed of Trust or the Debt. If such claim, credit or deduction shall be required by law, Beneficiary shall have the option, by notice of not less than 90 days, to require that Trustor cause the Trust Property be removed as a Borrowing Base Property under the Credit Agreement, subject to the Borrower’s continued compliance with all covenants under the Credit Agreement.

8. Further Acts, Etc. Trustor shall, at its sole cost, perform, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Beneficiary shall, from time to time, require, for the better assuring, conveying, assigning, transferring, and confirming unto Beneficiary the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Trustor may be or may hereafter become bound to convey or assign to Beneficiary, or for carrying out the intention of this Deed of Trust. Upon foreclosure, the appointment of a receiver or any other relevant action, Trustor shall, at its sole cost, use commercially reasonable efforts to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of the Trust Property and held in the name of Trustor. Trustor grants to Beneficiary an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Beneficiary at law and in equity, including such rights and remedies available to Beneficiary pursuant to this Section.

9. Recording of Deed of Trust, Etc. Trustor forthwith upon the execution and delivery of this Deed of Trust and thereafter, from time to time, shall cause this Deed of Trust, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Trust Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest of Beneficiary and the Lenders in, the Trust Property. Trustor shall pay all filing, registration or recording fees, all expenses incident to the preparation, execution and acknowledgment of and all federal, state, county and municipal, taxes, duties, imposts, documentary stamps, assessments and charges arising out of or in connection with the execution and delivery of, this Deed of Trust, any Deed of Trust supplemental hereto, any security instrument with respect to the Trust Property or any instrument of further assurance, except where prohibited by law so to do. Trustor shall hold harmless and indemnify Beneficiary, the Lenders and their respective successors and assigns, against any liability incurred by reason of the imposition of any tax on the making or recording of this Deed of Trust.

10. Right to Cure Defaults. Upon the occurrence and during the continuance of any Event of Default, Beneficiary may, but without any obligation to do so and without notice to or demand on Trustor and without releasing Trustor from any obligation hereunder, pay and/or perform any obligations of Trustor that have given rise to a Default in such manner and to such extent as Beneficiary may reasonably deem necessary to protect the security hereof. Beneficiary is authorized to enter upon the Trust Property for such purposes or appear in, defend or bring any action or proceeding to protect its interest in the Trust Property or to foreclose this Deed of Trust or collect the Debt, and the reasonable out-of-pocket cost and expense thereof (including reasonable attorneys’ fees and disbursements to the extent permitted by law), with interest thereon at a rate per annum equal to 2% plus the rate applicable to ABR Loans (the “Default Rate”) for the period after notice from Beneficiary that such cost or expense was incurred to the date of payment to Beneficiary, shall constitute a portion of the Debt, shall be secured by this Deed of Trust and the other Loan Documents and shall be due and payable to Beneficiary and the Lenders upon demand.

11. Remedies.

(a) Upon the occurrence and during the continuance of any Event of Default, Beneficiary may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Trustor and in and to the Trust Property, by Beneficiary itself or otherwise, including the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Beneficiary and the Lenders:

(i) declare the entire Debt to be immediately due and payable;

(ii) institute a proceeding or proceedings, judicial or nonjudicial, to the extent permitted by law, by advertisement or otherwise, for the complete foreclosure of this Deed of Trust, in which case the Trust Property may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

(iii) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Deed of Trust for the portion of the Debt then due and payable, subject to the continuing lien of this Deed of Trust for the balance of the Debt not then due;

(iv) sell for cash or upon credit the Trust Property and all estate, claim, demand, right, title and interest of Trustor therein and rights of redemption thereof, pursuant to the power of sale, to the extent permitted by law, or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

(v) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in any other Loan Document;

(vi) recover judgment on the Note either before, during or after any proceeding for the enforcement of this Deed of Trust;

(vii) apply for the appointment of a trustee, receiver, liquidator or conservator of the Trust Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of the Trustor or of any person, firm or other entity liable for the payment of the Debt;

(viii) enforce Beneficiary’s interest in the Leases and Rents and enter into or upon the Trust Property, either personally or by its agents, nominees or attorneys and dispossess Trustor and its agents and employees therefrom, and thereupon Beneficiary may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with the Trust Property and conduct the business thereat; (B) complete any construction on the Trust Property in such manner and form as Beneficiary deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Trust Property; (D) exercise all rights and powers of Trustor with respect to the Trust Property, whether in the name of Trustor or otherwise, including the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive Rents; and (E) apply the receipts from the Trust Property to the payment of the Debt, after deducting therefrom all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and disbursements) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, insurance and other charges in connection with the Trust Property, as well as just and reasonable compensation for the services of Beneficiary and its counsel, agents and employees;

(ix) require Trustor to pay monthly in advance to Beneficiary, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of any portion of the Trust Property occupied by Trustor, and, subject to the rights of tenants in possession, require Trustor to vacate and surrender possession of the Trust Property to Beneficiary or to such receiver, and, in default thereof, evict Trustor by summary proceedings or otherwise; or

(x) pursue such other rights and remedies as may be available at law or in equity or under the UCC.

In the event of a sale, by foreclosure or otherwise, of less than all of the Trust Property, this Deed of Trust shall continue as a lien on the remaining portion of the Trust Property.

(b) The proceeds of any sale made under or by virtue of this Section 11, together with any other sums which then may be held by Beneficiary under this Deed of Trust, whether under the provisions of this Section 11 or otherwise, shall be applied by Beneficiary to the payment of the Debt in such priority and proportion as Beneficiary in its sole discretion shall deem proper.

(c) Beneficiary may adjourn from time to time any sale by it to be made under or by virtue of this Deed of Trust by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable law, Beneficiary, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(d) Upon the completion of any sale or sales pursuant hereto, Beneficiary, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Beneficiary is hereby irrevocably appointed the true and lawful attorney of Trustor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries (without representations or warranties of any kind personally binding on Mortgagor) of the Trust Property and rights so sold and for that purpose Beneficiary may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Trustor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Any sale or sales made under or by virtue of this Section 11, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Trustor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Trustor and against any and all persons claiming or who may claim the same, or any part thereof, from, through or under Trustor.

(e) Upon any sale made under or by virtue of this Section 11, whether made under a power of sale or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Beneficiary may bid for and acquire the Trust Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust or any other Loan Document.

(f) No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Trust Property or upon any other property of Trustor shall affect in any manner or to any extent the lien of this Deed of Trust upon the Trust Property or any part thereof, or any liens, rights, powers or remedies of Beneficiary or the Lenders hereunder, but such liens, rights, powers and remedies of Beneficiary and the Lenders shall continue unimpaired as before.

(g) Beneficiary may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in this Section 11 at any time before the conclusion thereof, as determined in Beneficiary’s sole discretion and without prejudice to Beneficiary or the Lenders.

(h) Beneficiary and the Lenders may resort to any remedies and the security given by this Deed of Trust or in any other Loan Document in whole or in part, and in such portions and in such order as determined by Beneficiary’s sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by any Loan Document. The failure of Beneficiary or the Lenders to exercise any right, remedy or option provided in any Loan Document shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by any Loan Document. No acceptance by Beneficiary or any Lender of any payment after the occurrence of any Event of Default and no payment by Beneficiary or any Lender of any obligation for which Trustor is liable hereunder shall be deemed to waive or cure any Event of Default, or Trustor’s liability to pay such obligation. No sale of all or any portion of the Trust Property, no forbearance on the part of Beneficiary, and no extension of time for the payment of the whole or any portion of the Debt or any other indulgence given by Beneficiary or any Lender to Trustor, shall operate to release or in any manner affect the interest of Beneficiary and the Lenders in the remaining Trust Property or the liability of Trustor to pay the Debt. No waiver by Beneficiary shall be effective unless it is in writing and then only to the extent specifically stated. All reasonable out-of-pocket costs and expenses of Beneficiary in exercising its rights and remedies under this Section 11 (including reasonable attorneys’ fees and disbursements to the extent permitted by law), shall be paid by Trustor immediately upon notice from Beneficiary or the applicable Lender, with interest at the Default Rate for the period after notice from Beneficiary, and such costs and expenses shall constitute a portion of the Debt and shall be secured by this Deed of Trust.

(i) The interests and rights of Beneficiary and the Lenders under the Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Beneficiary may grant with respect to any of the Debt, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Beneficiary and the Lenders may grant with respect to the Trust Property or any portion thereof or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Debt.

12. Right of Entry. In addition to any other rights or remedies granted under this Deed of Trust, Beneficiary, the Lenders and their respective agents shall have the right to enter and inspect the Trust Property at any reasonable time during the term of this Deed of Trust to the extent provided in Section 5.06 of the Credit Agreement.

13. Security Agreement. This Deed of Trust is both a real property deed of trust and a “security agreement” within the meaning of the UCC. The Trust Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Trustor in the Trust Property. Trustor by executing and delivering this Deed of Trust has granted and hereby grants to Beneficiary (on behalf of the Lenders), as security for the Debt, a security interest in the Trust Property to the full extent that the Trust Property may be subject to the UCC (such portion of the Trust Property so subject to the UCC being called in this Section the “Collateral”). This Deed of Trust shall also constitute a “fixture filing” for the purposes of the UCC. As such, this Deed of Trust covers all items of the Collateral that are or are to become fixtures. Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Deed of Trust. If an Event of Default shall occur and be continuing, Beneficiary, in addition to any other rights and remedies which it or the Lenders may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the UCC, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Beneficiary may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Beneficiary, Trustor shall at its expense assemble the Collateral and make it available to Beneficiary at a convenient place acceptable to Beneficiary. Trustor shall pay to Beneficiary on demand any and all reasonable out-of-pocket expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by Beneficiary in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Collateral, sent to Trustor in accordance with the provisions hereof at least ten days prior to such action, shall constitute commercially reasonable notice to Trustor. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Beneficiary to the payment of the Debt in such priority and proportions as Beneficiary in its sole discretion shall deem proper. In the event of any change in name, identity or structure of Trustor, Trustor shall notify Beneficiary thereof and promptly after request shall execute, file and record such UCC forms as are necessary to maintain the priority of Beneficiary’s lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Beneficiary shall require the filing or recording of additional UCC forms or continuation statements, Trustor shall, promptly after request, execute, file and record such UCC forms or continuation statements as Beneficiary shall deem necessary, and shall pay all expenses and fees in connection with the filing and recording thereof, it being understood and agreed, however, that no such additional documents shall increase Trustor’s obligations under the Loan Documents.

14. Actions and Proceedings. Beneficiary (on behalf of the Lenders) has the right to appear in and defend any action or proceeding brought with respect to the Trust Property and to bring any action or proceeding, in the name and on behalf of Trustor, which Beneficiary, in its sole discretion, decides should be brought to protect its interest in the Trust Property. Beneficiary shall, at its option, be subrogated to the lien of any deed of trust or other security instrument discharged in whole or in part by the Debt, and any such subrogation rights shall constitute additional security for the payment of the Debt.

15. Marshalling and Other Matters. Trustor hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Trust Property or any part thereof or any interest therein. Further, Trustor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Deed of Trust on behalf of Trustor, and on behalf of each and every person acquiring any interest in or title to the Trust Property subsequent to the date of this Deed of Trust and on behalf of all persons to the extent permitted by applicable law. The lien of this Deed of Trust shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Beneficiary or any Lender and, without limiting the generality of the foregoing, the lien hereof shall not be impaired by (i) any acceptance by Beneficiary and the Lenders of any other security for any portion of the Debt, (ii) any failure, neglect or omission on the part of Beneficiary to realize upon or protect any portion of the Debt or any collateral security therefor or (iii) any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any portion of the Debt or of any of the collateral security therefor; and Beneficiary may foreclose, or exercise any other remedy available to Beneficiary and the Lenders under other Loan Documents without first exercising or enforcing any of its remedies under this Deed of Trust, and any exercise of the rights and remedies of Beneficiary and the Lenders hereunder shall not in any manner impair the Debt or the liens of any other Loan Document or any of Beneficiary’s and the Lenders’ rights and remedies thereunder.

16. Notices. Notices shall be sent as follows:

(i) if to the Beneficiary, to JPMorgan Chase Bank, NA., Credit Services Unit, I Bank One Plaza, Suite IL1-0874, Chicago, Illinois 60670, Attention of Nanette Wilson (Telecopy No. (312) 325-3122),- with a copy to (x) JPMorgan Chase Bank, N.A., 395 North Service Road, Melville, New York 11747, Attention of Alicia T. Schreibstein (Telecopy No. (631) 514-3222) and (y) Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104, Attention of Thomas P. McGovern, Esq. (Telecopy No. (212) 468-7900); provided that the failure to deliver a copy under (y) above shall not affect the effectiveness of the delivery of such notice or other communication to the Beneficiary;

(ii) if to Trustor, to it c/o Getty Realty Corp., 125 Jericho Turnpike, Jericho, New York 11753, Attention of Chief Financial Officer (Telecopy No. (516) 478-5403 with copies to: (x) Getty Realty Corp., 125 Jericho Turnpike, Jericho, New York 11753, Attention Chief Legal Officer (Telecopy No. (516) 478-5490 and (y) DLA Piper LLP (US), 203 N. LaSalle Street, Suite 1900, Chicago, Illinois 60601, Attention: James M. Phipps, Esq. (Telecopy No. (312) 251¬5735); provided that the failure to deliver a copy under (y) above shall not affect the effectiveness of the delivery of such notice or other communication to the Trustor;

(iii) If to the Trustee, at [            ];

(iv) as to each such party at such other address as such party shall have designated to the other in a written notice complying as to delivery with the provisions of this Section 16.

(v) The Beneficiary or the Trustor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(vi) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Mortgage shall be deemed to have been given on the date of receipt.

17. Inapplicable Provisions. If any term, covenant or condition of this Deed of Trust is held to be invalid, illegal or unenforceable in any respect, this Deed of Trust shall be construed without such provision.

18. Headings. The Section headings in this Deed of Trust are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

19. Duplicate Originals. This Deed of Trust may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original.

20. Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Deed of Trust may be used interchangeably in singular or plural form; and the word “Trustor” shall mean “each Trustor and any subsequent owner or owners of the Trust Property or any part thereof or any interest therein,” the word “Beneficiary” shall mean “Beneficiary and any subsequent holder of the Note,” the words “Trust Property” shall include any portion of the Trust Property and any interest therein, the word “including” means “including but not limited to” and the words “attorneys’ fees” shall include any and all attorneys’ fees, paralegal and law clerk fees, including fees at the pre-trial, trial and appellate levels incurred or paid by Beneficiary or any Lender in protecting its interest in the Trust Property and Collateral and enforcing its rights hereunder.

21. Homestead. Trustor hereby waives and renounces all homestead and exemption rights provided by the Constitution and the laws of the United States and of any state, in and to the Trust Property as against the collection of the Debt, or any part thereof.

22. Assignments. Beneficiary shall have the right to assign or transfer its rights under this Deed of Trust as provided in the Credit Agreement. Any assignee or transferee shall be entitled to all the benefits afforded Beneficiary under this Deed of Trust.

23. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

24. Consents. Any consent or approval by Beneficiary in any single instance shall not be deemed or construed to be Beneficiary’s consent or approval in any like matter arising at a subsequent date, and the failure of Beneficiary to promptly exercise any right, power, remedy, consent or approval provided herein or at law or in equity shall not constitute or be construed as a waiver of the same nor shall Beneficiary be estopped from exercising such right, power, remedy, consent or approval at a later date. Any consent or approval requested of and granted by Beneficiary pursuant hereto shall be narrowly construed to be applicable only to Trustor and the matter identified in such consent or approval and no third party shall claim any benefit by reason thereof, and any such consent or approval shall not be deemed to constitute Beneficiary or any Lender a venturer or partner with Trustor nor shall privity of contract be presumed to have been established with any such third party. If Beneficiary deems it to be in its best interest to retain assistance of persons, firms or corporations (including attorneys, title insurance companies, appraisers, engineers and surveyors) with respect to a request for consent or approval, Trustor shall reimburse Beneficiary for all costs reasonably incurred in connection with the employment of such persons, firms or corporations.

25. Loan Repayment. Provided no Event of Default exists, this Deed of Trust will be satisfied and discharged of record by Beneficiary prior to the Maturity Date only in accordance with the terms and provisions set forth in the Credit Agreement.

26. Other Mortgages or Deeds of Trust; No Election of Remedies.

(a) The Debt is now or may hereafter be secured by one or more other mortgages, deeds of trust and other security agreements (collectively, as the same may be amended and in effect from time to time, are herein collectively called the “Other Mortgages”), which cover or will hereafter cover other properties that are or may be located in various states (the “Other Collateral”). The Other Mortgages will secure the Debt and the performance of the other covenants and agreements of Trustor set forth in the Loan Documents. Upon the occurrence of an Event of Default, Beneficiary may proceed under this Deed of Trust and/or any or all the Other Mortgages against either the Trust Property and/or any or all the Other Collateral in one or more parcels and in such manner and order as Beneficiary shall elect. Trustor hereby irrevocably waives and releases, to the extent permitted by law, and whether now or hereafter in force, any right to have the Trust Property and/or the Other Collateral marshaled upon any foreclosure of this Deed of Trust or any Other Mortgage.

(b) Without limiting the generality of the foregoing, and without limitation as to any other right or remedy provided to Beneficiary and the Lenders in this Deed of Trust or the other Loan Documents, in the case of an Event of Default (i) Beneficiary and the Lenders shall have the right to pursue all of its rights and remedies under this Deed of Trust and the Loan Documents, at law and/or in equity, in one proceeding, or separately and independently in separate proceedings from time to time, as Beneficiary, in its sole and absolute discretion, shall determine from time to time, (ii) neither Beneficiary nor the Lenders shall be required to either marshall assets, sell the Trust Property and/or any Other Collateral in any particular order of alienation (and may sell the same simultaneously and together or separately), or be subject to any “one action” or “election of remedies” law or rule with respect to the Trust Property and/or any Other Collateral, (iii) the exercise by Beneficiary and/or the Lenders of any remedies against any one item of Trust Property and/or any Other Collateral will not impede Beneficiary or the Lenders from subsequently or simultaneously exercising remedies against any other item of Trust Property and/or Other Collateral, (iv) all liens and other rights, remedies or privileges provided to Beneficiary herein shall remain in full force and effect until Beneficiary have exhausted all of their remedies against the Trust Property and all Trust Property has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt, and (v) Beneficiary and the Lenders may resort for the payment of the Debt to any security held by Beneficiary and the Lenders in such order and manner as Beneficiary, in its discretion, may elect and Beneficiary and the Lenders may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Beneficiary or the Lenders thereafter to foreclose this Deed of Trust.

(c) Without notice to or consent of Trustor and without impairment of the lien and rights created by this Deed of Trust, Beneficiary may, at any time (in its sole and absolute discretion, but Beneficiary shall have no obligation to), execute and deliver to Trustor a written instrument releasing all or a portion of the lien of this Deed of Trust as security for any or all of the obligations of Trustor now existing or hereafter arising under or in respect of the Note, the Credit Agreement and each of the other Loan Documents, whereupon following the execution and delivery by Beneficiary to Trustor of any such written instrument of release, this Deed of Trust shall no longer secure such obligations of Trustor so released.]

27. Governing Law. With respect to matters relating to the creation, perfection and procedures relating to the enforcement of the Liens created pursuant to this Deed of Trust, this Deed of Trust shall be governed by, and construed in accordance with, the laws of the state in which the Property is located (without regard to conflict of law provisions thereof), it being understood that, except as expressly set forth above in this Section and to the fullest extent permitted by the law of such State and pursuant to Section 5-1401 of the General Obligations Law of the State of New York, the law of the State of New York (without regard to conflict of law provisions thereof except for the provisions of Section 5-1401 of the General Obligations Law of the State of New York) shall govern all matters relating to this Deed of Trust and the other Loan Documents and all of the indebtedness or obligations arising hereunder or thereunder. All provisions of the Credit Agreement incorporated herein by reference shall be governed by, and construed in accordance with, the laws of the State of New York pursuant to Section 5-1401 of the General Obligations Law of the State of New York, as set forth in the governing law provision of the Credit Agreement.

28. [Intentionally Deleted].

29. Trustee; Successor Trustee. Trustee shall not be liable for any error of judgment or act done by Trustee, or be otherwise responsible or accountable under any circumstances whatsoever, except if the result of Trustee’s gross negligence or willful misconduct. Trustee shall not be personally liable in case of entry by him or anyone acting by virtue of the powers herein granted him upon the Trust Property for debts contracted or liability or damages or damages incurred in the management or operation of the Trust Property. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder or believed by him to be genuine. Trustee shall be entitled to reimbursement for actual reasonable out-of-pocket expenses incurred by him in the performance of his duties hereunder and to reasonable compensation for such of his services hereunder as shall be rendered. Trustor will, from time to time, reimburse Trustee for and save and hold him harmless from and against any and all loss, liability or damage whatsoever and such reasonable out-of-pocket expenses incurred by him in the performance of his duties. All monies received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other monies (except to the extent required by law) and Trustee shall be under no liability for interest on any monies received by him hereunder. Trustee may resign by giving of notice of such resignation in writing to Beneficiary. If Trustee shall die, resign or become disqualified from acting in the execution of this trust or shall fail or refuse to exercise the same when requested by Beneficiary or if for any or no reason and without cause Beneficiary shall prefer to appoint a substitute trustee to act instead of the original Trustee named herein, or any prior successor or substitute trustee, Beneficiary shall, without any formality or notice to Trustor or any other person, have full power to appoint a substitute trustee and, if Beneficiary so elects, several substitute trustees in succession who shall succeed to all the estate, rights, powers and duties of the aforenamed Trustee. Each appointment and substitution shall be evidenced by an instrument in writing which shall recite the parties to, and the book and page of record of, this Deed of Trust, and the description of the real property herein described, which instrument, executed and acknowledged by Beneficiary, shall (i) be conclusive proof of the proper substitution and appointment of such successor Trustee or Trustees, (ii) duly assign and transfer all the estates, properties, rights, powers and trusts of Trustee so ceasing to act and (iii) be notice of such proper substitution and appointment to all parties in interest. In addition, such Trustee ceasing to act shall duly assign, transfer, and deliver any of the property and monies held by Trustee to the successor Trustee so appointed in its or his place. The Trustee may act in the execution of this trust and may authorize one or more parties to act on his behalf to perform the ministerial functions required of him hereunder, including without limitation, the transmittal and posting of any notices and it shall not be necessary for any Trustee to be present in person at any foreclosure sale.

30. Variable Interest Rate. The Loan secured by this Deed of Trust is a variable interest rate loan, as more particularly set forth in the Credit Agreement.

PART II—STATE-SPECIFIC PROVISIONS

31. Conflicts With Part I. In the event of any conflict between the provisions of this Part II and any provision of Part I, then the provisions of this Part II shall control.

[INSERT STATE SPECIFIC PROVISIONS]

IN WITNESS WHEREOF, Trustor has executed this instrument as of the day and year first above written.

Trustor:

[ ],
a [ ]

By:
Name: Title:

[Add State Specific Acknowledgment]

EXHIBIT A

Legal Description

EXHIBIT G

FORM OF ASSIGNMENT OF LEASES AND RENTS

THIS DOCUMENT PREPARED BY AND

RECORDING REQUESTED BY AND WHEN

RECORDED MAIL TO:

Morrison & Foerster LLP

1290 Avenue of the Americas

New York, New York 10104

Attention: Thomas P. McGovern

ASSIGNMENT OF LEASES AND RENTS

Dated and effective as of [            ], 201[    ]

between

[                        ]

as Assignor

and

JPMORGAN CHASE BANK, N.A.

as Administrative Agent,

as Assignee

THIS ASSIGNMENT OF LEASES AND RENTS (this “Assignment”) dated and effective as of the [            ] day of [            ], 201[    ], made by [            ], a [            ], having an address at [            ] (“Assignor”), to JPMORGAN CHASE BANK, N.A., as administrative agent on behalf of the Lenders (as defined below) (or its successors and assigns as Administrative Agent under the Credit Agreement defined below, hereinafter referred to as “Assignee”), having an address at 1 Bank One Plaza, Suite IL1-0874, Chicago, Illinois 60670.

W I T N E S S E T H :

WHEREAS, Assignor is the owner of a [fee simple][leasehold] title to that certain parcel or parcels of real property (the “Premises”) described in Exhibit A attached hereto, together with the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and other improvements now or hereafter located thereon (collectively, the “Property”);

WHEREAS, Getty Realty Corp., the direct or indirect beneficial owner of Mortgagor (the “Borrower”), Assignee and the lenders party thereto (the “Lenders”) have entered into a certain Amended and Restated Credit Agreement dated as of March [            ], 2012 (as amended, modified, restated, consolidated or supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to make secured loans to the Borrower in the maximum principal amount of up to $175,000,000 (the “Loans”);

WHEREAS, the Borrower has executed certain promissory notes to the respective order of the Lenders in the aggregate principal amount of the Loans (as the same may be amended, modified, restated, severed, consolidated, renewed, replaced, or supplemented from time to time, individually or collectively as the context requires, the “Note”), which are secured by, inter alia, that certain [deed of trust][mortgage], assignment of leases and rents and security agreement (as amended from time to time, the “Mortgage”) on the Property, made by Assignor for the benefit of Assignee, and that certain Guaranty, made by Assignor and certain Affiliates of Assignor, in favor of Assignee (the “Guaranty”);

WHEREAS, it is a condition to the obligation of Lenders to make the Loans to Assignor pursuant to the Credit Agreement that Assignor execute and deliver this Assignment;

WHEREAS, this Assignment is being given as additional security for the Loans; and

WHEREAS, capitalized terms used in this Assignment without definition have the respective meanings assigned to such terms in the Credit Agreement or the Mortgage, as the case may be, the terms of each of which are specifically incorporated by reference herein.

NOW, THEREFORE, for good and valuable consideration, receipt of which by the parties hereto is hereby acknowledged, and additionally for the purpose of additionally securing the Debt, Assignor hereby assigns, transfers, conveys and sets over unto Assignee (on behalf of the Lenders), all right, title and interest of Assignor in and to all Leases and all Rents;

TO HAVE AND TO HOLD the same unto Assignee, and its successors and assigns forever, upon the terms and conditions and for the uses hereinafter set forth.

And Assignor hereby further agrees as follows:

1. Certain Representations, Warranties and Covenants. Assignor represents, warrants and covenants to Assignee (on behalf of the Lenders) that:

(a) The payment of the Rents to accrue under any Lease will not be waived, released, reduced, discounted or otherwise discharged or compromised by Assignor;

(b) Assignor has not performed, and will not perform, any acts, and has not executed, and will not execute, any instrument that would prevent Assignee from exercising its rights under this Assignment; and

(c) Upon the revocation of the license referred to in Section 2(a) below, Assignor shall authorize and direct any tenant under any of the Leases and any successor to all or any part of the interests of any such tenant to pay directly to an account held by Assignee, as directed by Assignee in accordance with the terms of the Mortgage, the Rents due and to become due under such tenant’s Lease, and such authorization and direction shall be sufficient warrant to the tenant to make future payments of Rents directly to such in accordance with the terms of the Mortgage without the necessity for further consent by Assignor.

2. Assignment; Deferred Exercise of Rights. As part of the consideration for the Debt, Assignor does hereby absolutely and unconditionally assign to Assignee (on behalf of the Lenders) all right, title and interest of Assignor in and to all present and future Leases and Rents, and this Assignment constitutes a present and absolute assignment and is intended to be unconditional and not as an assignment for additional security only. Nevertheless, in accordance with Section 2 of the Mortgage, Assignee as Mortgagee, has granted to Assignor as Mortgagor, a revocable license to operate and manage the Mortgaged Property, to exercise all of the rights of the landlord under the Leases and to collect the Rents subject to the requirements of the Credit Agreement; however, upon the written revocation of such license by Assignee as Mortgagee following the occurrence and during the continuance of an Event of Default, the license granted to Assignor as Mortgagor in the Mortgage shall be revoked and Assignee as Mortgagee shall immediately upon such revocation be entitled to possession of all Rents in the Assignor’s account or accounts with the Assignee (including all subaccounts thereof) and all Rents collected thereafter (including Rents past due and unpaid), whether or not Assignee enters upon or takes control of the Mortgaged Property. As further provided in Section 2 of the Mortgage, any Rents collected after the revocation of such license may be applied toward payment of the Debt in such priority and proportions as Assignee in its sole discretion shall deem proper. It is further intended that it not be necessary for Assignee or any Lender to institute legal proceedings, absent any requirements of law or regulation to the contrary, to enforce the provisions hereof.

3. Rents Held in Trust by Assignor. After the revocation of the license referred to in Section 2, Rents held or received by Assignor shall be held or received by Assignor as trustee for the benefit of Assignee only and shall immediately be deposited directly to the Assignor account held by Assignee.

4. Effect on Rights Under Other Documents. Nothing contained in this Assignment and no act done or omitted by Assignee pursuant to the powers and rights granted it hereunder shall be deemed to be a waiver by Assignee or any Lender of its respective rights and remedies under any of the other Loan Documents, and this Assignment is made and accepted without prejudice to any of the rights and remedies possessed by Assignee or the Lenders under the terms of the other Loan Documents. The rights of Assignee and the Lenders under the other Loan Documents may be exercised by Assignee or the Lenders either prior to, simultaneously with, or subsequent to any action taken by Assignee hereunder. This Assignment is intended to be supplementary to and not in substitution for or in derogation of any assignment of rents or grant of a security interest contained in any of the other Loan Documents.

5. Event of Default. Upon or at any time after the occurrence and during the continuance of an Event of Default and the revocation of the license referred to in Section 2, above, in addition to and without limiting any of Assignee’s rights and remedies hereunder and under the other Loan Documents and as otherwise available at law or in equity:

(a) Assignee may, at its option, without waiving such Event of Default and without regard to the adequacy of the security for the Debt, either in person or by agent, without bringing any action or proceeding, or by a receiver appointed by a court, without taking possession of the Property in its own name, demand, sue for or otherwise collect and receive all Rents, including those past-due and unpaid, for application to the payment of the Debt in accordance with the terms of the Loan Documents, and Assignee may enter into, and to the extent that Assignor would have the right to do so, cancel, enforce or modify any Lease. The exercise by Assignee of the option granted it in this Section and the collection of the Rents and the application thereof as herein provided shall not be considered a waiver of any Event of Default.

(b) Assignor hereby acknowledges and agrees that payment of any item of Rent by a Person to Assignee as hereinabove provided shall constitute payment in full of such item of Rent by such Person, as fully and with the same effect as if it had been paid to Assignor.

(c) Assignee in respect of the Leases and Rents shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as in effect in the state in which such rights and remedies are asserted as described in Section 12(b) to the extent of such rights thereunder and additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted.

6. Application of Rents and Proceeds. After the occurrence and during the continuance of an Event of Default, Rents received or held by Assignor or Assignee shall be applied to the Debt in Assignee’s sole discretion.

7. Attorney-in-Fact. Upon the occurrence and during the continuance of an Event of Default and the revocation of the license referred to in Section 2, Assignor does hereby irrevocably appoint Assignee as its attorney-in-fact with full power, in the name and stead of Assignor to demand, collect, receive and give complete acquittance for any and all of the Rents now due or that may hereafter become due, and at Assignee’s discretion, to file any claim, to take any other action, to institute any proceeding or to make any settlement of any such claim, either in its own name or in the name of Assignor or otherwise, which Assignee may deem necessary or desirable in order to collect and enforce the payment of Rents.

8. Termination. Assignee, by the acceptance of this Assignment on behalf of the Lenders, agrees that when all of the Debt shall have been paid in full, this Assignment shall terminate, and Assignee shall execute and deliver to Assignor, upon such termination such instruments of termination or re-assignment and Uniform Commercial Code termination statements, all without recourse and without any representation or warranty whatsoever, as shall be reasonably requested by Assignor.

9. Expenses. Assignor agrees to pay to Assignee all reasonable out-of-pocket expenses (including reasonable expenses for attorneys’ fees and costs of every kind) of, or incident to, the enforcement of any of the provisions of this Assignment.

10. Further Assurances. Assignor agrees that, from time to time upon the written request of Assignee, it will give, execute, deliver, file and/or record any financing statements, notice, instrument, document, agreement or other papers and do such other acts and things that may be necessary and desirable to create, preserve, perfect or validate this Assignment, to enable Assignee to exercise and enforce its rights hereunder with respect to this Assignment or to otherwise carry out the purposes and intent of this Assignment.

11. No Obligation by Assignee. By virtue of this Assignment, Assignee shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability under any of the Leases. This Assignment shall not operate to constitute Assignee as a lender in possession of the Property or to place responsibility for the control, care, management or repair of the Property upon Assignee, nor shall it operate to make Assignee responsible or liable for any waste committed on the Property by any tenant or other party in possession or for any dangerous or defective condition of the Property or for any negligence in the management, upkeep, repair or control thereof.

12. Miscellaneous.

(a) No failure on the part of Assignee, any Lender or any of their respective agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by Assignee, any Lender or any of their respective agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Subject to Section 16 hereof, the remedies herein are cumulative and are not exclusive of any remedies provided by law.

(b) WITH RESPECT TO MATTERS RELATING TO THE CREATION, PERFECTION AND PROCEDURES RELATING TO THE ENFORCEMENT OF THIS ASSIGNMENT, THIS ASSIGNMENT SHALL BE GOVERNED BY, AND BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED (WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF), IT BEING UNDERSTOOD THAT, EXCEPT AS EXPRESSLY SET FORTH ABOVE IN THIS PARAGRAPH AND TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE AND PURSUANT TO SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF EXCEPT FOR THE PROVISIONS OF SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) SHALL GOVERN ALL MATTERS RELATING TO THIS ASSIGNMENT AND THE OTHER LOAN DOCUMENTS AND ALL OF THE INDEBTEDNESS OR OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. ALL PROVISIONS OF THE CREDIT AGREEMENT INCORPORATED HEREIN BY REFERENCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OR NEW YORK PURSUANT TO SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AS SET FORTH IN THE GOVERNING LAW PROVISION OF THE CREDIT AGREEMENT.

(c) Subject to Section 16 hereof, all rights and remedies set forth in this Assignment are cumulative, and Assignee and the Lenders may recover judgment thereon, issue execution therefor, and resort to every other right or remedy available at law or in equity, without first exhausting and without affecting or impairing the security of any right or remedy afforded hereby; and no such right or remedy set forth in this Assignment shall be deemed exclusive of any of the remedies or rights granted to Assignee or the Lenders in any of the Loan Documents. Nothing contained in this Assignment shall be deemed to limit or restrict the rights and remedies of Assignee or the Lenders under the Credit Agreement or any of the other Loan Documents.

(d) Assignor represents that it: (i) has been advised that Assignee and the Lenders engage in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Assignor or its affiliates; (ii) is represented by competent counsel and has consulted counsel before executing this Assignment; and (iii) has relied solely on its own judgment and on its counsel and advisors in entering into the transaction(s) contemplated hereby without relying in any manner on any statements, representations or recommendations of Assignee or any parent, subsidiary or affiliate of Assignee.

13. No Oral Change. This Assignment may not be amended except by an instrument in writing signed by Assignor and Assignee.

14. Successors and Assigns. Assignor may not assign its rights under this Assignment except as permitted under the Credit Agreement. Subject to the foregoing, this Assignment shall be binding upon, and shall inure to the benefit of, Assignor and its successors and assigns and Assignee and its successors and assigns as Administrative Agent under the Credit Agreement.

15. Notices. All notices, requests and other communications provided for herein shall be given or made in writing in the manner specified in the Mortgage.

16. [INSERT ANY APPLICABLE STATE SPECIFIC PROVISIONS]

IN WITNESS WHEREOF, this Assignment has been duly executed by Assignor as of the day and year first above written.

ASSIGNOR:

[                                     ]

By:

        Name:

        Title:

[ADD STATE-SPECIFIC ACKNOWLEDGMENT]

EXHIBIT A

Description of Property

G-1

EXHIBIT H

FORM OF LOCAL COUNSEL OPINION

[LETTERHEAD OF LAW FIRM]

[Date]

To the Lenders and the Administrative

  Agent Referred to Below

c/o JPMorgan Chase Bank, N.A., as

  Administrative Agent

270 Park Avenue

New York, New York 10017

Re:	$[175,000,000] Loan made by the Lenders to the Borrower

Ladies and Gentlemen:

We have acted as counsel to [            ], a [            ] corporation (the “Company”) in connection with that certain $[175,000,000] loan (the “Loan”) being made this day pursuant to that certain Amended and Restated Credit Agreement, dated as of the date hereof (the “Loan Agreement”), among the lenders party thereto (together with their successors and assigns, the “Lenders”), Getty Realty Corp., a Maryland corporation (the “Borrower”) and JPMorgan Chase Bank, N.A., as Administrative Agent to the Lenders (together with its successors and assigns, the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Loan Agreement. In such capacity, we have reviewed the following documents, dated as of the date hereof, executed in connection with the Loan:

a.	Loan Agreement;

b.	[Mortgage/Deed of Trust], Assignment of Leases and Rents and Security Agreement (the “Mortgage/Deed of Trust”) made by the Company to Administrative Agent as security for the Loan and covering the real property known as [ ] located at [ ];

c.	[Assignment of Leases and Rents (the “Assignment of Leases”) made by the Company in favor of Administrative Agent as further security for the Loan;] and

d.	[UCC-l Financing Statement (the “Fixture Filing”) with respect to the Mortgage, naming the Company as debtor, and Administrative Agent as secured party, to be filed with the Office of the [Clerk] [Register] of [ ] (the “Office”)].

The Mortgage [, the Assignment of Leases and the Fixture Filing] [is][are] hereinafter [collectively] referred to as the “Loan Documents.”

In rendering our opinion we have also examined such certificates of public officials, corporate documents and records, bylaws and other certificates and instruments as we have deemed necessary for the purposes of the opinion herein expressed. As to various questions of fact material to our opinion, we have relied upon certificates and written statements of officers of the Company. We have assumed that the Mortgage will be duly recorded in the Office and that all applicable recording tax imposed thereon will be paid.

We have not made any investigation of and do not express an opinion as to, any matters of title to any property (whether real, personal or mixed). We also do not express any opinion as to the adequacy of the description of the property contained in the Fixture Filing.

We express no opinion with respect to the effect of any law other than the law of the State of [            ] (the “State”) and the federal law of the United States.

Based on the foregoing and upon such investigation as we have deemed necessary, and subject to the qualifications and exceptions herein contained, we are of the opinion that:

1. The Company is duly qualified to do business under the laws of the State.

2. The Loan Documents to which the Company is a party are the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by (i) bankruptcy, insolvency or other similar laws affecting the rights of creditors generally, and (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law). The aforesaid opinion as to enforceability of the Loan Documents is also subject to the qualification that certain provisions contained in the Loan Documents may not be enforceable, but (subject to the limitations set forth in the foregoing clauses (i) and (ii)) such unenforceability will not render the Loan Documents invalid as a whole or substantially interfere with realization of the principal benefits and/or security provided thereby.

3. Neither the execution and delivery of the Loan Documents to which the Company is a party or by which the Company is bound, nor the consummation of the transactions contemplated thereunder conflicts with any provision of any existing law, rule or regulation to which the Company is subject.

4. The Loan, as made, will not violate any applicable usury laws of the State or other applicable laws regulating the interest rate, fees and other charges that may be collected with respect to the Loan.

5. The Loan Documents are in proper form for recording under the laws of the State.

6. The recording of the Mortgage in the Office [IF SEPARATE FIXTURE FILINGS ARE REQUIRED, INCLUDE THE FOLLOWING TEXT: and the filing the Fixture Filing in the real estate records in the Office] [is/are] the only recording[s] or filing[s] necessary to publish notice of the parties thereto, and to perfect the liens and security interests created pursuant thereto in the real property and fixtures described therein.

7. [IF SEPARATE FIXTURE FILINGS ARE REQUIRED, INCLUDE THE FOLLOWING OPINION: The Fixture Filing is in proper form for [filing] [recording] under the law of the State.]

8. A court sitting in the State, if properly presented with the facts, would enforce the choice of law provision contained in the Mortgage.

9. The Mortgage contains the terms and provisions that are necessary to enable the Administrative Agent, following a default thereunder, to exercise the remedies that are customarily available to a mortgage lienholder in the State.

10. The [exercise of the Trustee’s power of sale under][foreclosure of] the Mortgage will not in any manner restrict, affect or impair the obligations of the Company with respect to the obligations due under the Loan Documents or the rights and remedies of Administrative Agent with respect to the foreclosure or enforcement of any other security interests or liens securing the obligations due under the Loan Documents to the extent that the deficiency remains unpaid after application of the proceeds of such [exercise of such power of sale][foreclosure].

11. No recording, filing, privilege, documentary stamp, intangibles or other tax must be paid in connection with the execution, delivery, recordation or enforcement of the Mortgage [or the Fixture Filing][, except for             ].

12. Under the law of the State, a foreign entity is not required, solely as a lender making loans or extending credit secured by real property in the State, to procure a certificate of authority to transact business or otherwise qualify to do business in the State. As such, Administrative Agent and the Lenders will not, solely by reason of the making of the Loan and extending other credit under the Loan Documents and the execution and delivery by the Company of the Mortgage [and the Fixture Filing] (and/or the filing or recording of the same), be required (a) to qualify to do business in the State or to comply with the requirements of any foreign registration or qualification statute of the State, (b) be subject to taxation by the State or any political subdivision of said State or (c) be required to make any filing with any court or other judicial administrative body in or of the State preceding enforcement in order to carry out any of the transactions contemplated by the Loan Documents or to avail itself of any of the remedies provided by the Mortgage.

The foregoing opinions shall not be relied upon by any party other than Administrative Agent, the Lenders, their respective successors and/or assigns, any rating agency involved in the securitization of the Loan, and their respective counsel.

Very truly yours,

[            ]

EXHIBIT I

[RESERVED]

I-1

EXHIBIT J

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT

To:	JPMorgan Chase Bank, N.A., as Agent

Re:	Getty Realty Corp. Credit Facility

Date:             , 201

Ladies and Gentlemen:

This Joinder Agreement (“Joinder Agreement”) is made and delivered pursuant to (i) Section 2.05(b)(v) of that certain Amended and Restated Credit Agreement, dated as of March [            ], 2012 (as amended, modified, supplemented, extended, renewed or replaced from time to time, the “Credit Agreement”), by and among Getty Realty Corp., a Maryland corporation (the “Borrower”), the Lenders from time to time party thereto (each a “Lender” and, collectively, the “Lenders”) and the JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Agent”), (ii) Section 13 of that certain Guaranty dated as of March [            ], 2012 (as amended, modified, supplemented, extended, renewed or replaced from time to time, the “Guaranty”), made by each entity named in the signature pages thereof (each a “Guarantor”), in favor of the Agent and the Lenders and (iii) Section 24 of that certain Environmental Indemnity Agreement, dated as of March [            ], 2012 (as amended, modified, supplemented, extended, renewed or replaced from time to time, the “Environmental Indemnity” and, together with the Guaranty, the “Guarantor Documents”), made by the Borrower and each Guarantor (each, an “Indemnitor”) in favor of the Agent and the Lenders. All capitalized terms used in this Joinder Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Each of the undersigned is a Subsidiary of Borrower and hereby acknowledges, for the benefit of the Agent and the Lenders, that it shall be a “Guarantor” for all purposes of the Guaranty and an “Indemnitor” for all purposes of the Environmental Indemnity, and assumes all of the respective liabilities, duties and obligations of a Guarantor and an Indemnitor thereunder, effective from the date hereof, jointly and severally with all other Guarantors and Indemnitors. The undersigned hereby agrees it will perform all of the obligations of (i) a Guarantor under, and to be bound in all respects by the terms of, the Guaranty to the same extent and with the same force and effect as if the undersigned were an original signatory thereto and (ii) an Indemnitor under, and to be bound in all respects by the terms of, the Environmental Indemnity to the same extent and with the same force and effect as if the undersigned were an original signatory thereto. Additionally, the undersigned expressly consents to, ratifies and adopts for itself, all of the waivers set forth in the Guaranty and the Environmental Indemnity, including without limitation, those set forth in Section 3 of the Guaranty and Section 11 of the Environmental Indemnity.

The undersigned confirms that the representations and warranties set forth in Section 4 of the Guaranty and Section 2 of the Environmental Indemnity are true and correct as to the undersigned as of the date hereof.

Without limiting the foregoing, as of the date of this Joinder Agreement, the undersigned represents and warrants to the Agent and the Lenders, that after taking into account the benefits received by the undersigned from the Credit Agreement and the Contribution Agreement to which the undersigned is concurrently herewith becoming a party pursuant to an accession agreement thereto: (i) assuming that Section 14(d) of the Guaranty and Section 23 of the Environmental Indemnity are fully enforceable, the Guaranty and/or the Environmental Indemnity (A) do not render the undersigned insolvent and (B) do not result in debts of the undersigned being beyond the undersigned’s ability to pay as such debts mature, and (ii) based on reasonable assumptions, the undersigned projects that it will be able to continue to conduct its business operations as currently conducted.

Additionally, the undersigned hereby agrees to observe, perform and comply with all covenants applicable to the undersigned set forth in Articles V and VI of the Credit Agreement that by their terms the Borrower is required to cause the undersigned, as a “Subsidiary” or a “Guarantor”, to observe, perform and comply with, as if such covenants were set forth in full herein.

This Joinder Agreement shall constitute a Loan Document under the Credit Agreement. The address for the undersigned for purposes of all notices and communications is the address set forth on the signature page hereof.

THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, EXCEPT FOR THE PROVISIONS OF SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, TO THE EXTENT THAT IT MANDATES THAT THE LAW OF THE STATE OF NEW YORK SHALL GOVERN.

THE UNDERSIGNED IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS JOINDER OR ANY OTHER GUARANTOR DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE UNDERSIGNED IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, IN SUCH FEDERAL COURT. THE UNDERSIGNED AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS JOINDER AGREEMENT SHALL AFFECT ANY

RIGHT THAT THE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS JOINDER AGREEMENT OR ANY OTHER GUARANTOR DOCUMENT AGAINST THE UNDERSIGNED OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

THE UNDERSIGNED IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS JOINDER OR ANY OTHER GUARANTOR DOCUMENT IN ANY COURT REFERRED TO ABOVE. THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

THE UNDERSIGNED IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7 OF THE GUARANTY. NOTHING IN THIS JOINDER WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAWS.

[Signature appears on the next page.]

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement, as of the date first above written.

[                                     ],

    a [                            ]

By:

        Name:

        Title:

EXHIBIT K

FORM OF ENVIRONMENTAL INDEMNITY AGREEMENT

ENVIRONMENTAL INDEMNITY AGREEMENT

This ENVIRONMENTAL INDEMNITY AGREEMENT (this “Indemnity”), dated as of March             , 2012, is made jointly and severally by GETTY REALTY CORP., a Maryland corporation (“Borrower”), the parties identified in Schedule I attached hereto and each other Person that becomes a party hereto pursuant to Section 24 (the “Guarantors”, and, together with Borrower, individually an “Indemnitor” and collectively, the “Indemnitors”), each having an address at c/o Getty Realty Corp., 125 Jericho Turnpike, Jericho, New York 11753, in favor of JPMORGAN CHASE BANK, N.A., as administrative agent on behalf of certain Lenders (as defined below) (together with its successors and assigns, hereinafter referred to as “Administrative Agent”), having an address at I Bank One Plaza, Suite IL1-0874, Chicago, Illinois 60670.

R E C I T A L S:

Pursuant to that certain Amended and Restated Credit Agreement dated as of the date hereof (as the same may be amended, modified, supplemented or replaced from time to time, the “Credit Agreement”) between Borrower, Administrative Agent and certain lenders party thereto (each, a “Lender”, and collectively, the “Lenders”), the Lenders have agreed to make loans to Borrower in an aggregate principal amount of up to $175,000,000 (the “Loans”), subject to the terms and conditions of the Credit Agreement;

As a condition to the Lenders’ making the Loans, Administrative Agent and the Lenders are requiring that Indemnitors execute and deliver to Administrative Agent (on behalf of the Lenders) this Indemnity; and

The Guarantors, being members of a group of entities affiliated with the Borrower and being engaged in related businesses, will receive direct and indirect benefits from the Loans.

NOW, THEREFORE, in consideration of the premises set forth herein and as an inducement for and in consideration of the agreement of the Lenders to make the Loans pursuant to the Credit Agreement, each Indemnitor hereby agrees, covenants, represents and warrants to Administrative Agent and the Lenders as follows:

1. Definitions.

“Administrative Agent’s Belief of a Release or Violation” shall mean Administrative Agent’s good faith judgment that (a) there has been or is threatened a Hazardous Substance Release on or from a Borrowing Base Property or (b) a Borrowing Base Property, or an Indemnitor in connection with a Borrowing Base Property, is in violation of any applicable Environmental Law.

“Environmental Activity” shall mean any treatment, manufacturing, refining, storage, existence, release, generation, production, processing, abatement, removal, disposal, handling or transportation of any Hazardous Substances from, under, into or on the Property.

“Environmental Laws” shall mean, collectively, any present or future local, state or federal law, rule or regulation pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up, including the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Substances Transportation Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, any state super-lien and environmental clean-up statutes (including with respect to Toxic Mold), any local law requiring related permits and licenses and all amendments to and regulations in respect of the foregoing laws.

“Environmental Liability” shall mean any and all losses, liabilities, damages, obligations, claims, actions, suits, proceedings, disbursements, settlement payments, penalties, costs and expenses (including, without limitation, reasonable attorneys fees, disbursements and costs and all other professional or consultants reasonable fees and expenses) in connection with or arising out of or relating to (a) any Hazardous Substances on, in, under or affecting all or any portion of the Property, (b) any material representation, inaccuracy or breach of any warranty, covenant or agreement contained or referred to in this Indemnity, (c) any violation or claim of violation by or against any Indemnitor of any Environmental Law relating to the Property or any portion thereof, (d) any Regulatory Actions, whether or not any suit, action or proceeding is commenced or threatened, (e) the preparation of all feasibility studies and the obtaining of all permits and licenses required by, or undertaken in order to comply with, the requirements of any Governmental Authority or quasi-Governmental Authority, or (f) the removal, discharge and satisfaction of all liens, encumbrances, restrictions on the Property relating to the foregoing.

“Environmental Reports” shall mean, collectively, the environmental reports delivered to the Administrative Agent in connection with the Loans.

“Hazardous Substances” shall mean hazardous, toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, polychlorinated biphenyls, petroleum products, flammable explosives, radioactive materials, paint containing more than 0.5% lead by dry weight and infectious substances or raw materials which include hazardous constituents), Toxic Mold, or any other substances or materials which are included under or regulated by Environmental Laws.

“Hazardous Substances Release” shall mean any release, spill, leak, pumping, pouring, emitting, emptying, discharge, injection, escaping, leaching, dumping or disposing into the environment (air, land or water) of any Hazardous Substances, including, without limitation, by means of any contamination, leaking, corrosion or rupture of or from any Tank(s), which is in violation of Environmental Laws.

“Indemnified Persons” shall mean Administrative Agent, the Lenders, and their respective parents, subsidiaries and Affiliates, officers, directors, members, managers, partners, agents, employees, and the heirs, successors and assigns of all of the foregoing.

“Regulatory Actions” shall mean any notice, summons, citation, directive, investigation, litigation, proceeding, inquiry, lien, encumbrance or restriction, settlement, remedial response, clean-up or closure arrangement or any other remedial obligations by or with any Governmental Authority in relation to Environmental Activity.

“Tank(s)” shall mean any underground or above-ground storage tanks, pipes or pipelines for the storage or transportation of Hazardous Substances, including, without limitation, heating oil, fuel oil, gasoline and/or other petroleum products, whether such tanks, pipes or pipelines are in operation, not operational, closed or abandoned.

“Toxic Mold” shall mean hazardous, toxic and/or dangerous substances, toxic mold or fungus of a type that may pose a risk to human health or the environment or would negatively impact the value of any Property.

“Use” shall mean ownership, use, development, construction, maintenance, management, operation or occupancy.

All capitalized terms used in this Indemnity and not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

2.

Representations of Indemnitor. Each Indemnitor represents and warrants to Administrative Agent and the Lenders that, except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect or have been previously disclosed in any Environmental Report or otherwise disclosed by any Indemnitor to the Administrative Agent or the Lenders: (a) no Indemnitor has used Hazardous Substances at or affecting any Borrowing Base Property in any manner which violates any Environmental Laws; (b) to the best of such Indemnitor’s knowledge, no prior or current owner, tenant, subtenant, occupant or operator of any Borrowing Base Property has engaged in any Environmental Activity with respect to such Borrowing Base Property which violates any Environmental Laws; (c) the Use of any Borrowing Base Property for its intended purpose will not result in any Environmental Activity in violation of any Environmental Laws; (d) no Indemnitor has otherwise engaged and does not intend to engage in any Environmental Activity in violation of Environmental Laws; and (e) (i) to the best of such Indemnitor’s knowledge, no Environmental Activity has occurred at any time in relation to any Borrowing Base Property in violation of Environmental Laws, (ii) to the best of such Indemnitor’s knowledge, no notice, order, directive, complaint or other communication has been made or issued by any governmental authority or any other person to any person alleging the occurrence of any Environmental Activity with respect to any Borrowing Base Property in violation of any Environmental Laws, and to the best of such Indemnitor’s knowledge, no investigations, inquiries, orders, hearings, actions or other proceedings by or before any governmental authority are pending or threatened in connection with any Environmental Activity or alleged Environmental Activity with respect to any Borrowing Base Property, and

(iii) there are no judgments and no actions or proceedings pending by or against such Indemnitor before any court or administrative agency in connection with any Environmental Activity in connection with any Borrowing Base Property; (f) to the best of such Indemnitor’s knowledge, no Indemnitor has transported or arranged for the transportation of any Hazardous Substances from any Borrowing Base Property to any location which is listed or proposed for listing under CERCLA or on any similar state list or which is the subject of Federal, state or local enforcement actions or other investigations; (g) to the best of such Indemnitor’s knowledge, there has never been any Hazardous Substances Release in connection with any Borrowing Base Property in violation of Environmental Laws which has not heretofore been fully remediated to the extent required by Environmental Laws; (h) to the best of such Indemnitor’s knowledge, neither the Borrowing Base Properties nor any Indemnitor, with respect to the Borrowing Base Properties, is subject to any past, existing, pending or, to the best of such Indemnitor’s knowledge, threatened Regulatory Actions with respect to any Borrowing Base Property under, or in violation of, any Environmental Laws or in connection with any Environmental Activity; (i) to the best of such Indemnitor’s knowledge, no portion of any Borrowing Base Property has ever been used as a refining or distribution facility or terminal, a mine, landfill, dump or other disposal facility; (j) [intentionally deleted]; (k) no Person has given any written notice to any Indemnitor (or any of their respective agents, contractors or representatives) or, to the best of such Indemnitor’s knowledge, asserted any claim, cause of action, penalty, cost or demand for payment or compensation or other Environmental Liability against such Indemnitor with respect to any Borrowing Base Property, involving any injury or threatened injury to human health, the environment or natural resources, or resulting or allegedly resulting from any Environmental Activity in connection with any Borrowing Base Property and, to the best of such Indemnitor’s knowledge, no basis for such a claim exists; and (l) no environmental or engineering investigations, studies, audits, tests, reviews or other analyses have been conducted by or, are in the possession of such Indemnitor or its respective Affiliates in relation to any Borrowing Base Property, other than the Environmental Reports, true, correct and complete copies of which the Borrower has delivered to Administrative Agent (the foregoing representations and warranties, collectively, the “Environmental Representations”).

3.

Covenants of Indemnitor. Each Indemnitor covenants and agrees to and with Administrative Agent and the Lenders with respect to the Borrowing Base Properties, that at all times, and at such Indemnitor’s sole cost and expense: (a) Borrower and each other Indemnitor that owns a Borrowing Base Property shall comply, and shall use commercially reasonable efforts to ensure all tenants at such Borrowing Base Property complies, in all material respects with all Environmental Laws and shall comply, and use commercially reasonable efforts to ensure that all tenants of such Borrowing Base Property obtain and comply, in all material respects with any and all required approvals, registration or permits required by applicable Environmental Laws for the Use of such Borrowing Base Property; (b) [intentionally omitted]; (c) Borrower and each other Indemnitor that owns a Borrowing Base Property shall not store, utilize, generate, treat, transport or dispose any Hazardous Substances on, at, under or from such Borrowing Base Property except in accordance with all Environmental Laws; (d) Borrower and each other Indemnitor that owns a Borrowing Base Property shall immediately notify

Administrative Agent in writing of (i) Borrower’s or such Indemnitor’s discovery of the storage, presence, utilization, generation, transportation or disposal of any Hazardous Substances on, at or under such Borrowing Base Property other than in accordance with all applicable Environmental Laws, (ii) Borrower’s or such Indemnitor’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of such Borrowing Base Property that could reasonably be expected to cause such Borrowing Base Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such Borrowing Base Property under any Environmental Law and (iii) Borrower’s or such Indemnitor’s discovery of the occurrence of any Hazardous Substances Release, or any pending or threatened Regulatory Actions, or any written claims made by any Governmental Authority or third party, relating to any Hazardous Substances or Hazardous Substances Release on, from or affecting such Borrowing Base Property; (e) Borrower and each other Indemnitor that owns a Borrowing Base Property, promptly upon the reasonable request of Administrative Agent from time to time upon Administrative Agent’s Belief of a Release or Violation, shall provide Administrative Agent, without any liability on the part of Administrative Agent, with an environmental site assessment or environmental audit report, or an update of such assessment or report, by an environmental engineering firm reasonably acceptable to Administrative Agent, all in form reasonably satisfactory to Administrative Agent, to assess any and all aspects of the Hazardous Substance Release or violation of applicable Environmental Law giving rise to Administrative Agent’s Belief of a Release or Violation and the potential cost in connection with any Remediation (as hereinafter defined) thereof; (f) Borrower and the applicable Indemnitor shall reasonably promptly furnish Administrative Agent with copies of any correspondence or legal pleadings or documents in connection with any matter referenced in subdivision (d)(iii) above which Borrower receives, and keep Administrative Agent or cause Administrative Agent to be kept apprised of the status of, and any material developments in connection with, such matters within a reasonable time after Borrower learns of a change in status or material development, it being acknowledged and agreed that Administrative Agent shall have the right, but shall not be obligated, to notify any Governmental Authority of any state of facts which may come to its attention with respect to any Hazardous Substances or Hazardous Substances Release on, from or affecting a Borrowing Base Property, to the extent the same is in violation of, and such notification is required by any, Environmental Laws; (g) Borrower and any other Indemnitor that owns a Borrowing Base Property shall not, without Administrative Agent’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, enter into any settlement agreement, consent decree or other compromise with respect to any Regulatory Action or other claim, action or proceeding relating to Hazardous Substances in relation to such Property which may adversely affect the lien of the Loans Documents on, or materially adversely affect the value of, such Borrowing Base Property; and (h) in the event of any storage, presence, utilization, generation, transportation, treatment or disposal of Hazardous Substances on, at or under any Borrowing Base Property in a manner which is violative of any Environmental Laws, or in the event of any Hazardous Substances Release on, from or affecting any Borrowing Base Property, Borrower and the Indemnitor that owns such Borrowing Base Property shall promptly conduct and complete, or use commercially reasonable efforts to ensure that its tenants at such Borrowing Base Property conduct and complete (provided that, if such tenants fail to do so, Borrower and such Indemnitor shall conduct and complete), at the direction of any Governmental Authority, the Remediation of such Borrowing Base Property to the extent required by any Federal, state or local Governmental Authority with jurisdiction over such Borrowing Base Property.

The terms “Remediate” and “Remediation” shall include, without limitation, the investigation of the environmental condition of the subject Borrowing Base Property, the preparation of any feasibility studies, reports or remedial plans, and the performance of any cleanup, abatement, removal, remediation, containment, operation, maintenance, monitoring or restoration work relating to the presence or suspected presence of Hazardous Substances on or under the subject Borrowing Base Property in violation of Environmental Laws, whether on or off such Borrowing Base Property. All such work being performed by Borrower or any Indemnitor shall be performed by one or more contractors selected by Borrower or such Indemnitor and approved in advance and in writing by Administrative Agent, which approval shall not be unreasonably withheld, conditioned or delayed. With respect to any Remediation of the subject Borrowing Base Property being conducted by Borrower or any Indemnitor, Borrower and such Indemnitor shall proceed continuously and diligently with such investigatory and remedial actions with respect to such Borrowing Base Property, provided that in all cases such actions shall be conducted and/or performed in accordance with all applicable requirements of all Environmental Laws. Any such Remediation conducted by Borrower or an Indemnitor shall be performed in a good, safe and workmanlike manner and shall minimize any impact on the business or occupation at or near the subject Borrowing Base Property. Borrower and each Indemnitor that owns the Borrowing Base Property subject to Remediation shall pay all costs in connection with such investigatory and remedial activities conducted by Borrower or such Indemnitor, including, without limitation, all power and utility costs, and any and all taxes or fees that may be applicable to such activities. Borrower and the Indemnitor that owns the Borrowing Base Property subject to Remediation shall promptly provide to Administrative Agent copies of testing results and reports that are generated in connection with the above activities (except where such Remediation is being conducted by a tenant, only to the extent that such tenant has made such copies available to Borrower or such Indemnitor). If Borrower and the Indemnitor that owns the Borrowing Base Property subject to Remediation (or the applicable tenant in the event the tenant is conducting such Remediation) shall fail to complete such Remediation within the time permitted under applicable Environmental Laws, (a) if no Event of Default has occurred and is continuing, Borrower shall cause such Borrowing Base Property to be removed as a Borrowing Base Property under the Credit Agreement, and (b) if an Event of Default has occurred and is continuing, Administrative Agent may, but shall not be obligated to, do whatever is commercially reasonably necessary to complete such Remediation to the extent required by Environmental Laws, acting either in its own name or in the name of the Indemnitor that owns the subject Borrowing Base Property, and the reasonable cost thereof shall be part of the indebtedness secured by the Loan Documents and shall become immediately due and payable. In the event that Administrative Agent undertakes to complete the Remediation of any Borrowing Base Property pursuant to clause (b) of the preceding sentence, in addition to and without limiting Administrative Agent’s and the Lenders’ rights pursuant to the Loan Documents,

Borrower shall give to Administrative Agent and its agents and employees reasonable access to the subject Borrowing Base Property, on reasonable advance notice, for such purposes and hereby specifically grants to Administrative Agent a license to complete the Remediation of such Borrowing Base Property to the extent required by Environmental Laws, acting either in its own name or in the name of the Indemnitor that owns such Borrowing Base Property.

4.	Indemnity by Indemnitor. Each Indemnitor hereby jointly and severally indemnifies, protects, defends (with reputable counsel reasonably satisfactory to Administrative Agent) and holds the Indemnified Persons harmless from and against the full amount of any and all Environmental Liability suffered or incurred by an Indemnified Person arising from, in respect of, as a consequence of (whether foreseeable or unforeseeable) or in connection with any spill or adverse effects of any Environmental Activity or with the presence, use, storage, disposal, generation, transportation or treatment of any Hazardous Substance at, on, under or related to the Property, or in the soil, groundwater or soil vapor on or under the Property, whether or not originating or emanating from such Property, including, without limitation, the following: (a) the occurrence of any Environmental Activity or any failure of any Indemnitor or any other Person to comply with all Environmental Laws relating to the Property or the Use of the Property; (b) any failure of any representation of any Indemnitor set forth in Section 2 hereof to be true and correct as of the date of this Indemnity; (c) any failure of any Indemnitor to perform any covenant set forth in Section 3 hereof; (d) compliance with or violation of any Environmental Law in relation to the Property; (e) claims asserted by any Person (including, without limitation, any Governmental Authority or quasi-Governmental Authority, board, bureau, commission, department, instrumentality or public body, court or administrative tribunal), including, without limitation, claims under common law causes of action, in connection with Hazardous Substances located at the Property; (f) arising from, in respect of, as a consequence of or in connection with any Environmental Activity; and (g) the implementation of the recommendations set forth in any environmental audit of the Property required to comply with Environmental Laws.

Each Indemnitor’s agreement contained in this Indemnity shall not be limited in any manner by the applicable Indemnitor’s respective dates of acquisition or time of ownership of the Property or any portion thereof, or by the value of the Property. No Indemnitor shall settle any claim or matter which is the subject of the foregoing agreement of such Indemnitor without Administrative Agent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. The indemnifications set forth in this Indemnity shall not be applicable to any Environmental Liability to the extent (i) occasioned by, arising from or caused by the fraud, gross negligence or willful misconduct of any Indemnified Person, its nominee or wholly owned subsidiary or their respective employees or agents and irrespective of whether occurring prior to or subsequent to the date upon which Administrative Agent, its nominee or wholly owned subsidiary acquires possession of the Property by foreclosure of the applicable Mortgage, a sale of the Property pursuant to the provisions of the applicable Mortgage, acceptance of one of more deeds or assignments in lieu of foreclosure or sale or otherwise, or (ii) occasioned, arising and/or caused solely as the result of any event or condition that first arises on or after the date on which (A)

Administrative Agent or a Lender (or the transferee of Administrative or a Lender) acquires title or control of the Property (whether at foreclosure, sale, conveyance in lieu of foreclosure or similar transfer), (B) a receiver has been appointed for, and has taken possession of, the Property, or (C) the Loans have been repaid in full, or (iii) resulting solely from a breach of any regulatory obligations by such Indemnified Party. In addition, Environmental Liability shall not include indirect, consequential or punitive damages (including loss of use or diminution in value) unless such damages were imposed upon such Indemnified Party as a result of any Environmental Laws.

5.	Costs and Expenses. Each Indemnitor shall pay to each Indemnified Person all reasonable out-of-pocket costs, expenses and charges (including reasonable attorneys’ fees and disbursements) incurred by any Indemnified Person in connection with the enforcement of the terms of this Indemnity.

6.	Defense of Indemnified Persons. Upon demand by Administrative Agent or any assignee on behalf of any Indemnified Person, each Indemnitor shall defend any investigation, action or proceeding involving any Environmental Liability which is brought or commenced against any Indemnified Person related to the Property, whether alone or together with an Indemnitor or any other person, all at such Indemnitor’s own cost and by counsel to be reasonably approved by the Indemnified Person.

7.	Site Visits, Observations and Testing. (a) Following the occurrence and during the continuance of an Event of Default, or (b) upon Administrative Agent’s Belief of a Release or Violation and the failure of Borrower or the applicable Indemnitor to comply with the requirements of Section 3(e) hereof, Administrative Agent and its agents and representatives shall have the right at any reasonable time, on reasonable advance notice, to enter and visit any Borrower Base Property for the purposes of observing such Borrowing Base Property, taking and removing soil or groundwater samples, and conducting tests on any part of such Borrowing Base Property (limited, in the case of Administrative Agent’s Belief of a Release or Violation, to the assessment of any and all aspects of the Hazardous Substance Release or violation of applicable Environmental Law at the Borrowing Base Property giving rise to Administrative Agent’s Belief of a Release or Violation). Such parties shall have no duty, however, to visit or observe the Borrowing Base Property or to conduct tests, and no site visit, observation or testing by any such party shall impose any liability on any such party. In no event shall any site visit, observation or testing by any such party be a representation that Hazardous Substances are or are not present in, on or under such Borrowing Base Property, or that there has been or shall be compliance with any Environmental Laws. No Indemnitor or any other Person is entitled to rely on any site visit, observation or testing by any such party, provided, however, that Administrative Agent will furnish to Borrower a copy of any written report, audit or assessment upon Borrower’s request. In conducting any such site visits and activities, Administrative Agent and its agents and representative shall make reasonable efforts to avoid any unreasonable interference with any Indemnitor’s or any tenant’s Use or enjoyment of such Borrowing Base Property in exercising any rights provided in this Section 7.

8.	Survival of Indemnity. The obligations of each Indemnitor and the rights of Administrative Agent and the Lenders under this Indemnity are in addition to and not in substitution of the obligations of any Indemnitor and rights of Administrative Agent and the Lenders under all applicable federal, state and local laws, regulations, land ordinances relating to health and safety, and protection of the environment. The obligations of each Indemnitor and the rights of Administrative Agent and the Lenders shall survive any foreclosure of any Mortgage or any transfer of the Borrowing Base Property in lieu of foreclosure, any other transfer of the Borrowing Base Property or interests therein or any change in ownership thereof, and the repayment of the Loans, and the termination and/or discharge of any Mortgage or any of the other Loan Documents.

9.	[Intentionally Omitted].

10.	Several Liability. The liability of the entities comprising the Indemnitors under this Indemnity shall be joint and several. In addition, the obligations of each Indemnitor shall be in addition to, and shall in no manner whatsoever limit, the obligations and liabilities of such Indemnitor, or any of the parties comprising such Indemnitor, under any of the Loan Documents.

11.	Unconditional Character of Obligations of Indemnitor.

a.	The obligations of each Indemnitor hereunder shall be irrevocable, absolute and unconditional, irrespective of the validity, regularity or enforceability, in whole or in part, of the other Loan Documents or any provision thereof, or the absence of any action to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any Indemnitor or any other Person or any action to enforce the same, any failure or delay in the enforcement of the obligations of any Indemnitor under the other Loan Documents, including this Indemnity, or any setoff, counterclaim, and irrespective of any other circumstances which might otherwise limit recourse against such Indemnitor by Administrative Agent or the Lenders or constitute a legal or equitable discharge or defense of a guarantor or surety. Administrative Agent may enforce the obligations of any Indemnitor under this Indemnity by a proceeding at law, in equity or otherwise, independent of any loan foreclosure or similar proceeding or any deficiency action against any Indemnitor or any other Person at any time, either before or after an action against the Collateral or any part thereof, any Indemnitor or any other Person. This Indemnity is a guaranty of payment and performance and not merely a guaranty of collection. Each Indemnitor waives diligence, notice of acceptance of this Indemnity, filing of claims with any court, any proceeding to enforce any provision of any other Loan Document, against such Indemnitor or any other Person, any right to require a proceeding first against any other Indemnitor or any other Person, or to exhaust any security (including, without limitation, the Borrowing Base Properties) for the performance of the obligations hereunder or any other obligations of any Indemnitor or any other Person, or any protest, presentment, notice of default or other notice or demand whatsoever (except to the extent expressly provided to the contrary in this Indemnity).

b.	The obligations of each Indemnitor under this Indemnity, and the rights of Administrative Agent to enforce the same by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected by any of the following:

i.	any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting any Indemnitor, the Property or any part thereof, or any other Person;

ii.	any failure by Administrative Agent, any Lender or any other Person, whether or not without fault on its part, to perform or comply with any of the terms of the Credit Agreement, or any other Loan Documents, or any document or instrument relating thereto;

iii.	the sale, transfer or conveyance of the Property or any interest therein to any Person, whether now or hereafter having or acquiring an interest in the Property or any interest therein and whether or not pursuant to any foreclosure, trustee sale or similar proceeding against an Indemnitor or the Property or any interest therein;

iv.	the conveyance to Administrative Agent, any Lender, any Affiliate of Administrative Agent or a Lender, or Administrative Agent or a Lender’s nominee, of the Borrowing Base Property or any interest therein by a deed-in-lieu of foreclosure;

v.	the release of any Indemnitor or any other Person from the performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law or otherwise; or

vi.	the release in whole or in part of any collateral for any or all of the obligations of such Indemnitor hereunder or for the Loans or any portion thereof.

c.	Except as otherwise specifically provided in this Indemnity, each Indemnitor hereby expressly and irrevocably waives all defenses in an action brought by Administrative Agent to enforce this Indemnity based on claims of waiver, release, surrender, alteration or compromise and all setoffs, reductions, or impairments, whether arising hereunder or otherwise.

d.	Administrative Agent may deal with the Indemnitors and Affiliates of the Indemnitors in the same manner and as freely as if this Indemnity did not exist and shall be entitled, among other things, to grant any Indemnitor or any other Person such extension or extensions of time to perform any act or acts as may be deemed advisable by Administrative Agent, at any time and from time to time, without terminating, affecting or impairing the validity of this Indemnity or the obligations of any Indemnitor hereunder.

e.	No compromise, alteration, amendment, modification, extension, renewal, release or other change of, or waiver, consent, delay, omission, failure to act or other action with respect to, any liability or obligation under or with respect to, or of any of the terms, covenants or conditions of, the Loan Documents shall in any way alter, impair or affect any of the obligations of Indemnitor hereunder, and each Indemnitor agrees that if any Loan Document is modified as provided therein, the obligations of such Indemnitor hereunder shall automatically be deemed modified to include such modifications.

f.	Administrative Agent may proceed to protect and enforce any or all of its and Lenders’ rights under this Indemnity by suit in equity or action at law, whether for the specific performance of any covenants or agreements contained in this Indemnity or otherwise, or to take any action authorized or permitted under applicable law, and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by the Indemnitors. Each and every remedy of Administrative Agent and Lenders shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.

g.	No waiver shall be deemed to have been made by Administrative Agent or any Lender of any rights hereunder unless the same shall be in writing and signed by Administrative Agent or Lenders, as applicable, and any such waiver shall be a waiver only with respect to the specific matter involved and shall in no way impair the rights of Administrative Agent and Lenders or the obligations of the Indemnitors to Administrative Agent and Lenders in any other respect or at any other time.

h.	At the option of Administrative Agent, any Indemnitor may be joined in any action or proceeding commenced by Administrative Agent against Borrower in connection with or based upon any other Loan Documents and recovery may be had against such Indemnitor in such action or proceeding or in any independent action or proceeding against such Indemnitor to the extent of such Indemnitor’s liability hereunder, without any requirement that Administrative Agent first assert, prosecute or exhaust any remedy or claim against Borrower, any other Indemnitor or any other Person, or any security for the obligations of Borrower, any other Indemnitor or any other Person.

i.	Each Indemnitor agrees that this Indemnity shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment is made by an Indemnitor to Administrative Agent and such payment is rescinded or must otherwise be returned by Administrative Agent or a Lender (as determined by Administrative Agent in its sole and absolute discretion) upon insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting an Indemnitor, all as though such payment had not been made.

j.	In the event that an Indemnitor shall advance or become obligated to pay any sums under this Indemnity or in connection with the obligations hereunder or in the event that for any reason whatsoever Borrower, any other Indemnitor or any subsequent owner of the Property or any part thereof is now, or shall hereafter become, indebted to such Indemnitor, such Indemnitor agrees that (i) the amount of such sums and of such indebtedness and all interest thereon shall at all times be subordinate as to lien, the time of payment and in all other respects to all sums, including principal and interest and other amounts, at any time owed to Administrative Agent or any Lender under the Loan Documents, and (ii) after the occurrence and during the continuance of an Event of Default, such Indemnitor shall not be entitled to enforce or receive payment thereof until all principal, interest and other sums due pursuant to the Loan Documents have been paid in full. Nothing herein contained is intended or shall be construed to give such Indemnitor any right of subrogation in or under the Loan Documents or any right to participate in any way therein, or in the right, title or interest of Administrative Agent or any Lender in or to any collateral for the Loans, notwithstanding any payments made by such Indemnitor under this Indemnity, until the actual and irrevocable receipt by Administrative Agent and the Lenders of payment in full of all principal, interest and other sums due with respect to the Loans or otherwise payable under the Loan Documents. If any amount shall be paid to such Indemnitor on account of such subrogation rights at any time when any such sums due and owing to Administrative Agent or any Lender shall not have been fully paid, such amount shall be paid by such Indemnitor to Administrative Agent for credit and application against such sums due and owing to Administrative Agent or any Lender.

k.	Each Indemnitor’s obligations hereunder shall survive a foreclosure, deed-in-lieu of foreclosure or similar proceeding involving any portion of the Property and the exercise by Administrative Agent and the Lenders of any of all of their remedies pursuant to the Loan Documents.

12.	Entire Agreement/Amendments. This instrument represents the entire agreement between the parties with respect to the subject matter hereof. The terms of this Indemnity shall not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by Administrative Agent and Indemnitor.

13.	Successors and Assigns. This Indemnity shall be binding upon each Indemnitor, and each Indemnitor’s estate, heirs, personal representatives, successors and assigns, may not be assigned or delegated by any Indemnitor and shall inure to the benefit of Administrative Agent and any of its successors and assigns as Administrative Agent under the Credit Agreement and the Lenders and any of their permitted assigns under the Credit Agreement.

14.	Applicable Law and Consent to Jurisdiction.

a.	This Agreement shall be construed in accordance with and governed by the law of the State of New York pursuant to Section 5-1401 of the General Obligations Law of the State of New York.

b. Each Indemnitor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Indemnity, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a non-appealable final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Indemnity shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Indemnity against any Indemnitor or its properties in the courts of any jurisdiction.

c.	Each Indemnitor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in the first sentence of paragraph (b) of this Section 14. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

15.	Section Headings. The headings of the sections and paragraphs of this Indemnity have been inserted for convenience of reference only and shall in no way define, modify, limit or amplify any of the terms or provisions hereof.

16.	Severability. Any provision of this Indemnity which may be determined by any competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Indemnitor hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

17.

WAIVER OF TRIAL BY JURY. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDEMNITY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT

SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS INDEMNITY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

18.	Independent Obligations. The obligations of each Indemnitor under this Indemnity are separate and apart from, and in addition to, the other obligations under the Loan Documents. The liability of each Indemnitor under this Indemnity shall not be limited to or measured by the amount of the other obligations under the Loan Documents or any part thereof or the value of the Property. Each Indemnitor shall be fully and personally liable for all obligations of such Indemnitor under this Indemnity and a separate action may be brought and prosecuted against the Indemnitors or any of them under this Indemnity.

19.	Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given in accordance with Section 9.01 of the Credit Agreement. Notices to a Guarantor shall be sent to it at c/o Getty Realty Corp., 125 Jericho Turnpike, Jericho, New York 11753, Attention of Chief Financial Officer (Telecopy No. (516) 478-5403 with copies to: (x) Getty Realty Corp., 125 Jericho Turnpike, Jericho, New York 11753, Attention Chief Legal Officer (Telecopy No. (516) 478-5490 and (y) DLA Piper LLP (US), 203 N. LaSalle Street, Suite 1900, Chicago, Illinois 60601, Attention: James M. Phipps, Esq. (Telecopy No. (312) 251¬5735)]; provided that the failure to deliver a copy under (y) above shall not affect the effectiveness of the delivery of such notice or other communication to such Guarantor.

20.	Indemnitors’ Receipt of Loan Documents. Each Indemnitor, by its execution hereof, acknowledges receipt of true copies of all of the Loan Documents, the terms and conditions of which are hereby incorporated herein by reference.

21.	Interest; Expenses.

a.	If any Indemnitor fails to pay all or any sums due hereunder upon demand by Administrative Agent, the amount of such sums payable by Indemnitor to Administrative Agent shall bear interest from the date of demand until paid at the interest rate of 2% plus the rate applicable to ABR Loans.

b.	Each Indemnitor hereby agrees to pay all reasonable out-of-pocket costs, charges and expenses, including reasonable attorneys’ fees and disbursements, that may be incurred by Administrative Agent or any Lender in enforcing any covenants, agreements, obligations under this Indemnity.

22.	Joint and Several Obligations. If the Indemnitors consist of more than one Person, each such Person shall have joint and several liability for the obligations of Indemnitor hereunder.

23.	Specific Limitation on Indemnity and Indemnity Obligations. Indemnitor and Administrative Agent hereby confirm that it is the intention of each Indemnitor and Administrative Agent that this Indemnity not constitute a fraudulent transfer or fraudulent conveyance (a “Fraudulent Conveyance”) under the Bankruptcy Code, the Uniform Fraudulent Conveyance Act or any other debtor relief law or insolvency law (whether statutory, common law, case law or otherwise) or any jurisdiction whatsoever (collectively, the “Bankruptcy Laws”). To give effect to the foregoing intention of the Indemnitors and Administrative Agent, each of such parties hereby irrevocably agrees that the obligations hereunder shall be limited to (but shall not be less than) such maximum amount as will, after giving effect to the maximum amount of such obligations and all other liabilities (whether contingent or otherwise) of the Indemnitors that are relevant under such Bankruptcy Laws, result in the obligations of the Indemnitors hereunder not constituting a Fraudulent Conveyance under the Bankruptcy Laws, as of the date of execution and delivery of this Indemnity

24.	Additional Indemnitors. At such time following the date hereof as to any new Person who desires, or is otherwise required pursuant to the Credit Agreement, to become an Indemnitor under this Indemnity (a “Joinder Indemnitor”), such Joinder Indemnitor shall execute and deliver to the Lender a joinder agreement substantially in the form of Exhibit J to the Credit Agreement (a “Joinder Agreement”), signifying its agreement to be bound by the provisions of this Indemnity as an Indemnitor to the same extent as if such Joinder Indemnitor had originally executed this Indemnity as of the date hereof. Each of the other Indemnitors hereby consents to the execution and delivery of such Joinder Agreement without any further notice or consent of such Indemnitor.

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IN WITNESS WHEREOF, Indemnitor has executed this Indemnity as of the date first above written.

BORROWER:

GETTY REALTY CORP.

By:
Name:	David B. Driscoll
Title:	President and Chief Executive Officer

[signatures continue on following page]

GUARANTORS:

GETTY PROPERTIES CORP.

GETTY TM CORP.

AOC TRANSPORT, INC.

GETTYMART INC.

LEEMILT’S PETROLEUM, INC.

SLATTERY GROUP INC.

GETTY HI INDEMNITY, INC.

GETTY LEASING, INC.

GTY NY LEASING, INC.

GTY MA/NH LEASING, INC.

By:
Name:	David B. Driscoll
Title:	President and Chief Executive Officer

POWER TEST REALTY COMPANY LIMITED PARTNERSHIP

By: Getty Properties Corp., its General Partner

By:
Name:	David B. Driscoll
Title:	President and Chief Executive Officer

Schedule I

GETTY PROPERTIES CORP.

POWER TEST REALTY COMPANY LIMITED PARTNERSHIP

GETTY TM CORP.

AOC TRANSPORT, INC.

GETTYMART INC.

LEEMILT’S PETROLEUM, INC.

SLATTERY GROUP INC.

GETTY HI INDEMNITY, INC.

GETTY LEASING, INC.

GTY NY LEASING, INC.

GTY MA/NH LEASING, INC.

EXHIBIT L

[RESERVED]

L-1

EXHIBIT M

FORM OF EQUITY PLEDGE

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (this “Security Agreement”), dated as of March [            ], 2012 is by GETTY REALTY CORP., a Maryland corporation (the “Borrower”), and the parties identified in Schedule I attached hereto (the “Guarantors”, and, together with the Borrower, each a “Pledgor” and collectively, the “Pledgors”), for the benefit of JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders referenced below (in such capacity, the “Administrative Agent”).

RECITALS

(a) Reference is made to that certain Amended and Restated Credit Agreement, dated as of the date hereof (as it hereafter may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower, the lenders party thereto (the “Lenders”) and the Administrative Agent, pursuant to which the Lenders have agreed to make loans to the Borrower in the aggregate principal amount of up to $175,000,000 (the “Loans”), subject to the terms and conditions of the Credit Agreement. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

(b) The Pledgors own 100% of the Equity Interests of certain entities, as described in Schedule II attached hereto (the “Subsidiaries”).

(c) The Pledgors have agreed to secure their respective obligations, liabilities and indebtedness under the Credit Agreement and the other Loan Documents by a pledge and security interest in their respective Equity Interests in the Subsidiaries (collectively, the “Pledged Interests”), pursuant to the terms of this Security Agreement.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Pledge of Collateral. Each Pledgor does hereby convey, transfer, assign, set over, hypothecate and grant unto the Administrative Agent, on behalf of the Lenders, as security for all of the obligations, liabilities and indebtedness of every nature of such Pledgor from time to time owing to the Administrative Agent or any Lender under or in connection with the Credit Agreement, the Guaranty or any other Loan Document to which such Pledgor is a party, including principal, interest, fees (including fees of counsel), and expenses whether now or hereafter existing under the Loan Documents (collectively, the “Obligations”), a continuing security interest in the Collateral (as such term is hereinafter defined).

2. Collateral. For the purpose of this Security Agreement, “Collateral” shall mean all of each Pledgor’s right, title and interest in, to and under the Pledged Interests, whether now owned or hereafter acquired, together with all other rights, interests, claims and other property of such Pledgor in any manner arising by virtue of such Pledgor’s ownership of the Pledged Interests in the Subsidiaries, whether such rights, interest, claims or other property are now owned or hereafter acquired by such Pledgor, whatever their respective kind or character, whether they are tangible or intangible property, whether certificated or uncertificated, and wheresoever they may exist or be located, including, without limitation, now owned or hereafter acquired by such Pledgor and in any manner arising by virtue of such Pledgor’s ownership of the Pledged Interests and further including, without limitation, all of the rights of such Pledgor (whether now owned or hereafter acquired) to: (a) capital of, profits of (in each case whether or not distributed) and distributions of or from such Pledgor’s Subsidiaries, whether cash or non-cash, and whether prior to or in connection with the liquidation of any such Subsidiary; (b) proceeds of sale, recoveries, and all other rights, powers, property and remedies of such Pledgor with respect to any of the foregoing or with respect to its interest in any Subsidiary; (c) access to the books and records of such Pledgor’s Subsidiaries and to other information concerning or affecting such Pledgor’s Subsidiaries; (d) the certificates and instruments now or hereafter representing the Pledged Interests, if any; (e) all of the interest of such Pledgor as owner of the Equity Interests in any successor to such Pledgor’s Subsidiaries, whether such successor is a continuation of the applicable Subsidiary or a reformation thereof, or otherwise, together with all other property which, absent this assignment would, now or hereafter, be distributable or distributed, transferable or transferred, payable or paid, or deliverable or delivered to such Pledgor as owner of the shares of capital stock or partnership interests, as applicable, of the applicable Subsidiary or by any such successor, whether at any time prior to, or in connection with, or after the liquidation a Subsidiary, including, without limitation, securities, property, interest, dividends, distributions of cash, distributions of property in kind and other payments and distributions issued as an addition to, in redemption of, in renewal or exchange for, in substitution or upon conversion of, or otherwise on account of, the Pledged Interests (collectively, the “Distributions”); and (f) all proceeds, whether cash proceeds or non-cash proceeds (as such terms are defined in the New York Uniform Commercial Code, as applicable), and products of any and all of the foregoing.

3. Delivery to Administrative Agent. Each Pledgor shall deliver to the Administrative Agent (i) simultaneously with or prior to the execution and delivery of this Security Agreement, (x) all certificates representing its respective Collateral, if any, and (y) stock powers in blank for each of its Subsidiaries which is a corporation in the form of Exhibit A attached hereto and (ii) promptly upon the receipt thereof by or on behalf of such Pledgor, all other certificates and instruments constituting Collateral of such Pledgor, if any. Prior to delivery to the Administrative Agent, all such certificates and instruments constituting Collateral of such Pledgor shall be held in trust by such Pledgor on behalf of the Administrative Agent for the benefit of the Administrative Agent pursuant hereto. All such other certificates and instruments shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, in form and substance reasonably satisfactory to the Administrative Agent.

4. Distributions/Management. Each Pledgor hereby authorizes and directs its Subsidiaries, upon receipt of written notice from the Administrative Agent that an Event of Default has occurred and is continuing under this Security Agreement, to distribute, transfer, pay and deliver any and all Distributions to the Administrative Agent, at such address as it may direct, at such time and in such manner as such Distributions would otherwise be distributed, transferred, paid or delivered to such Pledgor. Notwithstanding any of the foregoing, unless and until there occurs and is continuing an Event of Default hereunder, the Administrative Agent agrees to forbear in exercising its right to the Distributions or any of its other rights granted under this Security Agreement, and each Pledgor shall have the right to receive all Distributions and retain and enjoy the same, free and clear of the Lien hereby created and to exercise all rights of such Pledgor in and its respective Subsidiaries. Upon or at any time after the occurrence of an Event of Default and during the continuance thereof, the Administrative Agent, at its option to be exercised in its sole discretion, may under the terms of this Security Agreement require the Subsidiaries to pay all Distributions to the Administrative Agent. The Subsidiaries shall be entitled to conclusively rely on such notice and pay all Distributions to the Administrative Agent and shall have no liability to the Pledgors for any loss or damage any Pledgor may incur by reason of said reliance. Without limiting the foregoing, unless an Event of Default shall have occurred and be continuing, nothing herein shall entitle the Administrative Agent to interfere, directly or indirectly, in the management or administration of the business or affairs of the Subsidiaries.

5. No Assumption. Notwithstanding any of the foregoing, whether or not an Event of Default shall have occurred hereunder and whether or not the Administrative Agent elects to foreclose on the security interest in the Collateral as set forth herein, neither the execution of this Security Agreement, receipt by the Administrative Agent of any Pledgor’s rights, title and interests in and to the Distributions, now or hereafter due to such Pledgor from any Subsidiary, nor the Administrative Agent’s foreclosure of the security interest in the Collateral, shall in any way be deemed to obligate the Administrative Agent to assume any of such Pledgor’s obligations, duties, expenses or liabilities under the articles of incorporation and by-laws or limited partnership agreement, as applicable, of such Subsidiary as presently existing or as hereafter amended (collectively, the “Organizational Documents”), or under any and all other agreements with respect to the Collateral now existing or hereafter drafted or executed (collectively, the “Subsidiary Obligations”), unless the Administrative Agent otherwise expressly agrees to assume any or all of the Subsidiary Obligations in writing. In the event of any foreclosure by the Administrative Agent, the applicable Pledgor shall remain bound and obligated to perform the Subsidiary Obligations and the Administrative Agent shall not be deemed to have assumed any of such Subsidiary Obligations except as provided in the preceding sentence.

6. Indemnification. Each Pledgor hereby agrees to indemnify, defend and hold the Administrative Agent, each Lender, and their respective successors and assigns harmless from and against any and all damages, losses, claims, costs or expenses (including reasonable attorneys’ fees) and any other liabilities whatsoever that the Administrative Agent or any of its successors or assigns as Administrative Agent may incur by reason of this Security Agreement or by reason of any assignment of such Pledgor’s right, title and interest in and to any or all of the Collateral.

7. Representations, Warranties and Covenants. Each Pledgor makes the following representations, warranties and covenants:

(a) The Pledgors have delivered to the Administrative Agent a true and complete copy of the Organizational Documents, which Organizational Documents are currently in full force and effect and have not been amended or modified except as disclosed in writing.

(b) The Pledgors have the full right and title to the Collateral and the full power and authority to pledge, convey, transfer and assign their respective interests therein. Other than as may be permitted pursuant to the Credit Agreement, no Pledgor shall, without the prior written consent of the Administrative Agent, which consent may be granted or denied in the Administrative Agent’s sole discretion (together with any Lender approval required under the Credit Agreement), convey, transfer, assign, set over or pledge to any party any of its interest in the Collateral. Each Pledgor agrees to warrant and defend its respective title to the Collateral and the security interest created by this Security Agreement against all claims of all Persons (other than the Administrative Agent, the Lenders and Persons claiming through the Administrative Agent or any Lender) and will maintain and preserve the Collateral and such security interest.

(c) Each Pledgor agrees that as the sole owner of the Equity Interests in the respective Subsidiaries, it will: (i) abide by, perform and discharge each and every obligation, covenant and agreement to be abided by, performed or discharged by a member under the terms of the respective Organizational Documents, at no cost or expense to the Administrative Agent, (ii) except as expressly provided to the contrary herein, not amend, modify, cancel or extend any of the terms of any of the respective Organizational Documents in any manner materially adverse to the Administrative Agent or the Lenders without the prior written consent of the Administrative Agent, (iii) not consent to the taking of any action by any of its respective Subsidiaries which would impair the value of the Collateral or violate the Credit Agreement without the prior written consent of the Administrative Agent (together with any Lender approval required under the Credit Agreement), (iv) not terminate any of the respective Organizational Documents, and (v) not waive any violation of any of the respective Organizational Documents by any other party thereto.

(d) Each Pledgor agrees that it shall not, without prior notification to the Administrative Agent, move or otherwise change its jurisdiction of formation.

(e) Except for financing statements filed or to be filed in favor of the Administrative Agent as secured party hereunder, there are no financing statements under the Uniform Commercial Code as in effect from time to time in the state of organization of its respective Subsidiaries, or under the Uniform Commercial Code of any other state, currently on file covering any or all of the Collateral and no Pledgor will, without the prior written consent of the Administrative Agent, until payment in full of all of the Obligations as provided under the Loan Documents and the return of all outstanding Letters of Credit for any Pledgor, if any, file in any public office, any enforceable financing statement or statements covering any or all of the Collateral, except financing statements filed or to be filed in favor of the Administrative Agent as secured party.

(f) From time to time, each Pledgor will execute and deliver to the Administrative Agent such additional documents and will provide such additional information and perform such additional acts as the Administrative Agent may reasonably require to carry out the terms of this Security Agreement, provided that such additional acts do not increase such Pledgor’s obligations or decrease its rights.

8. Events of Default. Each of the following shall constitute an “Event of Default” hereunder:

(a) Any Pledgor shall fail to observe or perform any term, covenant or agreement contained in Section 7 (other than Section 7(f)) of this Security Agreement; or

(b) Any Pledgor shall fail to perform or observe any other term, covenant or agreement on its part to be performed or observed pursuant to this Security Agreement and such failure shall have continued unremedied for a period of twenty (20) days after the Administrative Agent shall have provided notice thereof to such Pledgor; or

(c) Any representation or warranty of any Pledgor contained herein or in any certificate, report or notice delivered or to be delivered by a Pledgor pursuant hereto shall prove to have been incorrect or misleading in any material respect when made; or

(d) This Security Agreement shall cease to be in full force and effect as a result of any Pledgor’s default of its obligations hereunder or any Pledgor shall so assert or shall disavow any of its obligations hereunder; or

(e) The occurrence of an “Event of Default” under and as defined in the Credit Agreement.

9. Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default hereunder, the Administrative Agent may, at its option, do any one or more of the following:

(i) Declare an Event of Default under the Credit Agreement;

(ii) Either personally, or by means of a court appointed receiver, take possession of all or any of the Collateral and exclude therefrom any Pledgor and all others claiming under any Pledgor, and thereafter exercise all rights and powers of the Pledgors with respect to the Collateral or any part thereof. In the event the Administrative Agent demands, or attempts to take possession of the Collateral in the exercise of any rights under this Security Agreement, each Pledgor promises and agrees to promptly turn over and deliver complete possession thereof to the Administrative Agent;

(iii) Without notice to or demand upon any Pledgor, make such payments and do such acts as the Administrative Agent may reasonably deem necessary to protect the security interest in the Collateral, including, without limitation, paying, purchasing, contesting or compromising any encumbrance, charge or lien which is prior to or superior to the security interest granted hereunder, and in exercising any such powers or authority to pay all reasonable out-of-pocket expenses incurred in connection therewith;

(iv) Require any Pledgor to take all actions necessary to deliver such Collateral to the Administrative Agent, or an agent or representative designated by it; or

(v) Enforce this Security Agreement as herein provided or in any manner permitted by law, and exercise any and all of the rights and remedies granted to the Administrative Agent under the Loan Documents in connection with indebtedness secured hereby.

(b) The Administrative Agent shall give the Pledgors at least thirty (30) days prior written notice of the time and place of any public sale of the Collateral subject to this Security Agreement or other intended disposition thereto to be made. Such notice may be mailed to the Pledgors at the address set forth in this Security Agreement.

(c) The proceeds of any sale under Subsection 9(a) shall be applied as follows:

(i) To the payment of the reasonable out-of-pocket costs and expenses of retaking, holding and preparing for the sale and the selling of the Collateral (including reasonable legal expenses and attorneys’ fees) and the discharge of all assessments, encumbrances, charges or liens, if any, on the Collateral prior to the lien thereof (except any taxes, assessments, encumbrances, charges or liens subject to which such sale shall have been made); and

(ii) To the payment of the Obligations of such Pledgor under the Loan Documents.

(d) The Administrative Agent shall have the right to enforce one or more remedies hereunder, successively or concurrently, and such action shall not operate to estop or prevent the Administrative Agent from pursuing any further remedy which it may have.

(e) EACH PLEDGOR ACKNOWLEDGES THAT THE ADMINISTRATIVE AGENT OR THE LENDERS MAY BE UNABLE TO EFFECT A PUBLIC SALE OF ALL OR ANY PART OF THE COLLATERAL AND MAY BE COMPELLED TO RESORT TO ONE OR MORE PRIVATE SALES TO A RESTRICTED GROUP OF PURCHASERS WHO WILL BE OBLIGATED TO AGREE, AMONG OTHER THINGS, TO ACQUIRE THE COLLATERAL FOR THEIR OWN ACCOUNT, FOR INVESTMENT AND NOT WITH A VIEW TO THE DISTRIBUTION OR RESALE THEREOF. EACH PLEDGOR FURTHER ACKNOWLEDGES THAT ANY SUCH PRIVATE SALES MAY BE AT PRICES AND ON TERMS LESS FAVORABLE THAN THOSE OF PUBLIC SALES, AND AGREES THAT SUCH PRIVATE SALES SHALL BE DEEMED TO HAVE BEEN MADE IN A COMMERCIALLY REASONABLE MANNER AND THAT THE ADMINISTRATIVE AGENT AND LENDERS HAVE NO OBLIGATION TO DELAY SALE OF ANY COLLATERAL TO PERMIT THE ISSUER THEREOF TO REGISTER IT FOR PUBLIC SALE UNDER THE SECURITIES ACT OF 1933. EACH PLEDGOR AGREES THAT THE ADMINISTRATIVE AGENT AND LENDERS SHALL BE PERMITTED TO TAKE SUCH ACTIONS AS THE ADMINISTRATIVE AGENT AND LENDERS DEEM REASONABLY NECESSARY IN DISPOSING OF THE COLLATERAL TO AVOID

CONDUCTING A PUBLIC DISTRIBUTION OF SECURITIES IN VIOLATION OF THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AS NOW ENACTED OR AS THE SAME MAY IN THE FUTURE BE AMENDED, AND ACKNOWLEDGES THAT ANY SUCH ACTIONS SHALL BE COMMERCIALLY REASONABLE.

10. Further Documentation. Each Pledgor hereby agrees to execute and deliver, from time to time, one or more financing statements and such other instruments as may be required to perfect the security interest created hereby, including any continuations or amendments of such financing statements, and pay the cost of filing or recording the same in the public records specified by the Administrative Agent.

11. Authorization and Power of Attorney. Each Pledgor hereby authorizes the Administrative Agent to and/or file or record, if necessary, any financing statement on its behalf to perfect or continue the security interest created hereby. Each Pledgor acknowledges and agrees that the exercise by the Administrative Agent of its rights under this Section 11 and the admission of the Administrative Agent or any successor of the Administrative Agent to the Subsidiaries will not be deemed a satisfaction of the amounts owed the Administrative Agent unless the Administrative Agent so elects in writing.

12. Governing Law; Waiver of Jury Trial; Consent to Jurisdiction. This Security Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with the law of the State of New York pursuant to Section 5-1401 of the General Obligations Law of the State of New York. The provisions of the Credit Agreement relating to submission to jurisdiction, waiver of jury trial and venue are hereby incorporated by reference herein and made applicable to each Pledgor, the Administrative Agent and the Lenders, mutatis mutandis.

13. Successors in Interest. This Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Pledgor and its respective successors and assigns and shall inure, together with the rights and remedies of the Administrative Agent, to the benefit of the Administrative Agent for the benefit of the Lenders and their successors and permitted assigns under the Credit Agreement; provided, however, that no Pledgor may assign its rights or delegate its duties hereunder without the prior written consent of the Administrative Agent. To the fullest extent permitted by law, each Pledgor hereby releases the Administrative Agent, the Lenders, and their respective successors and permitted assigns, from any liability for any act or omission relating to this Security Agreement or the Collateral (except for any liability arising from the gross negligence or willful misconduct of such party).

14. Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given in accordance with Section 9.01 of the Credit Agreement. Notices to a Guarantor shall be sent to it at c/o Getty Realty Corp., 125 Jericho Turnpike, Jericho, New York 11753, Attention of Chief Financial Officer (Telecopy No. (516) 478-5403 with copies to: (x) Getty Realty Corp., 125 Jericho Turnpike, Jericho, New York 11753, Attention Chief Legal Officer (Telecopy No. (516) 478-5490 and (y) DLA Piper LLP (US), 203 N. LaSalle Street, Suite 1900, Chicago, Illinois 60601, Attention: James M. Phipps, Esq. (Telecopy No. (312) 251¬5735)]; provided that the failure to deliver a copy under (y) above shall not affect the effectiveness of the delivery of such notice or other communication to such Guarantor.

15. Consent of Pledgors. Each Pledgor consents to the exercise by the Administrative Agent of any rights of such Pledgor in accordance with the provisions of this Security Agreement.

16. Severability. Every provision of this Security Agreement is intended to be severable. In the event any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions thereof, which terms and provisions shall remain binding and enforceable.

17. Amendment. This Security Agreement may be modified or rescinded only by a writing expressly relating to this Security Agreement and signed by all of the parties.

18. Counterparts. This Security Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart.

19. Release of Pledgors’ Obligations. Upon the satisfaction in full of all of the Obligations (excluding contingent indemnification obligations to the extent no unsatisfied claim giving rise thereto has been asserted) and termination of the Commitments, this Security Agreement (and the security interest created hereby) shall terminate and all rights to the Collateral shall revert to the respective Pledgor, upon which, the Administrative Agent shall (i) return to each Pledgor such of its respective Collateral (together with all blank powers or other instruments of transfer or assignment) as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (ii) execute and deliver to each Pledgor such documents as such Pledgor shall reasonably request to evidence such termination.

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IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first above written.

PLEDGORS:

GETTY REALTY CORP., a Maryland corporation

By:
Name:	David B. Driscoll
Title:	President and Chief Executive Officer

GETTY PROPERTIES CORP., a Delaware corporation

By:
Name:	David B. Driscoll
Title:	President and Chief Executive Officer

GETTY TM CORP., a Maryland corporation

By:
Name:	David B. Driscoll
Title:	President and Chief Executive Officer

[signatures continue on following page]

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

SCHEDULE I

Guarantors Party Hereto

1.	Getty Properties Corp.

2.	Getty TM Corp.

SCHEDULE II

Subsidiaries

Name of Subsidiary	Subsidiary’s Jurisdiction	Pledgor(s)/Owner(s) and Ownership Interest

Getty Properties Corp.	Delaware	Getty Realty Corp. (100%)

Getty TM Corp.	Maryland	Getty Realty Corp. (100%)

AOC Transport, Inc.	Delaware	Getty Properties Corp. (100%)

GettyMart Inc.	Delaware	Getty Properties Corp. (100%)

Leemilt’s Petroleum, Inc.	New York	Getty Properties Corp. (100%)

Slattery Group Inc.	New Jersey	Getty Properties Corp. (100%)

Getty HI Indemnity, Inc.	New York	Getty Properties Corp. (100%)

Getty Leasing, Inc.	Delaware	Getty Properties Corp. (100%)

GTY NY Leasing, Inc.	Delaware	Getty Properties Corp. (100%)

GTY MA/NH Leasing, Inc.	Delaware	Getty Properties Corp. (100%)

Getty Realty Corp. REIT Qualification Trust	Maryland	Getty TM Corp. (100%)

Power Test Realty Company Limited Partnership	New York	Getty Realty Corp. (100% of limited partnership interests) Getty Properties Corp. (100% of general partnership interests)

EXHIBIT A

FORM OF STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto             all of the capital stock of             , a corporation organized under the laws of             (the “Company”), standing in the undersigned’s name on the books of the Company represented by Certificate(s) No.(s) [            ] herewith, and does hereby irrevocably constitute and appoint             as its attorney-in-fact to transfer said stock on the books of the Company with full power of substitution in the premises.

Dated:

[                                             ],

  a  [                    ]

By:

     Name:

     Title:

EXHIBIT N

FORM OF DEPOSIT ACCOUNT CONTROL AGREEMENT

N-1

EXHIBIT O

FORM OF GENERAL ASSIGNMENT

GENERAL ASSIGNMENT AND SECURITY AGREEMENT

THIS GENERAL ASSIGNMENT AND SECURITY AGREEMENT (this “Agreement”), given this [        ] day of March, 2012, made by GETTY REALTY CORP., a Maryland corporation (“Borrower”), the parties identified in Schedule I attached hereto (the “Guarantors”, and together with the Borrower, each an “Assignor” and collectively, the “Assignors”), to JPMORGAN CHASE BANK, N.A. as administrative agent on behalf of certain lenders (as defined below) (together with its successors and assigns, hereinafter referred to as “Administrative Agent”).

W I T N E S S E T H :

A. Pursuant to that certain Amended and Restated Credit Agreement dated as of the date hereof (as the same may be amended, modified, supplemented or replaced from time to time, the “Credit Agreement”), among Borrower, Administrative Agent and certain lenders party thereto (each, a “Lender”, and collectively, the “Lenders”), the Lenders have agreed to make loans to Borrower in the aggregate principal amount of up to $175,000,000 (the “Loans”), subject to the terms and conditions of the Credit Agreement. Capitalized terms used herein and not herein defined shall have the meanings assigned to such terms in the Credit Agreement.

B. To induce the Lenders to make the Loan and to secure payment of the Debt, the Assignors have agreed to the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the sum of Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Assignment, Pledge and Security Interest. Each Assignor hereby absolutely grants a first lien on and security interest in, and hereby assigns, pledges, transfers and sets over to Administrative Agent (on behalf of the Lenders) as additional security for the payment of the principal amount of the Loans, all interest accrued and unpaid thereon, and all due and unpaid fees and other sums due to the Administrative Agent or the Lenders with respect to the Loans or under any Loan Document (collectively, the “Debt”), all of such Assignor’s right, title and interest in and to the following:

(a) that certain Promissory Note made by CPD NY Energy Corp., a New York corporation (“CPD”), as payor, in favor of GTY NY Leasing, Inc., a Delaware corporation (“GTY NY Assignor”), as payee, dated as of January 13, 2011, in the aggregate principal amount of $18,400,000 (as the same may be amended, modified and in effect from time to time, the “CPD Note”);

(b) all rights of such Assignor under all other loan or security documents executed in connection with the loan granted to CPD by GTY NY Assignor, including, without limitation, the items described in Exhibit A attached hereto, as any of the same may hereafter be amended, restated, replaced, supplemented or otherwise modified from time to time (together with the CPD Note, the “CPD Documents”), or under any other agreement or instrument relating to the CPD Documents, including, without limitation, (i) all rights of such Assignor to receive moneys under the CPD Note due and to become due under or pursuant to the CPD Documents, (ii) all claims of such Assignor for damages arising out of or for breach of or default under a CPD Document, and (iii) any right of such Assignor to perform thereunder and to compel performance and otherwise exercise all rights and remedies thereunder;

(c) all rights of such Assignors under all other loan or security documents executed in connection with any loans made by such Assignor to any Person that is not an Affiliate of such Assignor after the date hereof, as any of the same may hereafter be amended, restated, replaced, supplemented or otherwise modified from time to time (the “Other Loan Documents”), or under any other agreement or instrument relating to the Other Loan Documents, including, without limitation, (i) all rights of such Assignor to receive moneys under any promissory note due and to become due under or pursuant to the Other Loan Documents, (ii) all claims of such Assignor for damages arising out of or for breach of or default with respect to the Other Loan Documents, and (iii) any right of such Assignor to perform thereunder and to compel performance and otherwise exercise all rights and remedies thereunder;

(d) all of such Assignor’s right, title and interest in, to and under the documents, contracts, instruments, plans, permits, licenses, approvals, applications, trade names, insurance policies, equipment leases, purchase and sale agreements, environmental indemnification agreements, property management agreements, asset management agreements, development agreements and other instruments executed or existing with respect to the Properties, including, without limitation, the Ground Leases, or otherwise, and any amendments or modifications thereto or any replacements thereof executed during the term of the Notes, now in existence or hereafter executed by such Assignor or now in the possession of such Assignor or hereafter obtained by such Assignor (the items described in this subparagraph (c), the CPD Documents and the Other Loan Documents are, collectively, the “Documents”);

(e) all rights, powers, privileges, claims, remedies and causes of action of every kind which such Assignor now has or may in the future have with respect to or by reason of its interest in the Documents;

(f) all of such Assignor’s interest in all documents, instruments, chattel paper, escrows, claims, deposits, general intangibles and personal property as the foregoing terms are defined in the UCC (collectively, the “General Intangibles”);

(g) all accounts (including reserve accounts), maintained by such Assignor with the Administrative Agent, including the accounts listed in Exhibit B attached hereto (the “Accounts”), and all cash, checks, drafts, certificates, and instruments, if any, from time to time deposited or held in the Accounts from time to time including, without limitation, all deposits or wire transfers made to the Accounts; and

(h) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing (the items enumerated in the preceding subparagraphs (a) through (f) and in this subparagraph (g) being hereinafter collectively referred to as the “Collateral”).

2. Present Assignment; Delivery of the CPD Documents and Other Loan Documents.

(a) This Agreement is given to secure the Debt. The parties intend that this Agreement shall be a present, actual, absolute and unconditional assignment and shall, immediately upon execution, give Administrative Agent the right to assume Assignor’s interest in the Collateral. Notwithstanding the foregoing until the written revocation of such license by Administrative Agent following the occurrence and during the continuance of an Event of Default, the applicable Assignor shall have a license to utilize the Collateral in accordance with the terms thereof. If an Event of Default shall have occurred and be continuing and the written revocation of such license, such Assignor’s license mentioned in the immediately preceding sentence shall cease and terminate, without the execution of any further instrument or document or the taking of any other act on the part of Administrative Agent, and in such event, Administrative Agent shall be entitled to utilize the Collateral in Assignor’s place and stead, in the name of Assignor or otherwise.

(b) The CPD Note and the other CPD Documents shall be delivered to and held by or on behalf of the Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer endorsed by the applicable Assignor in blank, or assignments in blank, all in form and substance reasonably satisfactory to the Administrative Agent, including, without limitation, an allonge to the CPD Note in blank (the “Allonge”), in the form set forth on Exhibit C hereto, transferring all of GTY NY Assignor’s interest in the CPD Note in blank, duly executed by GTY NY Assignor and undated. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right, at any time, in its discretion, to transfer to or to register in the name of the Administrative Agent or its nominees any or all of the CPD Documents as additional Collateral for the Debt. In addition, the Administrative Agent shall have the right, at any time in its discretion upon the occurrence and during the continuance of an Event Default and without notice to GTY NY Assignor or any other Assignor, to transfer to, and to designate on the Allonge, any Person to whom the CPD Note is sold in accordance with the provisions hereof.

(c) In the event any Assignor makes a loan to any Person that is not an Affiliate of such Assignor after the date hereof, such Assignor shall immediately deliver to the Administrative an Allonge, in the form set forth on Exhibit C hereto, transferring all of such Assignor’s interest in the applicable note in blank, duly executed by such Assignor and undated. The provisions of subsection (b) above and the other rights and remedies set forth in this Agreement shall apply to any such future Allonge and the Other Loan Documents.

3. No Obligation of Administrative Agent or Lenders. Neither this Agreement nor any action or inaction on the part of Administrative Agent or any Lender shall constitute an assumption on the part of Administrative Agent or any Lender of any duty or obligation with respect to the Collateral, nor shall Administrative Agent or any Lender have any duty or obligation to make any payment to be made by an Assignor under the Collateral, or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts or the performance of any obligations which have been assigned to Administrative Agent or to which it may be entitled hereunder at any time or times. No action or inaction on the part of Administrative Agent or any Lender shall adversely affect or limit in any way the rights of Administrative Agent hereunder or under the Collateral, and neither Administrative Agent nor any Lender shall incur any liability on account of any action taken (or not taken) by Administrative Agent or on Administrative Agent’s behalf in connection with the Collateral in good faith, whether or not the same shall prove to be improper, inadequate or invalid, in whole or in part.

4. Indemnification; Expenses. Each Assignor shall, jointly and severally, indemnify and hold Administrative Agent and the Lenders harmless from and against any and all liabilities, losses and damages which Administrative Agent may incur by reason of this Agreement and any actions of Administrative Agent taken (or not taken) in connection with the Collateral, and from and against any and all claims and demands whatsoever which may be asserted against Administrative Agent by reason of any alleged obligations to be performed or discharged by Administrative Agent by reason of this Agreement, and the amount thereof, including reasonable out-of-pocket costs, expenses and reasonable attorneys’ fees and disbursements, together with interest on such amount, at the rate of interest of 2% plus the rate applicable to ABR Loans from the date such costs, expenses and fees were paid by Administrative Agent to the date of payment thereof to Administrative Agent by such Assignor, shall be secured hereby and by the other Loan Documents, and such Assignor shall reimburse Administrative Agent or such Lender, as applicable, therefor within twenty (20) days after demand, and upon the failure of Assignor to do so, the same shall be deemed an Event of Default for which Administrative Agent and Lenders shall be entitled to exercise any and all rights and remedies provided in the Loan Documents or at law or in equity; provided, however, that in no event shall Assignor be required to indemnify or hold harmless Administrative Agent or any Lender for any liabilities, losses or damages resulting from such Person’s bad faith, gross negligence or willful misconduct. It is further understood that this Agreement shall not operate to constitute Administrative Agent or any Lender as a lender in possession of the Properties, or to place responsibility for the control, care, management or repair of the improvements upon Administrative Agent or any Lender, nor shall it operate to make Administrative Agent or any Lender responsible or liable (as to the Assignors) for any waste committed with respect to the Properties and/or the improvements by any party, or for any Hazardous Substances placed upon or found at the Properties, or for any dangerous or defective condition of the improvements or for any negligence in the management, up-keep, repair or control of the improvements resulting in loss, injury, death or damage to any contractor, sub-contractor, licensee, invitee, employee, or other party, or for any other thing or matter whatsoever.

5. Covenants.

(a) Each Assignor shall remain liable to, and shall, perform all of its respective obligations under the CPD Documents and shall, at its sole cost and expense, enforce the CPD Documents in a commercially reasonable manner and comply in all material respects with all of its obligations under the CPD Documents and all the terms thereof. Promptly after becoming aware of any material default by any party under the CPD Documents, Assignor shall give Administrative Agent prompt notice of such material default.

(b) No Assignor shall take or omit to take any action, or do anything, or grant any consent, waiver or ratification, that may impair the value of the CPD Documents or the value of the Liens created, granted and/or confirmed herein with respect to the CPD Documents.

6. Event of Default; Remedies

(a) Upon the occurrence and during the continuance of an Event of Default, Administrative Agent shall be entitled to all of the rights, remedies, powers and privileges available to a secured party under the Uniform Commercial Code or other applicable law in any jurisdiction whose laws may apply. In addition, upon the occurrence and during the continuance of an Event of Default, all amounts payable under the CPD Note and the other CPD Documents shall be paid directly to the Administrative Agent for application to the Debt.

(b) This Agreement shall constitute a direction to and full authority to any person or entity which has contracted with or is a party to any of the Collateral, including, without limitation, CPD (collectively, the “Contracting Parties”, and individually, a “Contracting Party”) to perform its obligations under the Documents for the benefit of Administrative Agent upon written notice from Administrative Agent to any Contracting Party that an Event of Default under this Agreement has occurred and is continuing. In addition, Assignor agrees that it shall, promptly upon request of Administrative Agent following such Event of Default and during the continuance thereof, execute and deliver notices to the Contracting Parties directing that future performance of such Contracting Parties’ obligations be made at the direction of Administrative Agent. Assignors hereby irrevocably authorize each of the Contracting Parties to rely upon and comply with any such notice or demand by Administrative Agent for the performance by any such Contracting Party of its obligations under any Document for the benefit of Administrative Agent, and no Contracting Party shall have any right or duty to inquire whether an Event of Default has actually occurred, and no Assignor shall have the right to countermand its authorization herein to the Contracting Parties to perform for the benefit of Administrative Agent.

(c) Upon the occurrence and during the continuance of an Event of Default and upon notice to GTY NY Assignor, the Administrative Agent may cause the CPD Note to be sold, assigned or otherwise disposed, at such place or places as the Administrative Agent deems best, and for cash or on credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place thereof (except such notice as is required above or by applicable statute and cannot be waived) and the Administrative Agent or anyone else may be the purchaser, assignee or recipient of any or all of the CPD Note so disposed of at any public sale (or, to the extent permitted by law, at any private sale), and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of GTY NY Assignor or any other Assignor, any such demand, notice or right and equity being hereby expressly waived and released. Unless prohibited by applicable law, the Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In connection therewith, the Administrative Agent may cause the purchaser of the CPD Note to become the payee under the CPD Note to the extent the CPD Note is sold (in accordance with this subsection (c)), by inserting the effective date and the name of such purchaser as the assignee under the Allonge executed and delivered by GTY NY Assignor. The Administrative Agent shall not incur any liability as a result of the sale of the CPD Documents, or any part thereof, at any private sale pursuant to this subsection (c) conducted in a commercially reasonable manner. Each Assignor hereby waives any claims against the Administrative Agent arising by reason of the fact that the price at which the CPD Documents may have been sold at such a private sale was less than the price which might have been obtained at a public sale.

7. Representations and Warranties. Each Assignor represents and warrants that it has full right, power and authority to assign its respective interests in the Collateral assigned hereby, subject to the terms thereof, and that (a) to the knowledge of such Assignor, the CPD Documents in existence on the date hereof, are in full force and effect in accordance with their respective terms, (b) the Assignors have delivered to Administrative Agent true and complete copies of the CPD Documents in existence as of the date hereof, (c) except for previous assignments that have been released on or before the date hereof, neither the CPD Documents nor any part thereof has been assigned, pledged or encumbered by any Assignor except pursuant to this Agreement (and except as otherwise permitted thereby), (d) to the best of such Assignor’s knowledge and belief, no default or event of default by any party which remains uncured beyond the expiration of any applicable grace or notice period has occurred and is continuing under the CPD Documents, and (e) to the best of such Assignor’s knowledge and belief, none of the obligors under the CPD Documents has any defense, set-off or counterclaim against Assignor to the performance of any obligations of such obligors.

8. Further Assurances. Each Assignor, at such Assignor’s expense, shall execute and deliver all such instruments and take all such action as the Administrative Agent, from time to time, may reasonably request in order to obtain the full benefits of this Agreement and of the rights and powers herein created and to maintain and perfect the security interest granted in this Agreement. To the extent permitted by law, each Assignor irrevocably authorizes Administrative Agent, at the expense of such Assignor, to file financing statements and continuation statements with respect to the Collateral without the signature of such Assignor.

9. Miscellaneous.

(a) Wherever there is any conflict or inconsistency between any terms or provisions of this Agreement and the Credit Agreement, the terms and provisions of the Credit Agreement shall control.

(b) All rights and remedies herein conferred may be exercised whether or not foreclosure proceedings are pending under any Mortgage or any other action or proceeding has been commenced under any of the other Loan Documents. Administrative Agent shall not be required to resort first to the security of this Agreement before resorting to the security of any Mortgage or any of the other Loan Documents and Administrative Agent may exercise the security hereof or thereof concurrently or independently and in any order of preference.

(c) This Agreement shall automatically terminate (and the Collateral reassigned to Assignor) upon the satisfaction in full of the Debt.

(d) All notices, demands, consents, or requests which are either required or desired to be given or furnished hereunder shall be sent and shall be effective in the manner set forth in the Credit Agreement.

(e) The provisions of this Agreement shall be binding upon each Assignor, its respective successors and assigns, and all Persons claiming under or through any Assignor or any such successor or assign, and shall inure to the benefit of and be enforceable by the Administrative Agent and its successors and assigns as Administrative Agent under the Credit Agreement.

(f) This Agreement shall constitute a security agreement for all purposes under the Uniform Commercial Code as in effect in the state where the Collateral is located.

(g) This Agreement shall be governed by and construed according to the laws, from time to time in effect, of the State of New York pursuant to Section 5.1401 of the General Obligations Law of the State of New York.

(h) Neither this Agreement nor any provision hereof may be changed, waived or terminated orally, but only by an instrument in writing signed by Administrative Agent and the Assignors.

(i) If any of the provisions of this Agreement, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such provision or provisions to persons or circumstances other than those to whom or which it is held invalid or unenforceable, shall not be affected thereby and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

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IN WITNESS WHEREOF, Assignor has duly executed this instrument as of the day and year first above written.

GETTY REALTY CORP.

By:
Name:	David B. Driscoll
Title:	President and Chief Executive Officer

GETTY PROPERTIES CORP.

GETTY TM CORP.

AOC TRANSPORT, INC.

GETTYMART INC.

LEEMILT’S PETROLEUM, INC.

SLATTERY GROUP INC.

GETTY HI INDEMNITY, INC.

GETTY LEASING, INC.

GTY NY LEASING, INC.

GTY MA/NH LEASING, INC.

By:
Name:	David B. Driscoll
Title:	President and Chief Executive Officer

POWER TEST REALTY COMPANY LIMITED PARTNERSHIP By: Getty Properties Corp., its General Partner

By:
Name:	David B. Driscoll
Title:	President and Chief Executive Officer

SCHEDULE I

1.	Getty Properties Corp.

2.	Power Test Realty Company Limited Partnership

3.	Getty TM Corp.

4.	AOC Transport, Inc.

5.	GettyMart Inc.

6.	Leemilt’s Petroleum, Inc.

7.	Slattery Group Inc.

8.	Getty HI Indemnity, Inc.

9.	Getty Leasing, Inc.

10.	Gty NY Leasing, Inc.

11.	Gty MA/NH Leasing, Inc.

EXHIBIT A

CPD Documents

1.	Promissory Note made by CPD NY Energy Corp., a New York corporation (“CPD”), as payor, in favor of GTY NY Leasing, Inc., a Delaware corporation (“GTY NY Assignor”), as payee, dated as of January 13, 2011, in the aggregate principal amount of $18,400,000

2.	Loan Agreement between CPD, as borrower, and GTY NY Assignor, as lender, dated as of January 13, 2011

3.	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, between CPD, as mortgagor, and GTY NY Assignor, as mortgagee, dated as of January 13, 2011.

4.	Continuing Guaranty (Loan) made by Ahmed Jamal, Salah AlJamal, Saleh El EJamal, Khalil ElJamal, CPD Properties NY, LLC, Chestnut Mars, Inc., Chestnut Mart of Dolson, Inc., Chestnut Mart of Fishkill, Inc., Chestnut Mart of Highland, Inc., Chestnut Mart of Montgomery, Inc., Chestnut Mart of Newburgh, Inc., Chestnut Mart of Norwalk, Inc., Chestnut Mart of Pleasant Valley, Inc., Greenburgh Food Mart, Inc., Hyde Park Food Mart, Inc., LaGrange Food Mart, Inc., Middletown Food Mart, Inc., Milan Food Mart, Inc., Monroe Food Mart 123, Inc., Yorktown Food Mart, Inc., CPD Energy Corp., NY1MS, Inc., NJMS, Inc., Petropeneur Brothers, Inc., Chestnut Rite Stop, Inc., Chestnut Star Mart, Inc., Chestnut Mart of Gardiner, Inc., Super Pumper, Inc., Chestnut Mart of POK, Inc., CPD Properties, Inc., Chestnut Service Center, Inc., CPD Group Management Corp., Chestnut Petroleum Dist, Inc. and CPD Parent Properties, LLC (the “CPD Guarantors”), as guarantors, in favor of GTY NY Assignor, dated January 13, 2011

5.	Hazardous Substances Indemnity Agreement made by CPD and the CPD Guarantors, as indemnitors, in favor of GTY NY Assignor

6.	UCC-1 Financing Statements

7.	Lender’s Title Policy No. M-8912-924667, issued by Stewart Title Insurance Company

8.	Legal Opinion Letter, dated January 17, 2011, from Block, Janney & Pascal, LLC

9.	Legal Opinion Letter, dated January 13, 2011, from Pillsbury Winthrop Shaw Pittman LLP

EXHIBIT B

Accounts

Holder of Account	Account Number(s)

Getty Realty Corp.	1. 893-141496

2. 777-243326

3. 428-60060

4. 300-3608605

Getty Properties Corp.	1. 893-110612

2. 210-004061

3. 615-765904

Leemilt’s Petroleum, Inc.	210-006145

Slattery Group Inc.	109-024265

Power Test Realty Company Limited Partnership	210-019433

GettyMart Inc.	857-100890

EXHIBIT C

FORM OF ALLONGE TO NOTE

This Allonge is attached to that certain Promissory Note, dated [January 13, 2011], in the original principal amount of [EIGHTEEN MILLION FOUR HUNDRED THOUSAND and 00/100 Dollars ($[18,400,000.00])], by [CPD NY Energy Corp.], to the order of [GTY NY Leasing, Inc.]

Pay to the order of                                 . This Allonge to Note is made without recourse and without any representation or warranty of any kind whatsoever, express or implied, or by operation of law or otherwise.

Dated: As of             , 201     (the “Effective Date”).

[GTY NY LEASING, INC.], a Delaware corporation

By:
Name: David B. Driscoll
Title: President and Chief Executive Officer